Exhibit 10.2

EXECUTION VERSION

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

BRICKMAN PARENT L.P.

CONFIDENTIAL

IRS Circular 230 Disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any tax advice contained in this communication (including any enclosures) was not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under federal, state or local tax law or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

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Schedules

Schedule I	Register of Partners
Schedule II	Management Limited Partners with certain rights

Exhibits

Exhibit A	Definitions
Exhibit B	Form of Addendum Agreement
Exhibit C	Form of Spousal Agreement

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SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

BRICKMAN PARENT L.P.

This SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of BRICKMAN PARENT L.P. (together with its successors and assigns, the “Partnership”), dated as of June 30, 2014 (as amended or restated from time to time, the “Agreement”), is being entered into by and among BRICKMAN GP, LLC, a Delaware limited liability company, as General Partner (together with any other general partner substituted therefor in accordance with the provisions of this Agreement, the “General Partner”) and the Limited Partners listed on Schedule I attached hereto and such other Persons as shall hereinafter become Limited Partners as hereinafter provided.

RECITALS

WHEREAS, the Partnership was formed as a Delaware limited partnership on November 26, 2013 pursuant to a certificate of limited partnership (the “Certificate of Limited Partnership”), which was executed by the General Partner and filed for recordation in the office of the Secretary of State of the State of Delaware on such date;

WHEREAS, the Partnership owns all of the outstanding Capital Stock of Brickman Acquisition Holdings, Inc. (f/k/a Garden Acquisition Holdings, Inc.), a Delaware corporation (“Acquiror”); Acquiror became the sole member of BG Holding LLC, a Delaware limited liability company; and BG Holding LLC subsequently merged with and into The Brickman Group Ltd. LLC with The Brickman Group Ltd. LLC surviving the merger (the “Company”), pursuant to that certain Agreement and Plan of Merger (the “Brickman Merger Agreement”), dated as of November 10, 2013, by and among Acquiror, Garden Merger Sub, LLC, a Delaware limited liability company, the Company and Leonard Green & Partners, L.P., a Delaware limited partnership, solely in its capacity as the initial Holder Representative, as amended by that certain First Amendment to Agreement and Plan of Merger dated, as of November 22, 2013 (the “Brickman Transaction”);

WHEREAS, the parties to the Partnership Agreement, dated as of November 26, 2013 (the “Original Partnership Agreement”) amended and restated the Original Partnership Agreement on December 18, 2013 to (a) immediately prior to the consummation of the Brickman Transaction admit as new Partners the Persons set forth on Schedule I under the heading “Brickman Limited Partners” in exchange for certain limited liability company interests of BG Holding LLC, (b) immediately prior to the consummation of the Brickman Transaction admit as new Partners the Partners set forth on Schedule I who contributed cash to the Partnership to fund a portion of the Brickman Transaction, and (c) make certain provisions for the affairs of the Partnership and the conduct of its business and the rights and obligations of the parties thereto on the terms and conditions set forth therein (the “Amended and Restated Partnership Agreement”);

WHEREAS, the Partnership desires that Blade Merger Sub, Inc., a Delaware corporation and a subsidiary of the Company and the Partnership (“Blade Merger Sub”) consummate the transaction to acquire ValleyCrest Holding Co., a Delaware corporation (“ValleyCrest”), through a merger of Blade Merger Sub into ValleyCrest (the “ValleyCrest Merger”) pursuant to that certain Agreement and Plan of Merger (the “Viper Merger Agreement”), dated as of May 21, 2014 (as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of June 29, 2014, and as may be further amended, supplemented or otherwise modified in accordance with the terms thereof), by and among the Partnership, the Company, Blade Merger Sub, ValleyCrest and MSD Valley Investments, LLC, a Delaware limited liability company, solely in its capacity as the initial Holder Representative (the “Viper Transaction”);

WHEREAS, the parties hereto desire to amend and restate the Amended and Restated Partnership Agreement of the Partnership to (a) upon the consummation of the Viper Transaction admit as new Partners the Persons set forth on Schedule I under the heading “Viper Limited Partners” whose shares of common stock in ValleyCrest have been converted in the ValleyCrest Merger into the right to receive cash and Class A-1 Units; (b) immediately after the consummation of the Viper Transaction, admit as new Management Limited Partners certain employees of ValleyCrest who have exchanged the Class A-1 Units received as a result of the consummation of the Viper Transaction for Class A-2 Units; and (c) make certain provisions for the affairs of the Partnership and the conduct of its business and the rights and obligations of the parties hereto on the terms and conditions set forth herein; and

WHEREAS, pursuant to the Amended and Restated Partnership Agreement, the Partners desire to amend and restate the Amended and Restated Partnership Agreement as set forth herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

In consideration of the mutual promises and agreements made in this Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms used in this Agreement (including Exhibits and Schedules hereto) but not defined in the body hereof shall have the meanings ascribed to them in Exhibit A.

Section 1.2. Construction. Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,” (except to the extent the context otherwise provides); (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited and (e) references to Exhibits and Schedules are to the items identified separately in writing by the parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein.

ARTICLE II

GENERAL PROVISIONS

Section 2.1. Formation. The Partnership has been formed as a Delaware limited partnership by the execution and filing of the Certificate of Limited Partnership under and pursuant to the Act. The General Partner and each of the Limited Partners shall be deemed to have notice of, and be bound by, the terms and conditions set forth in this Agreement. Except as expressly provided herein and to the extent permitted by the Act, the rights and obligations of the General Partner and each of the Limited Partners and the administration and termination of the Partnership shall be governed by the Act. The General Partner or any Person designated by the General Partner is hereby designated as an authorized person to execute, deliver and file any certificates, notices or other documents and any amendments and/or restatements thereof necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may wish to conduct business.

Section 2.2. Name. The Partnership shall conduct its activities under the name “Brickman Parent L.P.” If the General Partner determines that it is in the best interests of the Partnership, the Partnership also may conduct business at the same time under one or more fictitious names. The General Partner may change the name of the Partnership from time to time, in accordance with applicable Law, and will promptly give written notice of any such change to the Limited Partners.

Section 2.3. Term. The term of the Partnership commenced on the date of the registration of the Partnership in accordance with the Act and shall continue in perpetuity; provided that the Partnership may be dissolved, wound up and terminated in accordance with Article XIII of this Agreement.

Section 2.4. Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Partnership is to engage in any lawful act or activity for which limited partnerships may be organized under the Act. The Partnership shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

Section 2.5. Registered Office; Registered Agent; Principal Office; Other Offices. The Partnership’s registered agent and office in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The General Partner may at any time designate another registered agent and/or registered office. The principal office of the Partnership shall be at such place as the GP Board may designate from time to time, which need not be in the State of Delaware, and the Partnership shall maintain records there. The Partnership may have such other offices as the GP Board may designate from time to time.

Section 2.6. Foreign Qualification. The Partnership shall be qualified or registered under foreign limited partnership statutes or assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership owns property or transacts business to the extent, in the judgment of the GP Board, such qualification or registration is necessary or advisable in order to protect the limited liability of the Limited Partners or to permit the Partnership lawfully to own property or transact business. Each Officer or any other Person designated by the GP Board, as an authorized person within the meaning of the Act, shall cause the Partnership to comply, to the extent procedures are available and those matters are reasonably within the control of such Person, with all requirements necessary to qualify the Partnership as a foreign entity in that jurisdiction if such qualification is required. At the request of the General Partner, each Limited Partner shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are reasonably necessary or appropriate to qualify, register, continue and terminate the Partnership as a foreign limited partnership in all such jurisdictions in which the Partnership may reasonably be expected to conduct business.

Section 2.7. Title to Assets. Title to Partnership assets shall be in the name of the Partnership. The Partners shall not have any interest in any specific assets of the Partnership. The interest of the Partners in the Partnership is personal property.

Section 2.8. Fiscal Year. The fiscal year of the Partnership shall be the calendar year (the “Fiscal Year”). The General Partner may change the Fiscal Year of the Partnership from time to time, in accordance with applicable Law.

ARTICLE III

ADMISSION OF PARTNERS

Section 3.1. Partners; Partnership Interests; Limited Partnership Units.

(a) Partners. The names and addresses of the Partners and the number and type of Interests held by the Partners and the Capital Contribution of each Partner, in each case, effective immediately following the execution of this Agreement, are set forth on Schedule I hereto. The General Partner shall update the Register of Partners as required by the Act and ensure that it accurately reflects the information to be provided for therein. Any amendment or revision to the Register of Partners made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to the Register of Partners shall be deemed to be a reference to the Register of Partners as amended and in effect from time to time.

(b) Classes. The Interests in the Partnership shall be (i) the “General Partner Interests” issued to, and owned by, the General Partner, (ii) the “Limited Partnership Interests” comprised of the “Class A-1 Interests” and the “Class A-2 Interests” issued to, and owned by, the Limited Partners and (iii) the “Class B Profits Interests” (together with the Class A-2 Interests, the “Management Interests”) evidenced by Class B Profits Interest Units issued under the Profits Interest Plan and shall include any and all benefits to which such Class B Profits Interest Units are entitled as provided in this Agreement and the Profits Interest Plan, together with all obligations incumbent upon the Class B Profits Interest Unit holders to comply with the terms and provisions of this Agreement and the Profits Interest Plan. General Partner Interests are evidenced by General Partnership Units. Limited Partnership Interests are evidenced by Limited Partnership Units and include any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement. All Class A-2 Units shall be subject to (i) other than the Class A-2 Units issued in connection with the Viper Transaction, the Management Unit Subscription Agreements applicable to the Class A-2 Units and (ii) the Management Equity Plan. Accordingly, such Class A-2 Units shall have any rights or obligations as set forth in the Management Unit Subscription Agreement, if applicable, and the Management Equity Plan. All Class B Profits Interest Units shall be subject to the Profits Interest Plan and the Class B Profits Interest Unit Award Agreements applicable to the Class B Profits Interests represented by such Class B Profits Interest Units. Accordingly, the Class B Profits Interest Units shall have rights or obligations as set forth in the Profits Interest Plan and the applicable Class B Profits Interest Unit Award Agreements. Upon the issuance of any Class B Profits Interest Unit, the General Partner in its sole discretion shall fix the Distribution Threshold for such Class B Profits Interest Unit, if any. Only Class A-1 Interests held by the KKR Group shall be entitled to vote on any matter presented to the Limited Partners for approval. If the General Partner elects to certificate the Interests pursuant to Section 3.1(d) hereof, each such Interest shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8 102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del. C. § 8-101, et seq.) (the “UCC”), such provision of Article 8 of the UCC shall control.

(c) Additional Classes. Subject to Sections 10.5 and 10.6, in addition to the Interests specified in Section 3.1(b), the Partnership may issue additional classes of securities or units as the General Partner shall determine with such designations, preferences, rights, powers and duties, as shall be fixed by the General Partner and which may include (but shall not be limited to) additional classes of Limited Partnership Units reflecting additional Capital Contributions, to which the assets and liabilities and income and expenditure attributable or allocated to such class shall be applied or charged.

(d) Certificates. Unless and until the General Partner shall determine otherwise, the Interests shall be uncertificated and recorded in the books and records of the Partnership (including Schedule I). To the extent any Interests are certificated, such certificates shall be in the form approved by the General Partner from time to time. The General Partner may determine the conditions upon which a new Interest certificate may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give a bond, with sufficient surety, to indemnify the Partnership and each transfer agent and registrar agent, if any, against any and all losses and claims that may arise as a result of the issuance of a new certificate in place of the one so lost, stolen or destroyed. Each Interest certificate shall bear a legend on the face thereof in the following form:

“TRANSFER IS SUBJECT TO RESTRICTIVE LEGENDS ON BACK.”

and shall bear a legend on the reverse side thereof substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE GENERAL PARTNER SHALL HAVE BEEN DELIVERED TO THE PARTNERSHIP TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE FEDERAL, FOREIGN, STATE, PROVINCIAL, SECURITIES OR OTHER SIMILAR LAWS). THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF BRICKMAN PARENT L.P. (THE “PARTNERSHIP AGREEMENT”) AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES. EACH INTEREST SHALL CONSTITUTE A “SECURITY” WITHIN THE MEANING OF, AND GOVERNED BY, (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE (INCLUDING SECTION 8 102(A)(15) THEREOF) AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE, AND (II) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995. NOTWITHSTANDING ANY PROVISION OF THE PARTNERSHIP AGREEMENT TO THE CONTRARY, TO THE EXTENT THAT ANY PROVISION OF THE PARTNERSHIP AGREEMENT IS INCONSISTENT WITH ANY NON-WAIVABLE PROVISION OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE (6 DEL. C. § 8-101, ET SEQ.) (THE “UCC”), SUCH PROVISION OF ARTICLE 8 OF THE UCC SHALL CONTROL.”

(e) Other Legends. In addition to the legend required by Section 3.1(d) above, each Partner agrees that each Interest certificate heretofore or hereafter issued by the Partnership shall also bear such other legends as may be required by Law or the General Partner. Any such legend shall be removed by the General Partner upon the request (which shall include customary representations and opinions of counsel if reasonably requested by the General Partner) of a Partner when such legend is no longer applicable.

Section 3.2. Transfers of Limited Partnership Interests and Class B Profits Interests. No Class A-2 Limited Partner or holder of a Class B Profits Interest, nor any spouse of a Class A-2 Limited Partner or holder of a Class B Profits Interest, Personal Representative of a Class A-2 Limited Partner or holder of a Class B Profits Interest or legal representative or agent of a Class A-2 Limited Partner or holder of a Class B Profits Interest, may Transfer all or any portion of such Limited Partner’s Limited Partnership Interest or Class B Profits Interest, except in compliance with this Article III and Article IV. Each of the Limited Partners agrees that the restrictions contained in this Agreement are fair and reasonable and in the best interest of the Partnership and the Partners.

Section 3.3. Admission of Additional Limited Partners. A Person (other than a Limited Partner set forth on Schedule I as in effect on the date hereof), including any Person that acquires Units pursuant to a Transfer of Units or pursuant to the issuance to such Person by the Partnership of Units in accordance with the provisions hereof, shall be deemed admitted as a Limited Partner at the time such Person executes an Addendum Agreement in the form attached hereto as Exhibit B (an “Addendum Agreement”) or a counterpart of this Agreement and any other documents that the General Partner may reasonably request. Except to the extent otherwise specified herein, no Person shall be admitted to the Partnership as an additional Limited Partner without the prior consent of the General Partner.

Section 3.4. Information.

(a) No Limited Partner shall be entitled to obtain any information relating to the Partnership except as expressly provided in this Agreement or to the extent required by the Act; and to the extent a Limited Partner is so entitled to such information, such Limited Partner shall be subject to the provisions of Section 3.4(b). The General Partner shall have access to all information regarding the Partnership. The representative of the Viper Limited Partners appointed to the GP Board pursuant to Section 9.1(i) shall be entitled to obtain all reports prepared for or on behalf of the GP Board and, prior to an Initial Public Offering, such reports which are prepared by the Company’s management team and provided to the representatives of the KKR Group appointed to the GP Board or to the KKR Group. To the extent permitted under applicable law, each Management Limited Partner waives any right such Management Limited Partner may have to inspect any such information and any information relating to the Management Interests held by any other Limited Partner other than the right of such Management Limited Partner to inspect the information relating to the ownership of its Management Interests.

(b) Each Limited Partner agrees that all Confidential Information shall be kept confidential by such Limited Partner and shall not be disclosed by such Limited Partner in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed by a Limited Partner to its managers, partners, members, officers, employees, Affiliates and authorized representatives (including attorneys, accountants, consultants, bankers, financial advisors, current or potential investors (so long as potential investors shall receive only such information which is provided to the GP Board and only to the extent customarily provided to potential investors in private equity funds), partners, creditors or any rating agencies of such Partner or its Affiliates) (collectively, for purposes of this Section 3.4(b), “Representatives”) on a need-to-know basis, so long as, prior to receiving such Confidential Information, such Persons are made aware of the confidential nature of such information and agree to maintain the confidentiality of such information; provided, further, that any Limited Partner who is a natural person may only disclose Confidential Information to such natural person’s attorneys, accountants and financial advisors and only on a need-to-know basis, so long as, prior to receiving such Confidential Information, such Persons are made aware of the confidential nature of such information and agree to maintain the confidentiality of such information, (ii) any disclosure of Confidential Information may be made by a Limited Partner or its Representatives to the extent the General Partner consents in writing, (iii) Confidential Information may be disclosed by any Limited Partner or Representative to the extent that the Limited Partner or its Representative has received advice from its counsel that it is legally compelled including, without limitation, pursuant to any law, regulation or rule, to do so, provided that, where lawfully able to do so, prior to making such disclosure, the Limited Partner or Representative, as the case may be, notifies the General Partner in writing and uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including consulting with the General Partner regarding such disclosure and, if reasonably requested by the General Partner, assisting the Partnership, at the Partnership’s expense, in seeking a protective order to prevent the requested disclosure, and provided further that the Limited Partner or Representative, as the case may be, discloses only that portion of the Confidential Information as is, based on the advice of its counsel, legally required and (iv) Confidential Information may be disclosed by any Limited Partner to any Person to the extent it is required to do so under the rules, regulations or other demand of any stock exchange or regulatory authority.

Section 3.5. Cessation of Partnership Interest. A Partner shall automatically cease to be a Partner upon Transfer of all of such Partner’s Interest in accordance with this Agreement. Immediately upon any such Transfer, the General Partner shall cause such Partner’s name to be removed from the Register of Partners.

Section 3.6. Spouses of Partners. Spouses of the Partners who are natural persons do not become Partners as a result of such marital relationship. Each spouse of a Partner shall be required to execute a Spousal Agreement in the form of Exhibit C to evidence their agreement and consent to be bound by the terms and conditions of this Agreement as to their interest, whether as community property or otherwise, if any, in the Interest owned by such Partner.

ARTICLE IV

TRANSFERABILITY OF INTERESTS

Section 4.1. General Restrictions on Transfer of Units.

(a) A holder of Class A-2 Units, Vested Class B Profits Interest Units and/or Class A-1 Units (other than those held by the KKR Group) may Transfer such Units only as follows:

(i) to a Permitted Transferee;

(ii) [intentionally omitted];

(iii) (A) pursuant to, and in accordance with Section 4.2 (as a Tag Offeree or as a Brickman Limited Partner), (B) in a Required Sale pursuant to Section 4.3 or (C) for a Brickman Limited Partner or a Viper Limited Partner, in connection with or following an Initial Public Offering pursuant to Section 4.6 but subject to Article XV;

(iv) with respect to holders of Class A-2 Units and/or Vested Class B Profits Interest Units, during the period commencing on the Applicable Closing Date and ending on the earlier of (A) following the completion of the Initial Public Offering, the earlier of (1) the second anniversary of the completion of such Initial Public Offering and (2) the Business Day on which the KKR Group sells, in one transaction or a series of related transactions, at least 50% of their Class A-1 Units acquired on the Brickman Closing Date (or 50% of the IPO Corporation Shares into which the Class A-1 Units acquired on the Brickman Closing Date were or could have been converted upon the Initial Public Offering) and (B) the seventh anniversary of the Applicable Closing Date with the prior written consent of the General Partner (subject to the provisions of Section 4.1(b)-(e) and Section 4.3);

(v) to the Partnership or any of its Affiliates pursuant to the repurchase of Class A-2 Units or Vested Class B Profits Interest Units in accordance with Sections 4.7 and 4.8 hereof, a Management Unit Subscription Agreement (if applicable), or a Class B Profits Interest Unit Award Agreement, as the case may be;

(vi) pursuant to the exercise by the applicable Holder (x) of any registration rights granted by the Partnership, (y) in the case of a Brickman Limited Partner, pursuant to a sale in which such Partner is required and permitted to participate pursuant to Article XV hereof and (z) in the case of a Viper Limited Partner, pursuant to a sale in which such Partner is permitted to participate pursuant to Article XV hereof;

(vii) with respect to holders of Class A-2 Units and/or Vested Class B Profits Interest Units, commencing on the earlier of (A) following the completion of the Initial Public Offering, the earlier of (1) the second anniversary of the completion of such Initial Public Offering and (2) the Business Day on which the KKR Group sells, in one transaction or a series of related transactions, at least 50% of their Class A-1 Units acquired on the Brickman Closing Date (or 50% of the IPO Corporation Shares into which the Class A-1 Units acquired on the Brickman Closing Date were or could have been converted upon the Initial Public Offering) or (B) the seventh anniversary of the Applicable Closing Date without regard to any restrictions on Transfer contained in this Section 4.1(a) (subject to the provisions of Section 4.1(b)-(e));

(viii) with respect to the Class A-1 Units (or the shares of Common Stock into which such Class A-1 Units converted in accordance with Section 4.6), during the period commencing on the date hereof and ending on (A) in the case of the Units held by the Viper Limited Partners, the second anniversary of the closing of an Initial Public Offering, and (B) in the case of the Units held by the Brickman Limited Partners, the fourth anniversary of the closing of an Initial Public Offering, with the written consent the General Partner (subject, in each case, to the provisions of Sections 4.1(b)-(e), 4.2, 4.4 and 4.5, to the extent applicable);

(ix) with respect to the Class A-1 Units held by the Viper Limited Partners (or the shares of Common Stock into which such Class A-1 Units converted in accordance with Section 4.6), during the period commencing on the second anniversary of the closing of an Initial Public Offering and ending on the fourth anniversary of the closing of such Initial Public Offering, (A) at any time that such Viper Limited Partner is an “Affiliate” (as defined in Rule 144) of the Partnership, pursuant to Rule 144, including the volume limitations contained therein or (B) at any time that such Viper Limited Partner has ceased to be an “Affiliate” (as defined in Rule 144) of the Partnership, (1) if such Viper Limited Partner holds 70% or more of the aggregate number of Class A-1 Units (or the equivalent number of shares of Common Stock into which such Class A-1 Units have been converted) acquired at the Closing of the Viper Transaction, pursuant to the volume limitations contained in Rule 144 regardless of the applicability of such limitations to such Viper Limited Partner, and (2) in all other cases, in an amount in any three (3) month period that is the greater of (x) the amount permitted to be sold pursuant to clause (B)(1) hereof during such period but not taking into account any Limited Partnership Units or shares of Common Stock sold pursuant to sections other than this clause (ix) or Article XV (including without limitation Section 15.4) and (y) an amount not in excess of 3.0% of all then-outstanding Limited Partnership Units or shares of Common Stock, as applicable, which 3.0% amount shall not take into account Limited Partnership Units or shares of Common Stock sold pursuant to sections other than this clause (ix) or Article XV (including without limitation Section 15.4); or

(x) with respect to the Class A-1 Units held by the Viper Limited Partners and the Brickman Limited Partners (or the shares of Common Stock into which such Class A-1 Units have been converted in accordance with Section 4.6), at any time on or after the fourth anniversary of the closing of an Initial Public Offering.

(b) Notwithstanding anything in this Agreement to the contrary, no issuance or Transfer of Units otherwise permitted or required by this Agreement shall be made unless such issuance or Transfer is in compliance with applicable Laws, including the Securities Act and the rules and regulations thereunder, and the Act.

(c) Transfers of Units may only be made in strict compliance with all applicable terms of this Agreement, and, to the fullest extent permitted by Law, any purported Transfer of Units that does not so comply with all applicable terms of this Agreement shall be null and void and of no force or effect, and the Partnership shall not recognize or be bound by any such purported Transfer and shall not effect any such purported Transfer on the Register of Partners or otherwise reflect such Transfer in the Capital Accounts of the Partners.

(d) Transfers of Units made in accordance with this Agreement shall be effected by such documents and instruments as are necessary to comply with the Act and other applicable Law, including the Addendum Agreement or such other form of instrument of Transfer, as may be approved by the General Partner.

(e) Notwithstanding anything to the contrary in this Agreement, no Units may be Transferred to a Competitor by any Limited Partner other than the KKR Group without the consent of the General Partner, except for Transfers pursuant to Sections 4.2 and 4.3. A “Competitor” shall mean (i) a Person or its Affiliates that is determined in good faith by the General Partner to be a competitor of Acquiror or any of its Subsidiaries in any material respect or a potential Competitor of Acquiror or any of its Subsidiaries and (ii) any Affiliate of any such Person specified in clause (i), and (iii) any Person engaged in the private equity business or any hedge fund or, prior to the consummation of the Initial Public Offering, any other financial investor. If any Limited Partner proposes to Transfer any Units to a transferee, the Limited Partner shall furnish a written notice to the General Partner at least ten (10) Business Days prior to such proposed Transfer. Such notice shall set forth the principal terms of the proposed Transfer, including (A) the number of Units to be Transferred (the “Transferred Units”), (B) the purchase price for the Transferred Units or the formula by which such price is to be determined and (C) the name and address of the prospective transferee. If the General Partner does not determine that the prospective transferee is a Competitor within such ten (10) Business Day period, the Limited Partner proposing such Transfer may Transfer the Transferred Units to such prospective transferee subject to compliance with the other provisions of this Article IV. In the event any proposed Transfer to a Competitor is approved in accordance with the foregoing, such approval shall also apply to Transfers made to such prospective transferee by any Tag Offerees. Notwithstanding anything in this Agreement to the contrary, this Section 4.1(e) shall not apply to any Transfers (w) to the Partnership or any of its Subsidiaries, (x) to any Limited Partner, (y) to a Permitted Transferee, or (z) made pursuant to the registration rights provided in Article XV, in accordance with Rule 144 under the Securities Act or in a public offering pursuant to Section 4.1(a)(ix) or 4.1(a)(x).

(f) If a holder of Vested Class B Profits Interest Units is required to Transfer, or is permitted to pursuant to this Agreement and desires to Transfer, any Vested Class B Profits Interest Units or any Class A-2 Units to be received as a result of a Class B Profits Interests Exchange, including in connection with any Transfer pursuant to Section 4.3 but excluding any Transfer pursuant to Section 4.1(a)(i), such holder shall, immediately prior to, and contingent upon, the consummation of such Transfer, exchange pursuant to this Section 4.1(f) Vested Class B Profits Interest Units with the Partnership for a number of Class A-2 Units having an aggregate value equal to the value of cash or other property, if any, that would have been distributed in respect of such Vested Class B Profits Interest Units (such exchange, a “Class B Profits Interests Exchange”) under Section 13.2(c) had a Dissolution Event occurred at the time of such exchange. Any conversion of Vested Class B Profits Interest Units in connection with a Class B Profits Interests Exchange shall only be effective immediately prior to, and for such amount of Limited Partnership Units to be converted pursuant to such Class B Profits Interests Exchange and Transferred as part of, the applicable Transfer. If such contemplated Transfer is not consummated, then such conversion and the determination of value contemplated by the Class B Profits Interests Exchange will not be effective. For the avoidance of doubt, the holders of Class B Profits Interest Units shall have no right to Transfer unvested Class B Profits Interest Units (whether through a Class B Profits Interests Exchange or otherwise).

(g) The Class A-1 Units held by the KKR Group, together with the associated rights and obligations of the KKR Group, may be Transferred at any time or from time to time subject to compliance with the terms of this Agreement.

(h) Any transfer of equity interests in a direct or indirect owner of a party hereto shall be deemed to be a Transfer by such party, other than Transfers between and among such owners as of the date hereof or between employees of MSD Capital, L.P. and MSDC Management, L.P.

(i) The Transfer restrictions imposed by Sections 4.1(a) (solely as they apply to the Management Limited Partners) and 4.1(e) shall terminate immediately upon the earlier of (i) the completion of a Change of Control and (ii) a Qualified Public Offering.

Section 4.2. Tag-Along Rights.

(a) Subject to Section 4.2(f), no member of the KKR Group or its Affiliates (the “Selling Limited Partner”) shall sell or otherwise effect a sale or other Transfer of all or any number of its Limited Partnership Units whether directly or indirectly through the sale of equity interests in KKR Brickman Aggregator L.P. or any investment vehicle created for the purpose of investing in KKR Brickman Aggregator L.P. (and indirectly, the Partnership) (other than to a Permitted Transferee or pursuant to a Syndicated Sale, Required Sale or Initial Public Offering or, only in the case of the Viper Limited Partners at any time on or after the second anniversary of the closing of an Initial Public Offering, a sale to a broker or the public pursuant to Rule 144; provided that, for purposes of this Section, a Permitted Transferee shall not include the Partnership, its Subsidiaries or controlled Affiliates) unless the terms and conditions of such Transfer include an offer, on the same economic terms and conditions and on such other terms and conditions as are in all material respects the same, as the offer by the proposed third party transferee to the Selling Limited Partner, to each of the other Limited Partners who is not the Selling Limited Partner or the proposed third party transferee (if such purchaser is a Limited Partner) (collectively, the “Tag Offerees”), to include at the option of each Tag Offeree, in the sale or other Transfer to the third party, (i) in the case of a Tag Offeree who is not a Management Limited Partner, a number of Limited Partnership Units, owned by such Tag Offeree determined in accordance with this Section 4.2 and (ii) in the case of a Tag Offeree who is a Management Limited Partner, a number of Earned Limited Partnership Units, owned by such Tag Offeree determined in accordance with this Section 4.2.

(b) The Selling Limited Partner shall send written notice of such third party offer (the “Inclusion Notice”) to each of the Tag Offerees and the General Partner in the manner specified herein, which Inclusion Notice shall include the material terms and conditions of the proposed Transfer, including (i) the name and address of the proposed transferee, (ii) the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Selling Limited Partner will provide such information, to the extent reasonably available to the Selling Limited Partner, relating to such non-cash consideration as the other Limited Partners may reasonably request in order to evaluate such non-cash consideration, provided, however, that the provision of such information (or lack thereof) shall not affect any Limited Partner’s rights under this Section 4.2), (iii) the proposed Transfer date, if known, (iv) the number of Limited Partnership Units to be sold by the Selling Limited Partner and (v) the fraction expressed as a percentage, determined by dividing (A) the number of Limited Partnership Units to be sold by the Selling Limited Partner by (B) the total number of Limited Partnership Units held by the Selling Limited Partner (the “Pro Rata Share”).

(c) Each Tag Offeree shall have the right (an “Inclusion Right”), exercisable by delivery of a notice to the Selling Limited Partner at any time within ten (10) Business Days after receipt of the Inclusion Notice, to sell pursuant to such third party offer, and upon the terms and conditions set forth in the Inclusion Notice, (i) in the case of a Tag Offeree who is not a Management Limited Partner, that number of Limited Partnership Units requested to be included by such Tag Offeree, which number shall not exceed a number of such Tag Offeree’s Limited Partnership Units equal to the product of (x) such Tag Offeree’s Limited Partnership Units multiplied by (y) the Pro Rata Share or (ii) in the case of a Tag Offeree who is a Management Limited Partner, that number of Earned Limited Partnership Units requested to be included by such Tag Offeree, which number shall not exceed a number of such Tag Offeree’s Earned Limited Partnership Units equal to the product of (x) such Tag Offeree’s Earned Limited Partnership Units multiplied by (y) the Pro Rata Share, it being understood in each case that the failure to exercise such right within such time period specified above shall be deemed to constitute a waiver of all of such Tag Offeree’s rights with respect to such proposed Transfer and any such exercise of the Inclusion Right shall be irrevocable to the extent the Selling Limited Partner consummates the proposed Transfer upon the same economic terms and conditions set forth in the Inclusion Notice and on other terms substantially similar in all material respects to those set forth in the Inclusion Notice. If the proposed third party transferee is unwilling to purchase all of the Limited Partnership Units and Earned Limited Partnership Units, as applicable, proposed to be Transferred by the Selling Limited Partner and all exercising Tag Offerees (determined in accordance with the first sentence of this Section 4.2(c)), then the Selling Limited Partner and each exercising Tag Offeree shall reduce, on a pro rata basis based on their respective Sharing Percentages, the Pro Rata Share of the Limited Partnership Units or Earned Partnership Units, as applicable, that each otherwise would have sold so as to permit the Selling Limited Partner and each exercising Tag Offeree to sell the amount of Limited Partnership Units or Earned Limited Partnership Units, as applicable, that the proposed third party transferee is willing to purchase. The Tag Offerees and the Selling Limited Partner shall sell to the proposed third party transferee the Limited Partnership Units and/or Earned Limited Partnership Units proposed to be Transferred by them in accordance with this Section 4.2 at the time and place provided for the closing in the Inclusion Notice, or at such other time and place as the Selling Limited Partner and the proposed third party transferee shall agree. Upon delivering notice for the exercise of an Inclusion Right pursuant to this Section 4.2(c), a Management Limited Partner who is a Selling Limited Partner will, if requested by the General Partner, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the General Partner with respect to the Units which are to be sold by such Management Limited Partner pursuant hereto (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will contain customary provisions and will provide, among other things, that such Management Limited Partner will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (if such Units are certificated) representing Units (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as such Management Limited Partner’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Limited Partner’s behalf with respect to the matters specified therein. Notwithstanding the foregoing, no Tag Offeree shall be entitled to Transfer Limited Partnership Units or Earned Limited Partnership Units, as applicable, pursuant to an Inclusion Right conferred pursuant to this Section 4.2 in the event that, notwithstanding delivery of an Inclusion Notice pursuant to this Section 4.2, the Selling Limited Partner fails or elects not to consummate the Transfer of Limited Partnership Units which gave rise to such Inclusion Right. The Selling Limited Partner shall, in its sole discretion, decide whether or not to pursue, consummate, amend, postpone or abandon any proposed Transfer and the terms and conditions thereof. No Limited Partner nor any Affiliate of any such Limited Partner shall have any liability to any other Limited Partner or the Partnership arising from, relating to or in connection with the pursuit, consummation, amendment, postponement, abandonment or terms and conditions of any such proposed Transfer except to the extent such Limited Partner shall have failed to comply with the provisions of this Section 4.2.

(d) In connection with any such Transfer, each Tag Offeree participating in such Transfer must agree to make the same representations, warranties, covenants and indemnities as the Selling Limited Partner; provided that unless otherwise agreed with any Tag Offeree, (v) no such Tag Offeree shall be required to make representations and warranties or covenants or provide indemnities as to any other Limited Partner and no such Tag Offeree shall be required to make any representations and warranties (but, subject to clause (x) below, shall be required to provide several but not joint indemnities with respect to breaches of representations, warranties and covenants made, and all other actions taken in connection therewith, by, or with respect to, the Partnership or its Subsidiaries) about the Partnership or the business of the Partnership or its Subsidiaries, (w) no Tag Offeree shall be liable for the breach of any covenant by any other Tag Offeree or Selling Limited Partner, (x) notwithstanding anything in this Section 4.2(d) to the contrary, any liability relating to representations, warranties and covenants (and related indemnities) and other indemnification, escrow or continuing obligations regarding the Partnership and the business of the Partnership assumed in connection with the Transfer shall be shared by all exercising Tag Offerees electing to sell and the Selling Limited Partner pro rata in proportion to proceeds received by each of those Limited Partners and in any event shall not exceed the proceeds received by such Limited Partner in the proposed Transfer, (y) no Tag Offeree shall be required to execute any agreement that contains restrictions as to non-competition, non-solicitation or non-disclosure that, in the case of the non-competition agreement, is more restrictive than any existing agreement applicable to such Tag Offeree and, in the case of the non-solicitation or non-disclosure agreement, that is more restrictive than any such non-solicitation or non-disclosure agreement the KKR Group agrees to and (z) no Tag Offeree shall be required to indemnify any person for an amount in excess of the gross proceeds such Person receives in such Transfer. Each Tag Offeree participating in such Transfer will be responsible for its proportionate share (based on proceeds received) of the costs of the proposed Transfer (including the cost of the Selling Limited Partner) to the extent such costs are incurred for the benefit of all Limited Partners and not otherwise paid or reimbursed by the proposed third party transferee.

(e) The provisions of this Section 4.2 (except as they apply to (i) the Brickman Limited Partners and (ii) from the date hereof until the fourth anniversary of the closing of an Initial Public Offering, the Viper Limited Partners) shall terminate immediately upon the earlier of (i) the completion of a Change of Control and (ii) a Qualified Public Offering.

(f) Notwithstanding anything to the contrary in the foregoing, each Brickman Limited Partner shall be required and permitted to sell in any Transfer described in Section 4.2(a) (other than to a Permitted Transferee, in a Syndicated Sale, in an Initial Public Offering or a Required Sale) an amount of its Class A-1 Units proportionate to the amount of Class A-1 Units being sold by the KKR Group and shall otherwise be treated as Tag Offeree for all purposes of this Section 4.2.

Section 4.3. Drag-Along Rights.

(a) Notwithstanding anything contained in this Article IV to the contrary, if the KKR Group receives an offer to purchase or otherwise desires to Transfer (a “Sale Proposal”), other than to an Affiliate of the KKR Group, a number of Units, including Units owned by other Limited Partners (the “Drag Units”) such that the transaction would result in a Change of Control (taking into account all Units being “dragged”) (each, a “Required Sale”), then the KKR Group may deliver a written notice (a “Required Sale Notice”) with respect to such Sale Proposal at least ten (10) Business Days prior to the anticipated closing date of such Required Sale to all other Limited Partners requiring them to sell or otherwise Transfer their Units to the proposed transferee in accordance with the provisions of this Section 4.3. In any such transaction, all selling Limited Partners will receive the same economic benefits and bear the same burdens as the KKR Group in proportion to the proceeds received by each such Limited Partner.

(b) The Required Sale Notice will include the material terms and conditions of the Required Sale, including (i) the name and address of the proposed transferee, (ii) the proposed amount and form of consideration (and if any portion of the consideration is other than cash, any material information made available to the KKR Group with respect to such non-cash consideration that a Limited Partner may reasonably request), provided, however, that the provision of such information (or lack thereof) shall not relieve any Limited Partner of its obligation to sell or otherwise Transfer its Units under this Section 4.3 and (iii) the proposed Transfer date, if known. The KKR Group will deliver or cause to be delivered to each other Limited Partner a copy of the final sale agreement for the Required Sale as soon as reasonably practicable after the same becomes available.

(c) Each Limited Partner, upon receipt of a Required Sale Notice, shall be obligated to sell or otherwise Transfer, the same proportion of its Units (it being understood that for purposes of this calculation, in addition to any Class A-2 Units held by such Limited Partner, such Limited Partner shall be deemed to hold a number of Class A-2 Units equal to the number of such Class A-2 Units into which such Limited Partner’s Class B Profits Interest Units that are Vested Class B Profits Interest Units (or that will become Vested Class B Profits Interest Units as a result of the Required Sale) may be exchanged in a Class B Profits Interests Exchange), as is being Transferred by the KKR Group and to otherwise participate in the Required Sale contemplated by the Sale Proposal, to vote, if required by this Agreement or otherwise, its Units in favor of the Required Sale at any meeting of Limited Partners called to vote on or approve the Required Sale and/or to consent in writing to the

Required Sale, to waive all dissenters’ or appraisal or similar rights, if any, in connection with the Required Sale, to enter into agreements relating to the Required Sale, to agree (as to itself) to make to the proposed purchaser the same representations, warranties, covenants, indemnities and agreements as the KKR Group agrees to make in connection with the Required Sale, and to take or cause to be taken all other actions as may be reasonably necessary to consummate the Required Sale; provided that unless otherwise agreed by any Limited Partner, (v) a Limited Partner shall not be required to make representations and warranties or provide indemnities as to any other Limited Partner and a Limited Partner shall not be required to make any representations and warranties (but, subject to clause (x) below, shall be required to provide several but not joint indemnities with respect to breaches of representations, warranties and covenants made, and all other actions taken in connection therewith, by, or with respect to, the Partnership or its Subsidiaries) about the business of the Partnership or its Subsidiaries, (w) no such Limited Partner shall be liable for the breach of any covenant by any other Limited Partner, (x) notwithstanding anything in this Section 4.3(c) to the contrary, any liability relating to representations and warranties and covenants (and related indemnities) and other indemnification, escrow or continuing obligations regarding the business of the Partnership or its Subsidiaries assumed in connection with the Required Sale shall be shared by all Limited Partners in proportion to the proceeds received by such Limited Partner and in any event shall not exceed the proceeds received by such Limited Partner in the Required Sale, (y) no Limited Partner (other than a Viper Limited Partner) shall be required to execute any agreement that contains restrictions as to non-competition, non-solicitation or non-disclosure that, in the case of the non-competition agreement, is more restrictive than any then-existing agreement applicable to such Limited Partner and, in the case of the non-solicitation or non-disclosure agreement, that is more restrictive than any such non-solicitation or non-disclosure agreement to which the KKR Group agrees, and no Viper Limited Partner shall be required to execute any agreement that contains restrictions as to non-competition, non-solicitation or non-disclosure that is more restrictive than any such non-competition, non-solicitation or non-disclosure agreement to which the KKR Group agrees, and (z) no Limited Partner shall be required to indemnify any Person for an amount in excess of the gross proceeds such Person receives in such Required Sale.

(d) In connection with any Required Sale, the obligations of the Limited Partners pursuant to this Section 4.3 are subject to the satisfaction of the following conditions:

(i) each of the Limited Partners shall receive the same proportion of the aggregate economic consideration from such Required Sale that such Limited Partner would have received if such aggregate consideration had been distributed by the Partnership to the Limited Partners in complete liquidation pursuant to Section 7.1 (but without taking into account Section 7.1(a)(i)); and

(ii) any expenses incurred for the benefit of the Partnership or all Limited Partners, and which shall include the expenses of the KKR Group, and any indemnities, holdbacks, escrows and similar items relating to the Required Sale, that are not paid or established by the Partnership (other than those that relate to representations or indemnities concerning a Limited Partner’s valid ownership of its or his Units free and clear of all liens, claims and encumbrances or a Limited Partner’s authority, power and legal right to enter into and consummate a purchase, merger or other sale or business combination agreement or ancillary documentation) shall be paid or established by the Limited Partners, as determined by the General Partner, in proportion to the proceeds received by each such Limited Partner.

(e) The KKR Group shall, in its sole discretion, decide whether or not to pursue, consummate, amend, postpone or abandon any Required Sale and the terms and conditions thereof. No Limited Partner nor any Affiliate of any such Limited Partner shall have any liability to any other Limited Partner or the Partnership arising from, relating to or in connection with the pursuit, consummation, amendment, postponement, abandonment or terms and conditions of any Required Sale except to the extent such Limited Partner shall have failed to comply with the provisions of this Section 4.3.

(f) The provisions of this Section 4.3 shall terminate immediately upon the earlier of (i) the completion of a Change of Control and (ii) a Qualified Public Offering.

Section 4.4. Other Transfer Restrictions.

(a) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of any Units by any Limited Partner be made:

(i) if such Transfer would be reasonably likely to cause the Partnership to cease to be classified as a partnership for United States federal or state income tax purposes;

(ii) if such Transfer would require the registration of such Transferred Units pursuant to any applicable foreign, federal, provincial or state securities Laws;

(iii) if such Transfer would be reasonably likely to cause the Partnership to become a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code and the regulations promulgated thereunder;

(iv) if such Transfer would subject the Partnership, the General Partner, its partners, stockholders or members or any of their Affiliates to regulation under the U.S. Investment Company Act of 1940, as amended, or Title I of ERISA, or would subject the Partnership, the General Partner, its partners, stockholders or members or any of their Affiliates to regulation under the Investment Advisers Act of 1940, as amended;

(v) unless the transferee makes the representations and warranties set forth in Section 6.1 and Section 6.2, if applicable;

(vi) if such Transfer would result in a violation of any applicable Law, and, for the avoidance of doubt, Law includes applicable securities, ERISA or antitrust Laws;

(vii) if such Transfer would require the Partnership or any of its Subsidiaries to obtain any licensing or regulatory consent other than any such license or regulatory consent that is immaterial or ministerial in nature or that is a condition to the Transfer;

(viii) if such Transfer would reasonably be expected to have an adverse regulatory or tax impact on the Partnership, the General Partner, its partners, stockholders or members or any of their Affiliates; or

(ix) if such Transfer is made to any Person who lacks the legal right, power or capacity to own such interest;

in each case, as determined by the General Partner in its sole discretion; and provided that, prior to any Transfer of Units, the General Partner may waive the restrictions on Transfer set forth in Section 4.4(a) with respect to such Transfer.

(b) Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of Law or otherwise, shall have rights hereunder.

(c) Except as otherwise provided in Section 4.2 or Section 4.3, the Limited Partners effecting any Transfer of Units permitted hereunder shall pay all reasonable costs and expenses, including attorneys’ fees and disbursements, incurred by the Partnership in connection with the Transfer on a pro rata basis in proportion to the number of Units so transferred by each such Limited Partner.

(d) No Transfer of Units may be made or recorded in the Register of Partners unless the transferee shall deliver to the Partnership notice of such Transfer, including a fully executed copy of all documentation and agreements relating to the Transfer and any agreements or other documents required by the Addendum Agreement and any other written agreements (that the General Partner may require as evidence) of the transferee to be bound by the terms of this Agreement and to assume all obligations of the transferring Limited Partner under this Agreement in respect of Units that are the subject of the Transfer and any opinions of counsel as the General Partner may reasonably require to be delivered with respect thereto.

(e) No Limited Partner may withdraw from the Partnership. A Limited Partner shall cease to be a limited partner of the Partnership as a result of a permitted Transfer of all of such Limited Partner’s Units, in accordance with this Article IV and the transferee(s) of such Units being admitted to the Partnership as a Substituted Limited Partner. Following such cessation, a Limited Partner shall have no rights or obligations under this Agreement (other than Sections 3.4, 9.4, 9.5, 16.6, 16.7 and 16.11).

(f) If any Units are Transferred or redeemed during any quarterly segment of the Partnership’s taxable year in compliance with the provisions of this Article IV on any day other than the first day of the Partnership’s taxable year, then net income, net losses, each item thereof and all other items attributable to such Interest for such Partnership taxable year shall be divided and allocated between the transferor Limited Partner and the transferee Limited Partner using any method permitted under Section 706 of the Code as determined by the General Partner. All distributions with respect to which the record date is before the date of such Transfer shall be made to the transferor Limited Partner, and all distributions with respect to which the record date is after the date of such Transfer shall be made to the transferee Limited Partner.

Section 4.5. Substituted Limited Partners.

(a) No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place with respect to any Units so Transferred unless such Transfer is made in compliance with the terms of this Agreement, including Section 4.4.

(b) A transferee of Units who has been admitted as a substituted limited partner in accordance with this Section 4.5 (a “Substituted Limited Partner”) shall have all the rights and powers and be subject to all the restrictions and liabilities of the Transferring Limited Partner with respect to the Transferred Units under this Agreement.

(c) Admission of a Substituted Limited Partner (including a Permitted Transferee) shall become effective on the date such Person executes an Addendum Agreement of this Agreement or a counterpart of this Agreement and any other documents that the General Partner may reasonably request and such Person’s name is recorded on the books and records of the Partnership. Upon the admission of a Substituted Limited Partner, (i) the Partnership shall amend Schedule I to reflect the name and address of, and number (and class) of Units held by, such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner and (ii) to the extent of the Transfer to such Substituted Limited Partner, the Transferring Limited Partner shall be relieved of its obligations under this Agreement. Except to the extent otherwise specified herein, no Person shall be admitted to the Partnership as a Substituted Limited Partner without the prior consent of the General Partner (it being understood that no such consent shall be required in connection with a Transfer to a Permitted Transferee in compliance with Section 4.1).

(d) An assignee of all or any portion of the General Partnership Units shall be admitted to the Partnership as an additional or substitute general partner upon executing a counterpart of this Agreement or otherwise agreeing to be bound by all the forms and provisions of this Agreement; provided that (i) the assignee is an Affiliate of the General Partner or (ii) the appointment of the assignee as a substitute general partner is approved by the KKR Group. The General Partner shall not be permitted to withdraw as the General Partner unless and until a substitute general partner has executed a counterpart of this Agreement.

Section 4.6. Initial Public Offering.

(a) In connection with an Initial Public Offering, each Limited Partner agrees to cooperate with the General Partner and the KKR Group and to take all such action as may reasonably be required by the General Partner or the KKR Group in connection therewith to effect, or cause to be effected, the Initial Public Offering, including, if determined by the General Partner, (i) subject to Section 16.5, amendment of this Agreement, including amendments that alter the capital structure of the Partnership, whether through the issuance, conversion or exchange of equity securities or otherwise so long as all Class A-1 and A-2 Units are treated the same in any IPO Conversion, (ii) merger, conversion or consolidation of the Partnership, (iii) the formation of Subsidiaries and the distribution to Partners of equity or other interests in such Subsidiaries, (iv) transferring, domesticating or otherwise moving the Partnership to another U.S. jurisdiction and (v) taking such other steps as it deems necessary, advisable or convenient to create a suitable vehicle to serve as the IPO Corporation, in each case for the express purpose of an initial offering of the securities of such IPO Corporation for sale to the public in an IPO (any such action, an “IPO Conversion”). If the General Partner elects to undertake an IPO Conversion, the Partners shall take such actions as may be reasonably required and otherwise cooperate in good faith with the General Partner, including taking all actions required or desired by the General Partner in connection with consummating the IPO Conversion. In connection therewith, the General Partner and each Limited Partner agree to cooperate with the other Partners in good faith in order to effectuate the IPO Conversion and ensure that each of the Limited Partners receives shares (or other equity securities) in connection with such Initial Public Offering with substantially equivalent economic interest, governance, priority and other rights and privileges as such Limited Partner has with respect to its Units immediately prior to such Initial Public Offering (except, for the avoidance of doubt, any rights provided herein that terminate pursuant to this Agreement upon, or otherwise terminate in connection with, an Initial Public Offering); provided, however, that this Section 4.6(a) shall not be construed as modifying the obligations of, covenants of and/or restrictions already imposed on, any Management Limited Partner to which such Management Limited Partner has already agreed to be bound (whether under this Agreement in accordance with the terms hereof or otherwise or under another plan, contract or arrangement); and the parties to this Agreement further agree that the provisions of this Section 4.6 are intended to operate solely to prevent inappropriate enlargement or dilution of a Partner’s rights with respect to such Partner’s Units in connection with an IPO Conversion.

(b) In connection with an Initial Public Offering, (i) Class A-2 Units shall be converted, exchanged or redeemed into or for shares (or other equity securities, options and/or other rights) of the IPO Corporation in the same manner and in the same proportion to the Class A-1 Units, if any, are so converted, exchanged or redeemed in such Initial Public Offering; provided that, unless such holder is otherwise compensated, such conversion, exchange or redemption of Class A-2 Units into shares of the IPO Corporation (but not such other equity securities, options or other rights) is structured, to the extent permitted by applicable law, to be tax free for the holder of such Class A-2 Units; provided, further, that the preceding proviso shall not imply any additional obligation upon the Partnership to trace the gain of such shares of the IPO Corporation to the Class A-2 Units to which they were exchanged and (ii) (x) at the option of the General Partner, all or any portion of the Class B Profits Interest Units may be converted, exchanged or redeemed into or for IPO Corporation Shares having a value based upon the value of cash or other property, if any, that would have been distributed in respect of such Class B Profits Interest Units under Section 13.2(c) had a Dissolution Event occurred immediately prior to the time of such conversion, redemption or exchange and (y) the IPO Corporation shall make a grant of nonqualified options on such IPO Corporation Shares with a per share exercise price equal to the offering price pursuant to the Initial Public Offering (the “IPO Options”). The IPO Corporation Shares and IPO Options received in respect of the Class B Profits Interests pursuant to the preceding sentence shall represent the same percentage interest in the IPO Corporation immediately following the IPO Conversion that such Class B Profits Interest Units represented in the Partnership immediately prior to such IPO Conversion, with substantially equivalent economic interest, governance, priority and other rights and privileges as in effect immediately prior to such conversion, exchange or redemption (except, for the avoidance of doubt, any rights provided herein that terminate pursuant to this Agreement upon, or otherwise terminate in connection with, an Initial Public Offering) (determined without regard to any tax consequences to each Partner of the receipt and ownership of such shares, equity securities, IPO Options or other rights; provided that, unless such holder is otherwise compensated, such conversion, exchange or redemption of Class B Profits Interest Units into IPO Corporation Shares (but not such other equity securities, IPO Options or other rights) is structured, to the extent permitted by applicable law, to be tax free for the holder of such Class B Profits Interest and preserve the holding period and character as a capital asset of the shares (but not such other equity securities, IPO Options or other rights) received in exchange therewith, in each case solely for United States federal income tax purposes), but providing that dilution to the holders of Class B Profits Interest Units is not disproportionate to the dilution experienced by Limited Partners holding Class A-1 Units and Class A-2 Units and each Limited Partner shall take such steps to effect the foregoing as may be requested by the General Partner. If the General Partner does not make the election in clause (ii)(x) in the first sentence of this Section 4.6(b), Class B Profits Interest Units may at the election of the holder be exchanged (i) for IPO Corporation Shares (or other equity securities, options and/or other rights) at all times in the same manner and in the same proportion to the Class A-1 Units, if any, are so exchanged thereafter and (ii) if Class A-1 Units are not so exchanged, for IPO Corporation Shares upon or following the IPO. Notwithstanding the other provisions of this Agreement, the General Partner may cause the vesting, clawback, repurchase rights or forfeiture or other obligations set forth in this Agreement, the Profits Interest Plan and the applicable Class B Profits Interest Unit Award Agreements and applicable to the Management Interests converted, exchanged or redeemed for IPO Corporation Shares (or other equity securities, IPO Options and/or other rights) of the IPO Corporation to apply mutatis mutandis to the IPO Corporation Shares (or other equity securities, IPO Options and/or other rights) to be issued to each relevant Partner in exchange for consideration therefor.

Section 4.7. Management Limited Partner’s Right to Resell Certain Management Interests to the Partnership.

(a) If a Management Limited Partner’s employment with the Company (or, if applicable, any of its Subsidiaries or Affiliates) terminates as a result of the death or Disability of such Management Limited Partner, then the applicable Management Limited Partner Entity, shall, for the Termination Put Period following the date of such termination for death or Disability, have the right to:

(i) With respect to Class A-2 Units, sell to the Partnership, and the Partnership shall be required to purchase, on one occasion, all of the Class A-2 Units then held by the applicable Management Limited Partner Entities at a per share price equal to the Fair Market Value on the Repurchase Calculation Date; and

(ii) With respect to Vested Class B Profits Interest Units, sell to the Partnership, and the Partnership shall be required to purchase, on one occasion, all of the Vested Class B Profits Interest Units then held by the applicable Management Limited Partner Entities at a per share price equal to the Fair Market Value on the Repurchase Calculation Date. In addition, and for the avoidance of doubt, all unvested Class B Profits Interest Units then held by the applicable Management Limited Partner Entities shall be terminated and cancelled without any payment therefor as of the date of the applicable Management Limited Partner’s death or Disability.

(b) If a Management Limited Partner’s employment with the Company (or, if applicable, any of its Subsidiaries or Affiliates) terminates as a result of a termination by the Company (or, if applicable, any of its Subsidiaries or Affiliates) without Cause, a termination by the Management Limited Partner with Good Reason or the Retirement of such Management Limited Partner, then the applicable Management Limited Partner Entity, shall, for the Termination Put Period following the date of such termination without Cause, with Good Reason or upon Retirement, have the right to sell to the Partnership, and the Partnership shall be required to purchase, on one occasion, all of the Class A-2 Units then held by the applicable Management Limited Partner Entities at a per share price equal to the Fair Market Value on the Repurchase Calculation Date.

(c) Except as otherwise provided in any applicable Class B Profits Interest Unit Award Agreement or Management Unit Subscription Agreement (if applicable), if a Management Limited Partner’s employment with the Company (or, if applicable, any of its Subsidiaries or Affiliates) terminates as a result of a termination by such Management Limited Partner without Good Reason (any such individual, a “Terminated Management Limited Partner”), then the applicable Management Limited Partner Entity, shall, for the Termination Put Period following the date of such termination without Good Reason, have the right to sell to the Partnership, and the Partnership shall be required to purchase, on one occasion, all of the Class A-2 Units then held by the applicable Management Limited Partner Entities at a per share price equal to the Fair Market Value on the Repurchase Calculation Date (the “Resignation Put Right”); provided, that notwithstanding anything to the contrary contained herein, the Partnership shall not have any obligation to purchase Class A-2 Units upon the termination of Management Limited Partners without Good Reason in any consecutive 12 month period (with the first such period beginning to run on the Applicable Closing Date) (each, a “Year”) in an aggregate amount exceeding $2.5 million (the “Annual Cap”), except as otherwise provided in a Management Unit Subscription Agreement (if applicable); provided, further, that if a Terminated Management Limited Partner is unable to exercise his or her Resignation Put Right in a given Year due to payments being made in such Year under this Section 4.7(c) to other previously Terminated Management Limited Partners that, in the aggregate, equal or exceed the Annual Cap, then such Terminated Management Limited Partner shall in the next succeeding Year, first be eligible to exercise his or her Resignation Put Right, behind any other Terminated Management Limited Partners who may, prior to such Terminated Management Limited Partner being unable to exercise his or her Resignation Put Right, have been unable to exercise their Resignation Put Rights, applying the foregoing rule on a “first in, first out” basis.

(d) Subject to the terms and conditions hereof, for the period beginning on the tenth anniversary of the Applicable Closing Date and ending 180 days thereafter (the “Liquidity Put Period”), each Management Limited Partner who has not previously been given an opportunity to sell a minimum of 50% of the Class A-2 Units issued to such Management Limited Partner as of the Applicable Closing Date may, by written notice to the Partnership, elect to sell to the Partnership (and the Partnership, subject to the terms and conditions hereof, will purchase), all of the Class A-2 Units then held by such Management Limited Partner or its applicable Management Limited Partner Entities at a per share price equal to the Fair Market Value on the Repurchase Calculation Date.

(e) In the event the applicable Management Limited Partners intend to exercise their rights pursuant to Sections 4(a) – (d), such Management Limited Partners shall send written notice to the Partnership, at any time during the Termination Put Period or Liquidity Put Period, as applicable, of their intention to sell Class A-2 Units and/or Vested Class B Profits Interest Units, as applicable, in exchange for the applicable payment described in this Section 4.7 and shall indicate the number of Class A-2 Units and/or Vested Class B Profits Interest Units to be sold with payment in respect thereof (the “Redemption Notice”). The completion of the purchases shall take place at the principal office of the Partnership on no later than the twentieth business day (such date to be determined by the Partnership) after the giving of the Redemption Notice, or, in the case of Section 4.7(b), the one year anniversary of the date of termination of the Management Limited Partner’s employment, if later. The applicable Repurchase Price shall be paid by delivery to the applicable Management Limited Partner Entities of fully paid and non-assessable common stock of the Acquiror and immediately thereafter the Partnership shall cause the Acquiror to redeem such common stock with a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Limited Partner Entities (or by wire transfer of immediately available funds, if the Management Limited Partner Entities provide to the Partnership wire transfer instructions) against delivery of certificates or other instruments representing the Units so purchased appropriately endorsed or executed by the applicable Management Limited Partner Entities or any duly authorized representative.

(f) Notwithstanding anything in this Section 4.7 to the contrary, if there exists and is continuing a default or an event of default on the part of the Partnership or any Subsidiary of the Partnership under any loan, guarantee or other agreement under which the Partnership or any Subsidiary of the Partnership has borrowed money or if the repurchase referred to in Sections 4.7(a) – 4.7(d) (or Section 4.8 below, as the case may be) would result in a default or an event of default on the part of the Partnership or any Affiliate of the Partnership under any such agreement or if a repurchase would reasonably be expected to be prohibited by the Act or any federal or state securities laws or regulations (each such occurrence being an “Event”), the Partnership shall not be obligated to repurchase any of the Class A-2 Units and/or Vested Class B Profits Interest Units from the applicable Management Limited Partner Entities in accordance with the procedures established by Section 4.7(e) to the extent it would cause any such default or would be so prohibited by the Event but instead, with respect to such portion with respect to which the settlement procedures established by Section 4.7(e) are prohibited, may satisfy its obligations with respect to the Management Limited Partner Entities’ exercise of their rights under Section 4.7(a) – 4.7(d) by delivering to the applicable Management Limited Partner Entity a note issued by Acquiror with a principal amount equal to the amount payable under this Section 4.7 that was not paid in cash, having terms acceptable to the Partnership’s (and its Affiliate’s, as applicable) lenders and permitted under the Partnership’s (and its Affiliate’s, as applicable) debt instruments but which in any event (i) shall be mandatorily repayable promptly and to the extent that an Event no longer prohibits the payment in accordance with the settlement procedures established by Section 4.7(e) to the applicable Management Limited Partner Entity pursuant to this Agreement; and (ii) shall bear interest at a rate equal to the interest rate applicable at the time of issuance of the outstanding term loans of the Company pursuant to the First Lien Credit Agreement of the Company entered into at the Closing of the Brickman Transaction; provided, that until such time as each such note is paid in full, neither the Partnership nor the Acquiror shall make any distributions or pay any dividends. Notwithstanding the foregoing and subject to Section 4.7(g), if an Event exists and is continuing for one hundred and eighty days (180) days after the date of the Redemption Notice, the Management Limited Partner Entities shall be permitted by written notice to rescind any Redemption Notice with respect to that portion of the Class A-2 Units and/or Vested Class B Profits Interest Units repurchased by the Partnership from the Management Stockholder Entities pursuant to this Section 4.7 with the note described in the foregoing sentence, and such repurchase shall be rescinded; provided that, upon such rescission, such note shall be immediately canceled without any action on the part of the Partnership, Acquiror or the Management Limited Partner Entities, and notwithstanding anything herein or in such note to the contrary, neither the Partnership nor Acquiror shall have any obligation to pay any amounts of principal or interest thereunder.

(g) The provisions of this Section 4.7 shall terminate immediately upon the earlier of (i) the completion of a Change of Control and (ii) a Qualified Public Offering.

(h) Any reference to the Partnership or its securities in this Section 4.7 and any definition as applied to this Section 4.7 shall also be deemed to reference the IPO Corporation. Any reference to the General Partner in this Section 4.7 and any definition applied to this Section 4.7 shall also be deemed to reference the governing body of the IPO Corporation.

Section 4.8. The Partnership’s Right to Purchase Certain Management Interests of the Management Limited Partners Upon Certain Terminations of Employment.

(a) If a Management Limited Partner’s employment with the Company (or, if applicable, any of its Subsidiaries or Affiliates) terminates as a result of the death or Disability of such Management Limited Partner, a termination by the Company (or, if applicable, its Subsidiaries or Affiliates) without Cause, a termination by such Management Limited Partner termination with Good Reason or the Retirement of such Management Limited Partner, then:

(i) With respect to Class A-2 Units, the Partnership may purchase, on one occasion, all of the Class A-2 Units then held by the applicable Management Limited Partner Entities at a per share price equal to the Fair Market Value on the Repurchase Calculation Date; and

(ii) With respect to Vested Class B Profits Interest Units, the Partnership may purchase, on one occasion, all of the Vested Class B Profits Interest Units then held by the applicable Management Limited Partner Entities at a per share price equal to the Fair Market Value on the Repurchase Calculation Date. In addition, and for the avoidance of doubt, all unvested Class B Profits Interest Units then held by the applicable Management Limited Partner Entities shall be terminated and cancelled without any payment therefor as of the date of the applicable Management Limited Partner’s death or Disability, termination without Cause, termination with Good Reason or Retirement, as applicable.

(b) Except as otherwise provided in any applicable Class B Profits Interest Unit Award Agreement or Management Unit Subscription Agreement, if a Management Limited Partner’s employment with the Company (or, if applicable, any of its Subsidiaries or Affiliates) terminates as a result of a termination by such Management Limited Partner without Good Reason, then:

(i) With respect to Class A-2 Units, the Partnership may purchase, on one occasion, all of the Class A-2 Units then held by the applicable Management Limited Partner Entities at a per share price equal to the Fair Market Value on the Repurchase Calculation Date; and

(ii) With respect to Vested Class B Profits Interest Units, the Partnership may purchase, on one occasion, all of the Vested Class B Profits Interest Units then held by the applicable Management Limited Partner Entities at a per share price equal to the Fair Market Value on the Repurchase Calculation Date. In addition, and for the avoidance of doubt, all unvested Class B Profits Interest Units shall be terminated and cancelled without any payment therefor as of the date of the applicable termination without Good Reason.

(c) If a Management Limited Partner’s employment with the Company (or, if applicable, any of its Subsidiaries or Affiliates) is terminated by the Company (or, if applicable, its Subsidiaries or Affiliates) for Cause, then:

(i) With respect to Class A-2 Units, the Partnership may purchase, on one occasion, all of the Class A-2 Units then held by the applicable Management Limited Partner Entities at a per share price equal to the lesser of (x) the Issue Price and (y) the Fair Market Value on the Repurchase Calculation Date (the “Bad Leaver Repurchase Price”); and

(ii) With respect to Class B Profits Interest Units, all such Class B Profits Interest Units then held by the applicable Management Limited Partner Entities shall be forfeited upon the termination for Cause of the applicable Management Limited Partner.

(d) The Partnership shall have a period (the “Call Period”) of one hundred eighty (180) days from the date of any Call Event in which to give notice in writing to the Management Limited Partner of its election to exercise its rights and obligations pursuant to this Section 4.8 (“Repurchase Notice”). The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Partnership no later than the fifteenth business day after the giving of the Repurchase Notice, or, if later, the one year anniversary of the date of termination of the Management Limited Partner’s employment. The applicable Repurchase Price shall be paid by delivery to the applicable Management Limited Partner Entities of fully paid and non-assessable common stock of the Acquiror and immediately thereafter the Partnership shall cause the Acquiror to redeem such common stock with a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Limited Partner Entities (or by wire transfer of immediately available funds, if the Management Limited Partner Entities provide to the Partnership wire transfer instructions) against delivery of certificates or other instruments representing the Units so purchased, appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(e) Notwithstanding any other provision of this Section 4.8 to the contrary, if there exists and is continuing any Event, the Partnership will, to the extent it has exercised its rights to purchase Class A-2 Units and/or Vested Class B Profits Interest Units pursuant to this Section 4.8, in order to complete the purchase of any Class A-2 Units and/or Vested Class B Profits Interest Units pursuant to this Section 4.8, deliver to the applicable Management Limited Partner Entities (i) payment for any amounts payable pursuant to this Section 4.8 in accordance with the procedures established by Section 4.8(e) that would not cause an Event and (ii) a note issued by Acquiror having the same terms as that provided in Section 4.7(f) above with a principal amount equal to the amount payable but not paid in accordance with the procedures established by Section 4.8(d) due to the Event; provided, that until such time as each such note is paid in full, neither the Partnership nor the Acquiror shall make any distributions or pay any dividends. Notwithstanding the foregoing, if an Event exists and is continuing for one hundred and eighty days (180) days from the date of the Call Event, the proposed repurchase of that portion of the Class A-2 Units and/or Vested Class B Profits Interest Units to be repurchased by the Partnership from the Management Limited Partnership Entities pursuant to this Section 4.8 with the note described in the foregoing sentence shall immediately terminate and the Partnership and Acquiror shall have no further rights or obligations under this Section 4.8 and, for the avoidance of doubt, the applicable Management Limited Partner Entities shall have the right to exercise any rights that they may retain pursuant to Section 4.7.

(f) The provisions of this Section 4.8 shall terminate immediately upon the earlier of (i) the completion of a Change of Control and (ii) a Qualified Public Offering.

(g) Any reference to the Partnership or its securities in this Section 4.8 and any definition as applied to this Section 4.8 shall also be deemed to reference the IPO Corporation. Any reference to the General Partner in this Section 4.8 and any definition applied to this Section 4.8 shall also be deemed to reference the governing body of the IPO Corporation.

Section 4.9. Specific Performance. Each of the parties to this Agreement acknowledges that it shall be impossible to measure in money damages to the Partnership or the Partner(s), if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article IV or Article XV, that every such restriction or obligation is material, and that in the event of any such failure, neither the Partnership nor the Partner(s) shall have an adequate remedy at law or in damages. Therefore, each party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved party without the posting of any bond or other equity security, to compel specific performance of all of the terms of this Article IV and to prevent any Transfer of Units in contravention of any terms of this Article IV, and waives, any defenses thereto, including the defenses of: (i) failure of consideration; (ii) breach of any other provision of this Agreement; and (iii) availability of relief in damages.

ARTICLE V

CAPITAL CONTRIBUTIONS

Section 5.1. Initial Capital Contributions; Capital Contributions on the Date Hereof; Issuance of Units. As of the date hereof, subject to the terms and conditions set forth in this Agreement, the Partnership issued and sold to each Limited Partner, and each Limited Partner purchased for cash and/or securities the number of Limited Partnership Units at the Issue Price per Limited Partnership Unit set forth opposite each such Person’s name on Schedule I for the respective contribution amount as is set forth opposite each such Person’s name on Schedule I. Each Limited Partner listed in the books and records of the Partnership has made initial capital contributions to the Partnership consisting of cash and/or securities in the amounts set forth in the books and records of the Partnership (and as such books and records will be updated following the date hereof to reflect the Limited Partners’ initial capital contribution with respect to the initial issuance by the Partnership of Limited Partnership Units) (with respect to each Partner, an “Initial Capital Contribution”). As of or after the date hereof, subject to the terms and conditions set forth in this Agreement, the Profits Interest Plan and any applicable Class

B Profits Interest Unit Award Agreement, the Partnership shall grant to each applicable Management Limited Partner the number of Class B Profits Interest Units that is set forth opposite each such Person’s name on Schedule I hereto. As of the date hereof, the Partnership issued to the General Partner the General Partnership Interests in exchange for $1.00 contributed by the General Partner to the Partnership.

Section 5.2. Additional Contributions.

(a) Subject to Section 10.5, additional Capital Contributions may be made and additional Interests, including Limited Partnership Interests and Class B Profits Interests, issued in respect thereof, on such terms and conditions as the General Partner may determine in its sole discretion, but no Partner shall be required to make any additional Capital Contributions after the date hereof without such Partner’s consent.

(b) The fees and expenses of the Partnership shall be paid (or, if paid by the Partnership, reimbursed) by Acquiror or one or more of its Subsidiaries, including the following fees and expenses:

(i) fees, costs and expenses of any administrators, agents, custodians, advisors, attorneys and accountants (including audit and certification fees and the costs of financial and tax reports, including the costs of printing and distributing reports to Partners);

(ii) the out-of-pocket costs of any litigation, directors’ and officers’ liability or other insurance and indemnification expense permitted by Section 9.4 or any other extraordinary expense or liability relating to the affairs of the Partnership;

(iii) expenses of liquidating the Partnership;

(iv) registration expenses and any taxes, fees or other governmental charges levied against the Partnership and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Partnership;

(v) expenses of the General Partner incurred on behalf of or in connection with the management of the Partnership; and

(vi) subject to Section 9.1(h), if applicable, any commitment fees, underwriting discounts or similar fees in connection with the financing of the Transactions and/or the fees of counsel, consultants and advisors for the KKR Group, Acquiror and related parties in connection with the Transactions, the Partnership or their ownership of the Company and its Subsidiaries, including any arrangement, financing, advisory, management or similar fees (including the Management Fee and the Transaction Fee) incurred from time to time.

Section 5.3. Return of Contributions. Except as otherwise provided in Article VII, (a) a Partner is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions, (b) an unrepaid Capital Contribution is not a liability of the Partnership or of any Partner and (c) a Partner is not required to contribute or to lend any cash or property to the Partnership to enable the Partnership to return any Partner’s Capital Contributions.

Section 5.4. Capital Account. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner’s Capital Contributions with respect to Interests acquired by it (including Limited Partnership Units), if any, all items of income and gain allocated to such Partner pursuant to Section 8.1 and any items of income or gain which are specially allocated pursuant to Section 8.2; and shall be debited with all items of loss and deduction allocated to such Partner pursuant to Section 8.1, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 8.2, and all cash and the Book Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the

Partnership to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any Section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any Transfer of any Interest (or portion thereof) in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest (or portion thereof).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1. Partners’ Representations and Warranties. Each Partner (severally and not jointly, as to itself) represents and warrants to the Partnership and the other Partners that, as of the date of its admission to the Partnership:

(a) such Partner has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by such Partner of this Agreement have been duly authorized by all necessary action;

(b) if such Partner is an entity, such Partner is duly organized and validly existing under the Laws of its jurisdiction of organization;

(c) this Agreement has been duly and validly executed and delivered by such Partner and constitutes the binding obligation of such Partner enforceable against such Partner in accordance with its terms, subject to Creditors’ Rights;

(d) the execution, delivery, and performance by such Partner of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any applicable Law, (ii) violate any order, judgment, or decree applicable to such Partner or (iii) conflict with, or result in a breach or default under, any Contract to which such Partner is a party or any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, or certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Partner’s ability to satisfy its obligations hereunder;

(e) no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of such Partner to perform its obligations hereunder or to authorize the execution, delivery and performance by such Partner of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Partner’s ability to satisfy its obligations hereunder or under any agreement or other instrument to which such Partner is a party;

(f) such Partner is acquiring its Interest for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act; such Partner acknowledges that its Interest has not been registered pursuant to the Securities Act and may not be Transferred in the absence of such registration or an exemption therefrom under the Securities Act; and such Partner has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of its investment in the Interest and is capable of bearing the economic risks of the transactions contemplated by this Agreement; and

(g) such Partner is an informed and sophisticated participant in the transactions contemplated hereby and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement and the investment in the Partnership; such Partner acknowledges that it is relying on its own investigation and analysis in entering into the transactions contemplated hereby, including making its Capital Contribution, and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof; and such Partner has not relied on any due diligence investigation of any other Partner or its advisors and their respective Affiliates, or on any oral or written materials prepared or presented by any other Partner or its advisors, including any projections, forecasts, return on investment or other future cash flow illustrations prepared by any such Partner or its advisors or their respective Affiliates.

Section 6.2. Management Limited Partners’ Additional Representations and Warranties. Each Management Limited Partner further represents and warrants to the Partnership and the Class A-1 Limited Partners that, as of the date hereof:

(a) the Management Limited Partner’s financial situation is such that such Management Limited Partner can afford to bear the economic risk of holding the Interests for an indefinite period of time, has adequate means for providing for the Management Limited Partner’s current needs and personal contingencies, and can afford to suffer a complete loss of the Management Limited Partner’s investment in the Interests;

(b) the Management Limited Partner’s knowledge and experience in financial and business matters are such that the Management Limited Partner is capable of evaluating the merits and risks of the investment in the Interests;

(c) the Management Limited Partner understands that the Interests are a speculative investment which involves a high degree of risk of loss of Management Limited Partner’s investment therein, there are substantial restrictions on the transferability of the Interests and, on the date on which such Management Limited Partner acquires or is granted such Interests and for an indefinite period following such date, there will be no public market for the Interests and, accordingly, it may not be possible for the Management Limited Partner to liquidate the Management Limited Partner’s investment including in case of emergency, if at all;

(d) under certain circumstances, the Partnership and its Affiliates may have the right to repurchase the Interests at a price which may be less than the Fair Market Value thereof and, in certain cases, Class B Profits Interests may be forfeited or fail to vest;

(e) the Management Limited Partner understands and has taken cognizance of all the risks related to the purchase or grant of the Interests and, other than as set forth in this Agreement, no representations or warranties have been made to the Management Limited Partner or Management Limited Partner’s representatives concerning the Interests, the Partnership, the Partnership’s Affiliates or their respective prospects or other matters;

(f) the Management Limited Partner has been given the opportunity to examine documents and to ask questions of, and to receive answers from, the Partnership and its representatives concerning the Partnership and its subsidiaries, the transactions contemplated hereby, this Agreement, the Partnership’s organizational documents and the terms and conditions of the purchase or grant of the Interests and to obtain any additional information which the Management Limited Partner deems necessary;

(g) all information which the Management Limited Partner has provided to the Partnership and the Partnership’s representatives concerning the Management Limited Partner and the Management Limited Partner’s financial position is complete and correct as of the date of this Agreement;

(h) the Management Limited Partner has reviewed the default, forfeiture and mandatory repurchase provisions of this Agreement, the Management Equity Plan, the Profits Interest Plan, any Management Unit Subscription Agreement (if applicable) and any Class B Profits Interest Unit Award Agreement and acknowledges that (i) such Management Limited Partner’s acceptance of such provisions is a precondition to admission as a Management Limited Partner and (ii) such provisions are reasonable; and

(i) as of the date that the Management Limited Partner is admitted as a Limited Partner of the Company, the Management Limited Partner is an employee of the Partnership or any of its Subsidiaries.

Section 6.3. Brickman Limited Partners’ Additional Representations and Warranties. Each Brickman Limited Partner further represents and warrants to the Partnership and the other Limited Partners that, as of the date hereof:

(a) the Brickman Limited Partner’s financial situation is such that such Brickman Limited Partner can afford to bear the economic risk of holding the Interests for an indefinite period of time, has adequate means for providing for the Brickman Limited Partner’s current needs and personal contingencies, and can afford to suffer a complete loss of the Brickman Limited Partner’s investment in the Interests;

(b) the Brickman Limited Partner’s knowledge and experience in financial and business matters are such that the Brickman Limited Partner is capable of evaluating the merits and risks of the investment in the Interests;

(c) the Brickman Limited Partner understands that the Interests are a speculative investment which involves a high degree of risk of loss of Brickman Limited Partner’s investment therein, there are substantial restrictions on the transferability of the Interests and, on the date on which such Brickman Limited Partner acquires or is granted such Interests and for an indefinite period following such date, there will be no public market for the Interests and, accordingly, it may not be possible for the Brickman Limited Partner to liquidate the Brickman Limited Partner’s investment including in case of emergency, if at all;

(d) the Brickman Limited Partner understands and has taken cognizance of all the risks related to the purchase or grant of the Interests and, other than as set forth in this Agreement, no representations or warranties have been made to the Brickman Limited Partner or Brickman Limited Partner’s representatives concerning the Interests, the Partnership, the Partnership’s Affiliates or their respective prospects or other matters;

(e) the Brickman Limited Partner has been given the opportunity to examine documents and to ask questions of, and to receive answers from, the Partnership and its representatives concerning the Partnership and its subsidiaries, the transactions contemplated hereby, this Agreement, the Partnership’s organizational documents and the terms and conditions of the purchase or grant of the Interests and to obtain any additional information which the Brickman Limited Partner deems necessary; and

(f) all information which the Brickman Limited Partner has provided to the Partnership and the Partnership’s representatives concerning the Brickman Limited Partner and the Brickman Limited Partner’s financial position is complete and correct as of the date of this Agreement.

Section 6.4. Viper Limited Partners’ Additional Representations and Warranties. Each Viper Limited Partner further represents and warrants to the Partnership and the other Limited Partners that, as of the date hereof:

(a) the Viper Limited Partner’s financial situation is such that such Viper Limited Partner can afford to bear the economic risk of holding the Interests for an indefinite period of time, has adequate means for providing for the Viper Limited Partner’s current needs and personal contingencies, and can afford to suffer a complete loss of the Viper Limited Partner’s investment in the Interests;

(b) the Viper Limited Partner’s knowledge and experience in financial and business matters are such that the Viper Limited Partner is capable of evaluating the merits and risks of the investment in the Interests;

(c) the Viper Limited Partner understands that the Interests are a speculative investment which involves a high degree of risk of loss of the Viper Limited Partner’s investment therein, there are substantial restrictions on the transferability of the Interests and, on the date on which such Viper Limited Partner acquires or is granted such Interests and for an indefinite period following such date, there will be no public market for the Interests and, accordingly, it may not be possible for the Viper Limited Partner to liquidate the Viper Limited Partner’s investment including in case of emergency, if at all;

(d) the Viper Limited Partner understands and has taken cognizance of all the risks related to the purchase or grant of the Interests and, other than as set forth in this Agreement, no representations or warranties have been made to the Viper Limited Partner or the Viper Limited Partner’s representatives concerning the Interests, the Partnership, the Partnership’s Affiliates or their respective prospects or other matters;

(e) the Viper Limited Partner has been given the opportunity to examine documents and to ask questions of, and to receive answers from, the Partnership and its representatives concerning the Partnership and its subsidiaries, the transactions contemplated hereby, this Agreement, the Partnership’s organizational documents and the terms and conditions of the purchase or grant of the Interests and to obtain any additional information which the Viper Limited Partner deems necessary; and

(f) the information which the Viper Limited Partner has provided to the Partnership and the Partnership’s representatives in writing concerning the Viper Limited Partner and the Viper Limited Partner’s financial position is, taken as a whole, complete and correct in all material respects as of the date of this Agreement.

ARTICLE VII

DISTRIBUTIONS

Section 7.1. Distributions.

(a) Subject in each case to restrictions imposed by Law, cash or other property available for distribution (the “Distributable Assets”) that the General Partner determines from time to time to distribute shall be distributed to the Partners as follows:

(i) first, to the General Partner until the General Partner has received $1.00 pursuant to all distributions made under this Section 7.1 plus the reimbursement of any reasonable, documented and out-of-pocket expenses of, or paid by, the General Partner in connection with its services as the General Partner of the Partnership;

(ii) second, to each holder of Limited Partnership Units pro rata in accordance with the Initial Capital Contributions for the Limited Partnership Units held by such holder (excluding Capital Contributions made on account of any Limited Partnership Units that have been redeemed) until each such holder has received an amount equal to the Initial Capital Contributions made with respect to such Limited Partnership Units; and

(iii) third, subject to Sections 7.1(b), (d) and (f), pro rata to each holder of Limited Partnership Units and Class B Profits Interest Units based on the respective Sharing Percentages of the Limited Partnership Units and the Class B Profits Interest Units.

(b) All distributions made under this Section 7.1 shall be made to the Partners of record on the Register of Partners. Except as set forth in Section 7.1(e), the General Partner shall have sole discretion to determine the timing of distributions and the aggregate amount available for distribution. Subject to the limitations set forth in Sections 7.1(e) and (f), distributions to be made in respect of any unvested Class B Profits Interest Units shall be deferred and retained by the Partnership until the date, if any, on which such Class B Profits Interest Units become vested and shall be distributed promptly when, as and if such underlying Class B Profits Interest Units become vested. With respect to any unvested Class B Profits Interest Units which are forfeited or repurchased by the Partnership or its Affiliates, any retained distributions in respect of such Class B Profits Interest Units will be distributed in accordance with Section 7.1(a) on the date of such forfeiture or repurchase to the holders of the Limited Partnership Units and Class B Profits Interest Units pro rata according to their Sharing Percentage, as if there were no such forfeited or repurchased Class B Profits Interest Units then outstanding.

(c) Notwithstanding the foregoing, in the event that any shares of common stock or any other equity securities of the IPO Corporation are (x) sold by the Partnership on behalf of a Limited Partner or (y) distributed to one or more Limited Partners, in each case, in accordance with this Agreement, proceeds generated from such sale pursuant to clause (x) above, shall be paid to such Limited Partner to redeem, and shares distributed pursuant to clause (y) above shall be distributed to redeem, a proportionate number of Limited Partnership Units from such Limited Partner in order to reflect such change in such Limited Partner’s indirect ownership of common stock or other equity securities of the IPO Corporation.

(d) Distribution Threshold. A Class B Profits Interest Unit Award Agreement shall provide that each Class B Profits Interest Unit issued thereunder shall, subject to the other provisions of this Agreement, be entitled to share in distributions under Section 7.1(a) and Section 13.2(c)(iii) only after the aggregate amount of distributions (from and after the issuance of such Class B Profits Interest Unit) pursuant to Section 7.1(a) and Section 13.2(c)(iii) in respect of each Limited Partnership Unit issued on or prior to the date of issuance of such Class B Profits Interest Unit at least equals the applicable Distribution Threshold for such Class B Profits Interest Unit.

(e) If the General Partner reasonably determines that the taxable income of the Partnership for a taxable year will give rise to taxable income for any Partner (after giving effect to any net cumulative taxable losses to such Partner from prior taxable years that have not previously been taken into account to reduce the amount of Tax Distributions pursuant to this sentence) in excess of distributions previously made to such Partner under Section 7.1 with respect to such taxable year, the General Partner shall, to the extent of available cash, cause the Partnership in no event later than 90 days after the close of such taxable year, to make a distribution (a “Tax Distribution”) to the Partners (to the extent that there are Distributable Assets in the form of cash) so that aggregate distributions to each Partner pursuant to this Section 7.1 for such taxable year are at least equal to the United States federal, state and local income tax liability and the Medicare tax on investment income imposed under Section 1402 of the Code that would be payable in respect of the taxable income allocable to such Partner for such taxable year (with regard to any taxable income allocable as a result of Code Section 704(c)) determined (A) solely by reference to such Partner’s allocable share of the Partnership’s income, (B) as if such Partner were an individual resident in New York, New York, (C) as if such Partner were subject to United States federal, state and local income tax at the highest marginal rate then in effect, taking into account the character of such income and the deductibility of state and local taxes and (D) taking into account any prior year net losses with respect to the Partnership allocable to such Partner to the extent such net losses would be deductible against such Partner’s share of the Partnership’s taxable income (assuming such net losses are carried forward to the extent of any applicable law and not applied against any non-Partnership income). If any portion of a Partner’s Units are redeemed by the Partnership pursuant to this Agreement, any Class B Profits Interest Unit Award Agreement or any Management Unit Subscription Agreement (if applicable) to which such Partner is a party, then such Partner’s tax distribution in respect of income of the Partnership after the date of such redemption shall be determined without regard to any items allocated to, or amounts distributed to, such Partner in respect of such redeemed Units. If the General Partner reasonably determines that annual Tax Distributions would be required by this Section 7.1(e) with respect to a taxable year (determined without regard to quarterly distributions made pursuant to this sentence), the Partnership shall, to the extent of available cash, make quarterly distributions to the Partners (to the extent that there are Distributable Assets in the form of cash) such that each Partner receives an amount at least equal to the excess of (i) such Partner’s quarterly estimated taxes as reasonably determined by the General Partner, calculated in accordance with the principles set forth in this Section 7.1(e), over (ii) the amount of distributions previously made under Section 7.1(a) to such Partner with respect to such taxable year to the extent such amounts have not previously reduced the amount of quarterly distributions to such Partner pursuant to this sentence with respect to such taxable year. A Tax Distribution or a quarterly distribution pursuant to this Section 7.1(e) to a Partner in respect of any Unit shall be charged against current or future distributions to which such Partner would otherwise have been entitled under this Section 7.1 or Section 13.2 in respect of such Unit.

(f) Limitations on Distributions to Class B Profits Interest Units. It is the intention of the parties to this Agreement that, unless otherwise determined by the General Partner, distributions in respect of the Class B Profits Interest Units be limited to the extent necessary so that the Class B Profits Interest Units constitute profits interests. In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, the General Partner may limit distributions in respect of the Class B Profits Interest Units under Section 7.1(a) and Section 13.2(c)(iii), as applicable, so that such distributions do not exceed the amount of available profits (as determined by the General Partner in its sole discretion) in respect of such Class B Profits Interest Units. If the distributions in respect of the Class B Profits Interest Units are reduced pursuant to the preceding sentence, an amount equal to such excess shall instead be distributed in respect of the Limited Partnership Units under Section 7.1(a) or Section 13.2(c)(iii), as applicable, and the General Partner shall make appropriate adjustments to future distributions in respect of the Limited Partnership Units under Section 7.1(a) and Section 13.2(c)(iii), as applicable, so that distributions are made in respect of the Class B Profits Interest Units (consistent with the principles of this Section 7.1(f)) in an amount equal to such excess out of amounts that, but for this sentence, would have been distributed in respect of the Limited Partnership Units.

ARTICLE VIII

ALLOCATIONS

Section 8.1. Allocations of Profits and Losses. Except as otherwise provided in this Agreement, Profits and Losses and to the extent necessary, individual items of income, gain or loss or deduction of the Partnership shall be allocated in a manner such that the Capital Account of each Partner is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made pursuant to Section 7.1 if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Partnership liabilities were satisfied (limited with respect to each non-recourse liability to the Book Value of the assets securing such liability) and the net assets of the Partnership were distributed in accordance with Section 7.1 to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets; provided that, in the case of a sale or distribution of common stock or other equity securities of the IPO Corporation or Acquiror, as applicable, by the Partnership on behalf of a Limited Partner in accordance with this Agreement, gain or loss recognized with respect to such common stock or equity securities shall be allocated to such Limited Partners to the extent possible, as reasonably determined by the Tax Matters Partner.

Section 8.2. Special Allocations. Notwithstanding any other provision in this Article VIII:

(a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with

Treasury Regulations Section 1.704-2(f). This Section 8.2(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b) Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit balance in such Partner’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided, that an allocation pursuant to this Section 8.2(b) shall be made only to the extent that a Partner would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.2(b) were not in this Agreement. This Section 8.2(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c) Gross Income Allocation. If any Partner has a deficit Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 8.2(c) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VIII have been tentatively made as if Section 8.2(b) and this Section 8.2(c) were not in this Agreement.

(d) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the General Partner and Limited Partners on a pro rata basis based on their percentage ownership of Class A Units.

(e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

(f) Ameliorative Allocations. Any special allocations of income or gain pursuant to Sections 8.2(b) or 8.2(c) hereof shall be taken into account in computing subsequent allocations pursuant to Section 8.1 and this Section 8.2(f), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Sections 8.2(b) or 8.2(c) had not occurred.

Section 8.3. Income Tax Allocations. For income tax purposes, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided, that in the case of any asset the Book Value of which differs from its adjusted tax basis for United States federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner reasonably determined by the General Partner) so as to take account of the difference between Book Value and adjusted basis of such asset, and provided further that, in the case of a sale or distribution of common stock or other equity securities of the IPO Corporation by the Partnership on behalf of a Limited Partner in accordance with this Agreement, gain or loss recognized with respect to such common stock or equity securities shall be allocated to such Limited Partners to the extent possible, as reasonably determined by the Tax Matters Partner.

Section 8.4. Section 704(c) Property. With respect to any property contributed to the Partnership, the Partnership shall contribute such property to Acquiror and shall identify Acquiror shares as being successor section 704(c) property to any such property contributed to the Partnership under Treasury Regulations Sections 1.704-4(d)(1)(i), 1.704-3(a)(8) and 1.737-2(d).

ARTICLE IX

MANAGEMENT OF THE PARTNERSHIP

Section 9.1. Management.

(a) The General Partner may act for and bind the Partnership. The General Partner shall have the authority to undertake all actions on behalf of the Partnership which the Partnership is authorized to undertake, including to make distributions and sell assets of the Partnership, and shall, subject to the provisions of Section 2.4, have the exclusive right to manage the business and affairs of the Partnership, and shall, subject to the provisions of Section 2.4, delegate such management duties and responsibilities to such other Person or Persons designated by it as it may determine (including Affiliates of the General Partner or any of its beneficial owners, equityholders and other related Persons). Without limiting the generality of the foregoing, the General Partner shall have the right to employ, on behalf of the Partnership, such Persons (including advisors, accountants and attorneys) as it deems advisable for the conduct of the business of the Partnership, on such terms and for such compensation as the General Partner may determine.

(b) No Limited Partner, in its capacity as such, shall participate in the management of the Partnership or have any control over the business (within the meaning of Section 17-303 of the Act) of the Partnership. No Limited Partner, in its capacity as such, shall have any right or authority to act for or to bind the Partnership. Notwithstanding any contrary provisions in this Agreement, (i) in no event shall a Limited Partner be considered a general partner of the Partnership by agreement, estoppel, as a result of the performance of its duties or otherwise, and (ii) the Limited Partners shall not be deemed to be participating in the control of the business of the Partnership within the meaning of the Partnership Act as a result of any actions taken by a Limited Partner hereunder. To the fullest extent permitted by Law, no Partner shall owe any fiduciary duty to any other Partner or the Partnership.

(c) Subject to Section 9.1(h), the General Partner shall not be obligated to abstain from acting on any matter (or act in any particular manner) because of any interest (or conflict of interest) of such General Partner (or any Affiliate thereof) in such matter.

(d) Brickman GP, LLC shall serve as the General Partner unless and until a successor or substitute general partner is appointed and admitted to the Partnership in accordance with Section 4.5(d).

(e) Subject to the direction of the General Partner and Section 2.4, the day-to-day administration of the business of the Partnership and its Subsidiaries may be carried out by employees and agents of the General Partner or Subsidiaries of the Partnership who may be designated as officers, with titles including “chairman,” “vice chairman,” “managing director,” “principal,” “president,” “vice president,” “treasurer,” “assistant treasurer,” “secretary,” “assistant secretary,” “general manager,” “director”, “chief executive officer” and “chief financial officer,” as and to the extent authorized by the General Partner. The officers of the General Partner shall have such titles and powers and perform such duties as shall be determined from time to time by the General Partner. Any number of offices may be held by the same Person.

(f) Each Partner agrees that, except as otherwise expressly provided herein and to the fullest extent permitted by applicable Law, any action of or relating to the Partnership by the General Partner as provided herein may be taken by the General Partner in its sole discretion and shall bind each Partner in its capacity as a Partner.

(g) The Partners agree that the General Partner, on behalf of the Partnership and its Subsidiaries, shall have the exclusive right to nominate, appoint and designate (or cause to be nominated appointed and designated) all directors, managers, managing members, general partners or other persons to the governing bodies of each of the Subsidiaries of the Partnership in its sole discretion, and to set the terms on which such governing bodies shall operate.

(h) Notwithstanding anything else contained herein to the contrary, other than the Monitoring Agreement (excluding the fees contemplated by Section 2 thereof), the Transaction Fee Agreements, the Syndication Fee Agreement and the Indemnification Agreement, any agreement or arrangement between (a) the Partnership or its direct or indirect Subsidiaries on the one hand and (b) the KKR Group or any of its Affiliates on the other hand (excluding agreements or arrangements between or among the Partnership, Acquiror and the Company or their respective direct or indirect Subsidiaries or controlled Affiliates, including without limitation the Brickman Merger Agreement, the Viper Merger Agreement, this Agreement and any agreements contemplated thereby or executed in connection therewith) shall (i) be on terms no less favorable to the Partnership and its direct or indirect Subsidiaries than would have been the case if the agreement or arrangement had been the result of arm’s-length negotiations with a third-party or (ii) require the consent of Persons (other than KKR North America Fund XI L.P. and its Affiliates and any Person interested in the transaction) whose aggregate beneficial Capital Contributions in respect of Class A-1 Units, whether contributed directly to the Partnership or through an investment fund or vehicle, equal or exceed 51% of the aggregate Capital Contributions in respect of Class A-1 Units (excluding any Class A-1 Units held, directly or indirectly, by KKR North America Fund XI L.P. and its Affiliates and any Person interested in the transaction) of such Persons at such time.

(i) Notwithstanding anything else contained herein to the contrary, and for so long as the Viper Limited Partners own at least fifty percent (50%) of the Class A-1 Units acquired by them pursuant to the Viper Transaction and not exchanged for Class A-2 Units (the “Board Designation Condition”), the Viper Limited Partners shall be entitled to one (1) seat on the GP Board. The GP Board Member designated to fill such seat shall be elected by vote of the holders of a majority of the Class A-1 Units held by the Viper Limited Partners, and such GP Board Member shall be entitled to sit on any committee of the GP Board. If the Viper Limited Partners cease to own at least fifty percent (50%) of the Class A-1 Units acquired by them pursuant to the Viper Transaction and not exchanged for Class A-2 Units, the Viper Limited Partners acknowledge and agree that they shall no longer be entitled to, and shall automatically forfeit with no further action required by them or the General Partner, such seat on the GP Board and any committee thereof. Such GP Board Member will have the same rights as each other member of the GP Board including with respect to indemnification, expense reimbursement (except that any officer of the Partnership or its Subsidiaries shall not be entitled to expense reimbursement) and access to information. This provision shall terminate upon an Initial Public Offering; provided, however, that if upon the closing of an Initial Public Offering the Board Designation Condition is met, the Viper Limited Partners shall be entitled to one (1) seat on the initial board of directors (or similar governing body) of the IPO Corporation.

Section 9.2. Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, any Person dealing with the Partnership shall be entitled to rely exclusively on the representations of the General Partner as to its power and authority to enter into arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. In no event shall any Person dealing with the General Partner or the General Partner’s representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner’s representative and every Contract or other document executed by the General Partner or the General Partner’s representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and (c) the General Partner or the General Partner’s representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

Section 9.3. Compensation and Reimbursement of General Partner.

(a) Except as provided in this Section 9.3 or otherwise in this Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership.

(b) The General Partner shall be reimbursed by the Partnership for all reasonable, documented and out-of-pocket expenses, disbursements and advances incurred or made on behalf of the Partnership and other such expenses reasonably necessary or appropriate to the conduct of the Partnership’s business and allocable to the Partnership.

Section 9.4. Certain Duties and Obligations of the Partners; Exculpation; Indemnity.

(a) No Partner shall take, or cause to be taken, any action that would result in any other Partner having any personal liability for the obligations of the Partnership.

(b) To the fullest extent permitted by applicable Law, no Partner or any Affiliate of any Partner or their respective members, managers, officers, directors, employees, agents, stockholders or partners nor any member of the GP Board or any Person who serves at the specific request of the General Partner on behalf of the Partnership as a partner, manager, member, officer, director, employee or agent of any other entity (each, an “Indemnitee”) shall owe any duties, including fiduciary duties, to the Partnership or any Partner and will not be liable to the Partnership or to any Partner for any act performed or omission made by such Person in connection with this Agreement or the matters contemplated herein, unless such act or omission resulted from fraud, any action or inaction taken or not taken with the intent to breach this Agreement or any action or inaction taken or not taken with the intent to engage in an illegal act. The provisions of this Agreement, to the extent that they eliminate or restrict the duties and liabilities, including fiduciary duties, of the General Partner or any Indemnitee otherwise existing at Law or in equity, are agreed by the Partners to be modified to the extent of such other duties and liabilities of the General Partner or any such Indemnitee.

(c) To the maximum extent permitted under applicable Law, whenever an Indemnitee is permitted or required to make a decision or take an action or omit to do any of the foregoing: (i) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude or without an express standard of behavior (including standards such as “reasonable” or “good faith”), such Indemnitee shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever, or (ii) with an express standard of behavior (including standards such as “reasonable” or “good faith”), then the Indemnitee shall comply with such express standard but, to the maximum extent permitted under applicable Law, shall not be subject to any other or additional standard imposed by this Agreement or applicable Law.

(d) Each Indemnitee may consult with legal counsel, financial advisors and accountants selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reliance upon and in accordance with the advice of such counsel, financial advisors or accountants will be full justification for any such act or omission, and each such Indemnitee will be fully protected in so acting or omitting to act; provided that such counsel, financial advisors or accountants were selected with reasonable care.

(e) The Partnership shall, to the fullest extent permitted by Law, indemnify and hold harmless any Indemnitee (and its respective heirs and legal and personal representatives) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership), by reason of any actions or omissions or alleged acts or omissions arising out of such Person’s activities either on behalf of the Partnership or in furtherance of the interests of the Partnership or arising out of or in connection with the Partnership and/or its Affiliates, against all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with such action, suit or proceeding; provided that such Person was not guilty of fraud, any action or inaction taken or not taken with the intent to breach this Agreement or any action or inaction taken or not taken with the intent to engage in an illegal act; provided, further, that this provision shall not apply in the case of any action brought by the Indemnitee against the Partnership or its Affiliates or any action brought by the Partnership or its Affiliates against the Indemnitee.

(f) The right to indemnification conferred in this Section 9.4 shall include the right to be paid or reimbursed by the Partnership the expenses described in Section 9.4(e) which are incurred by a Person entitled to be indemnified under this Section 9.4 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the Person’s ultimate entitlement to indemnification. Such expenses shall, at the request of the Person entitled to be indemnified under this Section 9.4, be advanced by the Partnership on behalf of such Person in advance of the final disposition of a proceeding so long as such Person shall have provided the Partnership with a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Section 9.4 or otherwise.

(g) The right of any Indemnitee to the indemnification provided herein is cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by Contract or as a matter of Law or equity, and extends to such Indemnitee’s successors, assigns and legal representatives.

(h) Notwithstanding any other terms of this Agreement, and for the avoidance of doubt, the Partnership’s obligations pursuant to this Section 9.4 are not intended to render the Partnership as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under applicable law governing the Company, it being agreed that an Indemnitee shall first seek to be so indemnified and have such expenses advanced by the Company (or applicable insurance policies maintained by the Company), but only to the extent that the Company with respect to such indemnity or the insurer with respect to such insurance policy provides, or acknowledges its obligation to provide, such indemnity or coverage on a timely basis, as the case may be. In as much as the Partnership is intended to be secondarily liable in respect of losses, damages and expenses that are otherwise primarily indemnifiable by the Company, it is intended among the Partners and the Indemnitees that any advancement or payment by the Partnership to an Indemnitee will result in the Partnership having a subrogation claim against the Company in respect of such advancement or payments. The General Partner and the Partnership shall be specifically entitled to structure any such advancement or payment as a loan or other arrangement as the General Partner may determine necessary or advisable to give effect to, or otherwise implement, the foregoing.

Section 9.5. No Recourse Agreement. Neither the Partnership nor any of its Subsidiaries shall enter into any agreement which shall provide for recourse to any Limited Partner or, without its consent, the General Partner. No recourse to (a) any assets or properties of any members, partners or shareholders of any Limited Partner or the General Partner (or any Person that controls such member, partner or shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), (b) any Affiliate of any Limited Partner or the General Partner or (c) any former, current or future officer, director, agent, general or limited partner, member, manager, shareholder, employee, affiliated (or commonly advised) fund or Affiliate of any Limited Partner or the General Partner or any former, current or future officer, director, agent, general or limited partner, member, manager, shareholder, employee, affiliated (or commonly advised) fund or Affiliate of the foregoing shall be had and no judgment relating to the obligations of any Limited Partner under this Agreement (except to the extent any such Person expressly is individually liable thereunder) or for any payment obligations under this Agreement (except to the extent any such Person expressly is individually liable thereunder), or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Partnership or any Partner against any direct or indirect member, partner, shareholder, incorporator, employee or Affiliate, past, present or future, of any Limited Partner or the General Partner.

Section 9.6. VCOC .

(a) At the written request of a Qualifying Limited Partner on its own behalf or on behalf of an Affiliate thereof that indirectly has an interest in the Partnership, in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Partner”), for so long as the VCOC Partner, directly or through one or more wholly owned Subsidiaries, continues to be a Qualifying Limited Partner, the Partnership shall, with respect to each such requesting VCOC Partner, provide, or cause the Company (or following an Initial Public Offering, the IPO Corporation) to provide, such VCOC Partner or its designated representative with:

(i) the right to visit and inspect any of the offices and properties of the Partnership and its Subsidiaries and to have access to, inspect and copy the books and records (including all documents, reports, financial data and other information) of the Partnership and its Subsidiaries, as the VCOC Partner shall reasonably request;

(ii) as soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year of the Company (or following an Initial Public Offering, the IPO Corporation), consolidated balance sheets of the Company (or following an Initial Public Offering, the IPO Corporation) and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company (or following an Initial Public Offering, the IPO Corporation) and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(iii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company (or following an Initial Public Offering, the IPO Corporation), a consolidated balance sheet of the Company (or following an Initial Public Offering, the IPO Corporation) and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company (or following an Initial Public Offering, the IPO Corporation) and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(iv) to the extent the Partnership or any of its Subsidiaries is required by Law or pursuant to the terms of any outstanding indebtedness of the Partnership or any of its Subsidiaries to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to, or containing information of the type required under, Section 13 or 15(d) of the Exchange Act, actually prepared by the Partnership or any of its Subsidiaries as soon as available;

(v) to the extent consistent with applicable Law, inform the VCOC Partner or its designated representative in advance with respect to any significant corporate actions involving the Partnership and its Subsidiaries, including extraordinary dividends, mergers, acquisitions or dispositions of assets (including the acquisition by the Partnership of any material assets other than the direct or indirect interest in the Company), issuances of significant amounts of debt or equity and material amendments to the organizational documents of the Partnership or its Subsidiaries; and

(vi) the right to consult with and advise the Partnership and its Subsidiaries with respect to such actions and all other matters relating to the operation of the Partnership and its Subsidiaries and, if necessary to satisfy VCOC requirements, the right to attend meetings of the GP Board as an observer.

(b) The Partnership agrees to consider, in good faith, the recommendations of the VCOC Partner or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Partnership.

(c) Each VCOC Partner may, upon request, enter into a standard VCOC management rights letter with the Company and its Subsidiaries.

Section 9.7. Voting Rights of Viper Limited Partners. The vote of a majority of the outstanding Class A-1 Units held by the Viper Limited Partners and their Permitted Transferees shall be required to (i) approve the acquisition of any Equity Securities of the Partnership, other than acquisitions pursuant to Sections, 4.6(b), 4.7 and 4.8, and (ii) approve the repurchase or redemption of Limited Partnership Units, other than (A) Units held by Management Limited Partners and (B) repurchases or redemptions pursuant to which the Partnership offers to purchase Class A-1 Units from all Limited Partners on a pro rata basis and on the same terms and conditions.

ARTICLE X

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 10.1. Limitation of Liability. No Limited Partner, in such capacity, shall have any liability under this Agreement for the debts, liabilities or obligations of the Partnership, except as provided by applicable Law or as expressly set forth herein.

Section 10.2. Management of the Business. No Limited Partner (other than the General Partner or its directors, managers, partners, officers, employees or agents in their capacity as such, if such Person shall also be a Limited Partner) shall take part in the operation, management or control of the Partnership or have the power to sign documents for or otherwise bind the Partnership. The transaction of any business by the General Partner or any director, manager, partner, officer, employee or agent of the General Partner in its capacity as such shall not affect, impair or eliminate the limitations on the liability of any Limited Partner under this Agreement.

Section 10.3. Voting and Other Rights. Except as otherwise expressly provided in this Agreement, the Limited Partners shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Partnership or the General Partner

Section 10.4. Outside Activities.

(a) (i) Any Partner (other than a Management Limited Partner), director or Affiliate of the foregoing may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Partnership and its Subsidiaries, and may provide advice and other assistance to any such investment, business venture or Person, (ii) the Partnership, its Subsidiaries and the Partners shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom and (iii) the pursuit of any such investment or venture, even if competitive with the business of the Partnership and its Subsidiaries, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty with respect to the Partnership, its Subsidiaries or the Partners. No Partner (other than a Management Limited Partner), director or Affiliate of the foregoing shall be obligated to present any particular investment or business opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be pursued by the Partnership, and any Partner (other than a Management Limited Partner), director or Affiliate of the foregoing shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity.

(b) The Partners acknowledge and agree that Affiliates of the members of the KKR Group and an Affiliate of the MSD Limited Partner will receive (i) certain on-going fees relating to their management of the Partnership, the Company and their respective Subsidiaries and certain fees upon the consummation of the Transactions and (ii) expense reimbursement and other rights, in each case pursuant to the Monitoring Agreement and Transaction Fee Agreements.

Section 10.5. Preemptive Rights—Equity.

(a) If after the date hereof (i) the Partnership or any of its Subsidiaries authorizes the issuance or sale of any Units or any other Equity Securities or any securities containing options or rights to acquire or which are convertible into or exercisable for any Units or other Equity Securities of the Partnership or any of its Subsidiaries, except issuances or sales made in connection with an IPO Conversion pursuant to Section 4.6 (a “Preemptive Offering” and the securities proposed to be issued in such Preemptive Offering, the “Preemptive Securities”), and (ii) the Preemptive Offering includes the issuance or sale of any Preemptive Securities to any member of the KKR Group or any of its Affiliates, the Partnership shall first offer to sell to each Brickman Limited Partner, each Viper Limited Partner and each Management Limited Partner specified on Schedule II hereto and any of their respective Permitted Transferees (each, a “Preemptive Holder”), in accordance with the provisions of this Section 10.5, a number of Preemptive Securities so that after giving effect to the purchase of Preemptive Securities by the KKR Group and such Preemptive Holder, such Preemptive Holder shall have the same relative ownership compared to the KKR Group as it did before such Preemptive Offering.

(b) Each Preemptive Holder shall be entitled to purchase such Preemptive Securities at the same price and on the same terms as such Preemptive Securities are to be offered to the KKR Group; provided that if all Persons entitled to purchase or receive such Preemptive Securities are required to also purchase other securities of the Partnership, the Preemptive Holders exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase.

(c) In order to exercise its purchase rights hereunder, a Preemptive Holder must within 15 business days after receipt of written notice from the Partnership describing in reasonable detail the Preemptive Securities being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment, deliver a written notice to the Partnership describing its election hereunder (which election may exceed the number of Preemptive Securities such Preemptive Holder would be entitled to purchase as provided above if all Preemptive Holders elected to exercise this right). The Brickman Limited Partners and the Viper Limited Partners may each freely transfer their right to exercise the purchase rights under this Section 10.5 to other Brickman Limited Partners and Viper Limited Partners, respectively, and their respective Permitted Transferees, provided that, in accordance with Section 3.3 hereof, such individuals become parties to this Agreement. If all of the Preemptive Securities offered to the Preemptive Holders are not fully subscribed by such holders, the remaining Preemptive Securities shall be reoffered by the Partnership to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five (5) days after receipt of such reoffer, and if the total number of Preemptive Securities specified in such holders’ election notices exceeds the number of remaining Preemptive Securities, each such holder shall have the right to purchase the number of remaining Preemptive Securities specified in such notice up to such holder’s pro rata share of the remaining Preemptive Securities. The Preemptive Securities not so purchased shall be allocated on a pro rata basis among each Preemptive Holder electing to purchase more than its pro rata portion, up to the number of Preemptive Securities specified in such Preemptive Holder’s election notice.

(d) Upon the expiration of the offering periods described above, the Partnership shall be entitled to sell such Preemptive Securities which the Preemptive Holders have not elected to purchase during the 45 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Preemptive Holders. Any Units or securities offered or sold by the Partnership after such 45-day period must be reoffered to the Preemptive Holders pursuant to the terms of this Section 10.5.

(e) Notwithstanding the foregoing, the Partnership may issue and sell Preemptive Securities to one or more Persons without first complying with the terms of Sections 10.5(b) and 10.5(c), provided that within five (5) business days following such sale the Partnership shall offer to issue an incremental amount of Preemptive Securities to each Preemptive Holder in an amount sufficient to satisfy the Partnership’s obligations pursuant to the terms of Sections 10.5(b) and 10.5(c) had the Partnership complied with Sections 10.5(b) and 10.5(c) from the first instance, in each case, on terms no less favorable to the Preemptive Holders than those applicable to such purchasers, using a process substantially similar to that set forth in Sections 10.5(b) and 10.5(c).

(f) The preemptive rights granted under this Section 10.5 shall terminate upon the earlier of (i) the completion of a Change of Control and (ii) a Qualified Public Offering.

Section 10.6. Preemptive Rights—Debt.

(a) If after the date hereof (i) the Partnership or any of its Subsidiaries authorizes the incurrence of debt (a “Debt Preemptive Offering” and the securities or evidence of indebtedness proposed to be issued in such Debt Preemptive Offering, the “Debt Preemptive Securities”), and (ii) following the completion of the underwriting and syndication of the Debt Preemptive Offering, members of the KKR Group or any of their Affiliates (excluding KKR Capital Markets LLC, solely in its capacity as a broker-dealer or when performing underwriting and syndication services in connection with an offering) will collectively hold for long-term investment purposes at least 30% of such Debt Preemptive Securities, the Partnership shall first offer to sell to each Brickman Limited Partner, each Viper Limited Partner and any of their respective Permitted Transferees (each, a “Debt Preemptive Holder”), in accordance with the provisions of this Section 10.6, a number or amount of Debt Preemptive Securities equal to the product of (x) such Debt Preemptive Holder’s Sharing Percentage and (y) the Debt Preemptive Securities to be held by members of the KKR Group and their Affiliates following the completion of the underwriting and syndication process.

(b) Each Debt Preemptive Holder shall be entitled to purchase such Debt Preemptive Securities at the same price and on the same terms as such Debt Preemptive Securities are to be offered to the KKR Group; provided that if all Persons entitled to purchase or receive such Debt Preemptive Securities are required to also purchase other securities of the Partnership, the Debt Preemptive Holders exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase.

(c) In order to exercise its purchase rights hereunder, a Debt Preemptive Holder must within 15 business days after receipt of written notice from the Partnership describing in reasonable detail the Debt Preemptive Securities being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment, deliver a written notice to the Partnership describing its election hereunder (which election may exceed the number of Debt Preemptive Securities such Debt Preemptive Holder would be entitled to purchase as provided above if all Debt Preemptive Holders elected to exercise this right). If all of the Debt Preemptive Securities offered to the Preemptive Holders are not fully subscribed by such holders, the remaining Debt Preemptive Securities shall be reoffered by the Partnership to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five (5) days after receipt of such reoffer, and if the total number of Debt Preemptive Securities specified in such holders’ election notices exceeds the number of remaining Debt Preemptive Securities, each such holder shall have the right to purchase the number of remaining Debt Preemptive Securities specified in such notice up to such holder’s pro rata share of the remaining Debt Preemptive Securities. The Debt Preemptive Securities not so purchased shall be allocated on a pro rata basis among each Debt Preemptive Holder electing to purchase more than its pro rata portion, up to the number of Debt Preemptive Securities specified in such Debt Preemptive Holder’s election notice.

(d) Upon the expiration of the offering periods described above, the Partnership shall be entitled to sell such Debt Preemptive Securities which the Debt Preemptive Holders have not elected to purchase during the 45 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Debt Preemptive Holders. Any debt offered or sold by the Partnership after such 45-day period must be reoffered to the Debt Preemptive Holders pursuant to the terms of this Section 10.6.

(e) Notwithstanding the foregoing, the Partnership may issue and sell Debt Preemptive Securities to one or more Persons without first complying with the terms of Sections 10.6(b) and 10.6(c), provided that within five (5) business days following such sale the Partnership shall offer to issue an incremental amount of Preemptive Securities to each Preemptive Holder in an amount sufficient to satisfy the Partnership’s obligations pursuant to the terms of Sections 10.6(b) and 10.6(c) had the Partnership complied with Sections 10.6(b) and 10.6(c) from the first instance, in each case, on terms no less favorable to the Preemptive Holders than those applicable to such purchasers, using a process substantially similar to that set forth in Sections 10.6(b) and 10.6(c).

(f) The preemptive rights granted under this Section 10.6 shall terminate upon the earlier of (i) the completion of a Change of Control and (ii) a Qualified Public Offering.

ARTICLE XI

TAX MATTERS

Section 11.1. Tax Matters Partner. The General Partner shall be the initial “tax matters partner” within the meaning of Section 6231(a)(7) of the Code (the “Tax Matters Partner”). The Tax Matters Partner shall determine in its reasonable discretion the appropriate treatment of each item of income, gain, loss, deduction and credit of the Partnership and the accounting methods and conventions under the Tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of any Tax returns of the Partnership. The Tax Matters Partner shall have all of the rights, duties, powers and obligations provided for in Sections 6221 through 6232 of the Code. Subject to Section 11.4, all elections required or permitted to be made by the Partnership, and all other Tax decisions and determinations relating to United States federal, state, local or non-United States Tax matters of the Partnership, shall be made by the Tax Matters Partner, in consultation with the Partnership’s attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the Tax Matters Partner. As soon as reasonably practicable after the end of each taxable year but not later than sixty (60) days after the end of each taxable year, the Partnership shall send to each Partner a copy of United States Internal Revenue Service Schedule K-1, and any comparable statements required by applicable state, local or non-United States income tax Law, with respect to such taxable year. The Partnership shall bear the cost of the preparation and filing of its Tax returns with respect to the Partnership and its Subsidiaries, but shall not bear any additional costs related primarily to any specific Partner. Upon the request of a Limited Partner, the Partnership shall make available an estimate of taxable income of the Partnership allocated to such Limited Partner for such taxable year no earlier than thirty (30) days following the end of the taxable year. The General Partner shall keep the Partners informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish a copy of each material notice or other communication received by the General Partner (or any other person appointed by the Tax Matters Partner) from the Internal Revenue Service (“IRS”) to the Partners, except such notices or communications as are sent directly to the Partners by the IRS. To the extent that the Partnership is notified that another Partner has filed an IRS Form 8082 with respect to any “partnership item” of the Partnership, the General Partner shall provide the other Partners with such notice. The General Partner shall give prompt notice to the Partners of any and all notices from any taxing authority concerning the Partnership that the General Partner, at the time of receipt, anticipates will either result in a material Tax liability to the Partnership or have a material impact on the Partnership or any Partner.

Section 11.2. Tax Returns. Within 60 days (subject to reasonable delays in the event of the late receipt of any necessary financial statements) after the end of each taxable year of the Partnership, the General Partner shall prepare and send, or cause to be prepared and sent, to each Person who was a Partner at any time during such taxable year copies of such information as may be required for applicable income Tax reporting purposes arising solely by reason of the Partnership’s activities, and such other information as a Partner may reasonably request for the purposes of applying for refunds of withholding Taxes, including information regarding the determination of the Tax consequences of the Partner’s ownership in the Partnership, the receipt by any Partner of any distributions from the Partnership, and the disposition by a Partner of its interest in the Partnership, including providing the Partner with a calculation of the income, gain, loss, deduction and credit of the Partnership for all relevant periods.

Section 11.3. Tax Withholding.

(a) To the extent the Partnership (or any entity in which the Partnership holds an interest) is required by Law to withhold or to make Tax payments on behalf of or with respect to any Partner (“Tax Advances”), the Partnership may withhold such amounts and make such Tax payments as so required. All Tax Advances made on behalf of a Partner shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. If a distribution to a Partner is actually reduced as a result of a Tax Advance, for all other purposes of this Agreement such Partner shall be treated as having received the amount of the distribution that is reduced by the Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including any liability for Taxes, penalties, additions to Tax or interest) with respect to income attributable to or distributions or other payments to such Partner.

Section 11.4. Partnership Status. Notwithstanding anything contained in this Agreement to the contrary, the Partnership will undertake all necessary steps to preserve the limited liability of all Partners and the Partnership’s status as a partnership for United States federal Tax purposes. Without the consent of the KKR Group, the Partnership will not undertake any activity or make any investment or fail to take any action that will cause the Partnership to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code. No Partner shall file or cause to be filed any election pursuant to U.S. Treasury Regulations Section 301.7701-3(c) to change the United States tax classification of the Partnership. Neither the Partnership nor any entity that the Partnership directly or indirectly owns that is classified as a partnership for United States federal income tax purposes shall elect, pursuant to Section 761(a) of the Code, to be excluded from the provisions of Subchapter K of the Code.

Section 11.5. Prohibition on Certain Activities. Without the consent of the KKR Group, the Partnership shall not undertake any activity that would cause it to be treated as engaged in “commercial activities” (within the meaning of Section 892 of the Code), cause a non-United States Limited Partner to realize income that is “effectively connected with the conduct of a trade or business within the United States” within the meaning of Sections 871 and 882 of the Code or cause it to earn or a Partner to be allocated income that is “unrelated business taxable income” within the meaning of Section 512 through Section 514 of the Code.

Section 11.6. Class B Profits Interests.

(a) All Partners, whether parties hereto as of the date hereof or admitted after the date hereof, consent to the Partnership taking all actions, including amending this Agreement, necessary or appropriate to cause the Class B Profits Interest Units to be treated as Class B Profits Interests for all United States federal income tax purposes, to be valued based on liquidation value or similar principles and to permit allocations of income made to such Partners to be respected even if such interests are subject to risk of forfeiture, including any action required by the Partnership under IRS Revenue Procedure 2001-43, unless superseded by Notice 2005-43, in which case, such consent shall allow the Partnership to take any and all actions as may be necessary or desirable pursuant to such notice, final or temporary regulations that may be promulgated to bring into effect the IRS Proposed Treasury Regulations (Prop. Treas. Reg. § § 1.83-3, 1.704-1, 1.706-3, 1.707-1, 1.721-1, 1.761-1) set forth in the notice of proposed rulemaking (REG–105346–03 ), and any similar or related authority.

(b) Unless otherwise determined by the General Partner, it shall be a condition to any Person’s receipt of any Class B Profits Interest Unit that such Person shall execute and deliver a valid and timely election under Section 83(b) of the Code (the “Section 83(b) Election”) (in all events no later than thirty (30) days following the transfer of such Class B Profits Interest Units) to the IRS, the Partnership and the subsidiary of the Partnership to whom the Person performs the services in respect of which the Class B Profits Interest Unit was granted. Any issuance of Class B Profits Interest Units to a Person who fails to make such a valid and timely election shall be void ab initio without consideration paid to the Person. Each Person receiving Class B Profits Interest Units hereby acknowledges that (i) the Partnership has not provided, and is not hereby providing, such Person with tax advice regarding the Section 83(b) Election and has urged the Person to consult the Person’s own tax advisor with respect to the income taxation consequences thereof and (ii) the Partnership has not advised the Person to rely on any determination by it or its representatives as to the fair market value specified in the Section 83(b) Election and will have no liability to the Person if the actual fair market value of the Class B Profits Interest Units on the date hereof exceeds the amount specified in the Section 83(b) Election.

ARTICLE XII

BOOKS AND BANK ACCOUNTS

Section 12.1. Maintenance of Books. The General Partner shall keep or cause to be kept at the Partnership’s principal place of business complete and accurate books and records of the Partnership and, as determined by the General Partner, supporting documentation of the transactions with respect to the conduct of the Partnership’s business. The Partnership’s financial books and records shall be maintained on a full cost accounting basis unless otherwise agreed by the General Partner. The records shall include complete and accurate information regarding the state of the business and financial condition of the Partnership, a copy of this Agreement and all amendments thereto; the current list of the names and last known business, residence, or mailing addresses of all Partners; and the Partnership’s United States federal, state, and local Tax returns for the Partnership’s six most recent tax years. A report showing the financial condition of the Partnership at the end of each Fiscal Year of the Partnership and the results of its operations for the Fiscal Year shall be mailed to each Partner within one hundred eighty (180) days after the end of the Fiscal Year or as soon as practicable thereafter. In addition to the foregoing, the Partnership shall deliver to each Brickman Limited Partner and each Viper Limited Partner: (i) promptly after they are made available to any investor in or limited partner of the KKR Group, unaudited consolidated statements of income and cash flows of the Partnership and its Subsidiaries for each quarterly period and for the period from the beginning of the Fiscal Year to the end of such quarterly period, and unaudited consolidated balance sheets of the Partnership and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the corresponding period in the preceding Fiscal Year, and all such statements shall be prepared in accordance with GAAP; and (ii) promptly after they are made available to any investor in or limited partner of the KKR Group, consolidated statements of income and cash flows of the Partnership and its Subsidiaries for each Fiscal Year, and consolidated balance sheets of the Partnership and its Subsidiaries as of the end of such Fiscal Year, setting forth in each case comparisons to the preceding Fiscal Year, all prepared in accordance with GAAP and accompanied by an audit report of an independent accounting firm of recognized national standing. The General Partner has the right to appoint service providers, including a third party administrator, to maintain the books and records of the Partnership, the cost of which shall be borne as a Partnership expense. In any event, the General Partner shall have the right in its discretion to keep confidential from the Partners, for such period of time as the General Partner deems appropriate, any information which the

General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or its Subsidiaries or their respective businesses or that the Partnership is required by Law or agreement with a third party to keep confidential.

ARTICLE XIII

DISSOLUTION, WINDING-UP AND TERMINATION

Section 13.1. Dissolution of the Partnership.

(a) The Partnership shall be dissolved, and its affairs shall be wound up upon the first to occur of the following (each a “Dissolution Event”): (i) the General Partner determines to dissolve the Partnership; (ii) at any time when there are no Limited Partners; (iii) at such time as all of the assets of the Partnership have been converted into cash and cash equivalents; (iv) the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Act; (v) the dissolution, resignation, expulsion or bankruptcy of the last remaining General Partner or (vi) the happening of any other event which is required to give rise to the dissolution of the Partnership by the provisions of the Act; provided that the dissolution, resignation, withdrawal or bankruptcy of the General Partner shall not cause a dissolution of the Partnership if the business of the Partnership is continued and the appointment of an additional general partner (effective as of the date of the event that caused the General Partner to cease to be a general partner of the Partnership) is approved in each case by the vote of a majority in interest of the remaining Partners within ninety (90) days of the occurrence of any such event; and provided further that the Partnership will not be dissolved following a Dissolution Event until it has been wound up, its assets have been distributed as provided in Section 13.2 and a statement pursuant to Section 15(3) of the Act signed by the General Partner has been filed pursuant to the Act.

(b) Effect of Retirement, Bankruptcy, Dissolution, Death, etc., of Limited Partner. The retirement, withdrawal, bankruptcy, dissolution, death or adjudication of incompetency of any Limited Partner shall not, in and of itself, dissolve the Partnership. The trustee, executor, administrator, committee or guardian of any Limited Partner or its estate, as the case may be, shall have all the rights of such Limited Partner for the purpose of settling or managing the estate and such power as such bankrupt, deceased or incompetent Limited Partner possessed to assign all or part of such Limited Partner’s interest in the Partnership.

Section 13.2. Winding-up and Termination. On the occurrence of a Dissolution Event, the General Partner (or, if there is no General Partner, the Class A-1 Limited Partners holding a majority in interest of the outstanding Limited Partnership Interests) shall select one or more Persons to act as liquidating trustee or may itself act as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Partnership expense, including reasonable compensation to the liquidating trustee. Until final distribution, the liquidating trustee shall continue to operate the Partnership properties with all of the power and authority of the General Partner. Subject to the terms of the Act, the steps to be accomplished by the liquidating trustee are as follows:

(a) as promptly as possible after dissolution and again after final winding up, the liquidating trustee shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Partnership’s assets, liabilities, and operations;

(b) the liquidating trustee shall pay, satisfy or discharge from Partnership funds all of the debts, liabilities and obligations of the Partnership or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional and unmatured liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and

(c) all remaining assets of the Partnership shall be distributed to the Partners as follows; provided, however, that the liquidating trustee shall use reasonable best efforts to distribute cash to Partners:

(i) the liquidating trustee may sell any or all Partnership property, including to Partners, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of Partners in accordance with the provisions of Article VIII;

(ii) with respect to all Partnership property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among Partners if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii) Partnership property shall be distributed among the Partners in accordance with Section 7.1 (and taking into account Section 4.6 if such Dissolution Event is upon or following an Initial Public Offering), and those distributions shall be made by the end of the taxable year of the Partnership during which the liquidation of the Partnership occurs (or, if later, ninety (90) days after the date of the liquidation).

All distributions in kind to Partners shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Partnership has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 13.2. The distribution of cash and/or property to a Partner in accordance with the provisions of this Section 13.2 constitutes a complete return to the Partner of its Capital Contributions and a complete distribution to the Partner in respect of its interests in all the Partnership’s property and constitutes a compromise to which all Partners have consented. To the extent that a Partner returns funds to the Partnership, it has no claim against any other Partner for those funds. Each Limited Partner agrees that the liability for the return of its Capital Contribution is limited to the Partnership and the Partnership’s assets. In the event the Partnership’s assets are insufficient to return the full amount of a Limited Partner’s Capital Contribution, each Limited Partner hereby waives any and all claims whatsoever that it might otherwise have against the General Partner with respect to its assets in connection with such liquidation.

Section 13.3. Deficit Capital Accounts. No Partner shall be required to pay to the Partnership, to any other Partner or to any third party any deficit balance which may exist from time to time in the Partner’s Capital Account.

Section 13.4. Termination. On completion of the distribution of Partnership assets as provided herein, the General Partner or the liquidating trustees (or such other Person or Persons as the Act may require or permit) shall file such documents and take such other actions as may be necessary to terminate the existence of the Partnership. Upon satisfaction of all applicable matters required under the Act, the existence of the Partnership shall cease, except as may be otherwise provided by the Act or other applicable Law.

ARTICLE XIV

WITHDRAWAL OF PARTNERS

Section 14.1. Withdrawal of General Partner. The General Partner covenants and agrees that it will not withdraw as the General Partner of the Partnership for the term of the Partnership except as permitted under this Agreement.

Section 14.2. Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership. No Limited Partner shall be entitled to receive any distribution from the Partnership for any reason or upon any event except as expressly set forth in Articles VII and XIII.

Section 14.3. Withdrawal of Class B Profits Interest Unit Holders. No holders of Class B Profits Interest Units shall have any right to withdraw from the Partnership. No holder of Class B Profits Interest Units shall be entitled to receive any distribution from the Partnership for any reason or upon any event except as expressly set forth in Articles VII and XIII.

ARTICLE XV

REGISTRATION RIGHTS

Section 15.1. Demand Registration.

(a) At any time, any member of the KKR Group (such member, a “Demand Party”) may, subject to Section 15.11, make a written request (a “Demand Notice”) to the Partnership for Registration of all or part of the Registrable Securities held by such Demand Party (i) on Form S-1 (a “Long-Form Registration”) or (ii) on Form S-3 (a “Short-Form Registration”) if the Partnership qualifies to use such short form (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”). Each Demand Notice shall specify the aggregate amount of Registrable Securities of the Demand Party to be Registered and the intended methods of disposition thereof. Subject to Section 15.11, after delivery of such Demand Notice, the Partnership (x) shall file promptly (and, in any event, within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Demand Notice) with the SEC a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”) (provided, however, that if a Demand Notice is delivered prior to the Effectiveness Date, the Partnership shall not be obligated to file (but shall be obligated to prepare) such Demand Registration Statement prior to the Effectiveness Date), and (y) shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under (x) the Securities Act and (y) the “Blue Sky” Laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.

(b) A Demand Party may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon delivery of a notice by the Demand Party to such effect, the Partnership shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement. In addition, any other Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 15.1(d) may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement.

(c) The Partnership shall be deemed to have effected a Demand Registration if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Demand Party.

(d) Subject to Sections 15.1(h) and 15.11, promptly upon delivery of any Demand Notice (but in no event more than five (5) Business Days thereafter), the Partnership shall deliver a written notice (a “Demand Partnership Notice”) of any such Registration request to all Holders (other than the Demand Party), and, subject to Section 15.1(g), the Partnership shall include in such Demand Registration all such Registrable Securities of such Holders from which the Partnership has received written requests for inclusion therein within ten (10) Business Days after the date that such Demand Partnership Notice has been delivered provided that the Partnership shall not include in such Demand Registration Registrable Securities of any Holder (other than a member of the KKR Group) in an amount in excess of such Holder’s Pro Rata Registration Percentage. All requests made pursuant to this Section 15.1(d) shall specify the aggregate amount of Registrable Securities of such Holder to be Registered.

(e) If the Partnership shall furnish to the Participating Holders a certificate signed by the chief executive officer of the IPO Corporation or equivalent senior executive officer of the IPO Corporation stating that the filing, effectiveness or continued use of a Demand Registration Statement would require the Partnership to make an Adverse Disclosure, then the Partnership may delay the filing (but not the preparation of) or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Partnership shall not, unless otherwise approved in writing by the General Partner, exercise aggregate Demand Suspensions and Shelf Suspensions more than twice, or for more than an aggregate of 90 days, in each case, during any 12-month period; provided further that in the event of a Demand Suspension, such Demand Suspension shall terminate at such earlier time as the Partnership would no longer be required to make any Adverse Disclosure. Each Participating Holder shall keep confidential the fact that a Demand Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Partnership, except (A) for disclosure to such Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Common Stock and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Partnership or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Partnership and its Subsidiaries and (D) as required by Law. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Partnership shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Holders may reasonably request. The Partnership shall, if necessary, to supplement or make amendments to the Demand Registration Statement if required by the registration form used by the Partnership for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the General Partner.

(f) If the Demand Party so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and such Demand Party shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Partnership and the General Partner. If the Demand Party intends to sell the Registrable Securities covered by its demand by means of an Underwritten Offering, such Demand Party shall so advise the Partnership as part of its Demand Notice, and the Partnership shall include such information in the Demand Partnership Notice.

(g) If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration advise the General Partner in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration (i) first, shall be allocated pro rata among the Holders that have requested to participate in such Demand Registration based on the relative number of Registrable Securities and other securities (including securities issuable upon the exercise of options) then held by each such Holder; provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner, and (ii) second, and only if all of the securities referred to in clause (i) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.

(h) Notwithstanding anything to the contrary in the foregoing, each Brickman Limited Partner shall be required and permitted in any Demand Registration Statement to sell its shares of Common Stock (regardless of whether they are Registrable Securities) in an amount equal to such Brickman Limited Partner’s Pro Rata Registration Percentage (treating such Brickman Limited Partner’s shares of Common Stock as Registrable Securities and the Brickman Limited Partner as a Holder, in each case strictly for the purposes of the application of such definition and any definition referred to therein).

Section 15.2. Shelf Registration.

(a) At any time after (i) the date that is 90 days after the Effectiveness Date, any member of the KKR Group and (ii) an Eligible Viper Limited Partner (each such person in clause (i) or (ii) hereof, an “Initiating Holder”) may, subject to Section 15.11, make a written request (a “Shelf Notice”) to the Partnership to file a Shelf Registration Statement, which Shelf Notice shall specify whether such Registration shall be a Long-Form Registration or, if the Partnership qualifies to use such short form, a Short-Form Registration, the aggregate amount of Registrable Securities of the Initiating Holder to be Registered therein and the intended methods of distribution thereof. If any member of the KKR Group delivers to the Partnership a Shelf Notice prior to the time an Eligible Viper Limited Partner delivers a Shelf Notice, the Eligible Viper Limited Partner shall not have the right to deliver a Shelf Notice or otherwise cause the Partnership to file a Shelf Registration Statement; provided, however, that Eligible Viper Limited Partners shall have the rights of an Initiating Shelf Take-Down Holder set forth in Section 15.2(e). Following the delivery of a Shelf Notice, the Partnership shall (x) file promptly (and, in any event, within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Shelf Notice) with the SEC such Shelf Registration Statement (which shall be an automatic Shelf Registration Statement if the Partnership qualifies at such time to file such a Shelf Registration Statement) relating to the offer and sale of all Registrable Securities requested for inclusion therein by the Initiating Holder (which shall include the Common Stock of (i) the Brickman Limited Partners regardless of whether such shares of Common Stock are Registrable Securities and (ii) the Viper Limited Partners only to the extent such shares of Common Stock are Registrable Securities) and, to the extent requested under Section 15.2(c), the other Holders from time to time in accordance with the methods of distribution elected by such Holders (to the extent permitted in this Section 15.2) and set forth in the Shelf Registration Statement (provided, however, that if a Shelf Notice is delivered prior to the Effectiveness Date, the Partnership shall not be obligated to file (but shall be obligated to prepare) such Shelf Registration Statement prior to the Effectiveness Date) and (y) shall use its reasonable best efforts to cause such Shelf Registration Statement promptly to be declared effective under the Securities Act (including upon the filing thereof if the Partnership qualifies to file an automatic Shelf Registration Statement); provided, however, that any such Shelf Registration Statement request shall be subject to the limitations set forth in Section 15.11. If, on the date of any such request, the Partnership does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 15.2 shall not apply, and the provisions of Section 15.1 shall apply instead.

(b) The Partnership shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 15.2(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Shelf Holders until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), (ii) the date as of which each of the Shelf Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder and (iii) such shorter period as the General Partner with respect to such Shelf Registration shall agree in writing (such period of effectiveness, the “Shelf Period”). Subject to Section 15.2(d), the Partnership shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Partnership voluntarily takes any action or omits to take any action that would result in Shelf Holders not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is (x) a Shelf Suspension permitted pursuant to Section 15.2(d) or (y) required by applicable Law.

(c) Promptly upon delivery of any Shelf Notice pursuant to Section 15.2(a) (but in no event more than ten (10) Business Days thereafter), the Partnership shall deliver a written notice of such Shelf Notice to the other Holders and the Partnership shall include in such Shelf Registration (i) all such Registrable Securities of such other Holders which the Partnership has received a written request for inclusion therein within five (5) Business Days after such written notice is delivered to such other Holders and (ii) all Common Stock (regardless of whether they are Registrable Securities) held by each Brickman Limited Partner (each such Holder delivering such a request and Brickman Limited Partner, together with the Initiating Holder, a “Shelf Holder”); provided that the Partnership shall not include in such Shelf Registration Registrable Securities of any Holder (other than a member of the KKR Group or an Eligible Viper Limited Partner) in an amount in excess of such Holder’s Pro Rata Registration Percentage. If the Partnership is permitted by applicable Law to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of an amount of such Holder’s Registrable Securities not to exceed such Holder’s Pro Rata Registration Percentage in such Shelf Registration Statement at any time or from time to time after the filing of a Shelf Registration Statement, and the Partnership shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder.

(d) If the Partnership shall furnish to the Shelf Holders a certificate signed by the chief executive officer of the IPO Corporation or equivalent senior executive officer of the IPO Corporation stating that the continued use of a Shelf Registration Statement filed pursuant to Section 15.2(a) would require the Partnership to make an Adverse Disclosure, then the Partnership may suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Partnership, unless otherwise approved in writing by the General Partner, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions more than twice, or for more than an aggregate of 90 days, in each case, during any 12-month period; provided further that in the event of a Shelf Suspension, such Shelf Suspension shall terminate at such earlier time as the Partnership would no longer be required to make any Adverse Disclosure. Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Partnership, except (A) for disclosure to such Shelf Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Common Stock and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Partnership or any of its Subsidiaries or any other Person that, to the actual knowledge of such Shelf Holder, was not subject to an obligation or duty of confidentiality to the Partnership and its Subsidiaries and (D) as required by Law. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Partnership shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Partnership agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Partnership for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the General Partner, any member of the KKR Group or the Eligible Viper Limited Partner which was the Initiating Holder.

(e) (i) An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated only by the following Shelf Holders (each, an “Initiating Shelf Take-Down Holder”): (A) subject to Section 15.11, at any time by any member of the KKR Group, (B) subject to Section 15.11, by an Eligible Viper Limited Partner or (C) any other Shelf Holder other than a Brickman Limited Partner or a Viper Limited Partner (other than an Eligible Viper Limited Partner) following a Change of Control. Except as set forth in Section 15.2(e)(iii) with respect to Marketed Underwritten Shelf Take-Downs and Section 15.2(e)(iv), each such Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Shelf Holders other than an Eligible Viper Limited Partner in connection with any such Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder (an “Excluded Shelf-Take Down”).

(ii) Subject to Section 15.11 and Section 15.2(e)(iv), if the Initiating Shelf Take-Down Holder is a member of the KKR Group or is an Eligible Viper Limited Partner and such Initiating Shelf Take-Down Holder elects by written request to the Partnership, a Shelf Take-Down shall be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down Notice”) and the Partnership shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. Such Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Partnership and the General Partner. The provisions of Section 15.1(g) shall apply to any Marketed Underwritten Shelf Take-Down pursuant to this Section 15.2(e)(ii).

(iii) Subject to Section 15.2(e)(iv), if the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Partnership and the underwriters over a period expected to exceed 48 hours (a “Marketed Underwritten Shelf Take-Down”), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than two Business Days thereafter), the Partnership shall promptly deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Shelf Holders (other than the Initiating Shelf Take-Down Holder), and the Partnership shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders that are Registered on such Shelf Registration Statement for which the Partnership has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within three Business Days after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered.

(iv) Notwithstanding anything to the contrary in the foregoing, (A) each Brickman Limited Partner shall be required and permitted and each Viper Limited Partner shall be permitted to sell in a Shelf Take-Down in which the KKR Group is participating its shares of Common Stock (regardless of whether they are Registrable Securities) in an amount equal to such Brickman Limited Partner’s and Viper Limited Partner’s Pro Rata Registration Percentage (treating such Brickman Limited Partner’s and such Viper Limited Partner’s shares of Common Stock as Registrable Securities and the Brickman Limited Partner and the Viper Limited Partner as a Holder, in each case strictly for the purposes of the application of such definition and any definition referred to therein) and (B) no Brickman Limited Partner will be allowed to participate in any Shelf Take-Down other than pursuant to clause (A) above.

Section 15.3. Piggyback Registration.

(a) Subject to Section 15.3(e), if the Partnership at any time proposes to file a Registration Statement with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 15.1 or 15.2, it being understood that this clause (i) does not limit the rights of Holders to make written requests pursuant to Section 15.1 or 15.2 or otherwise limit the applicability thereof, (ii) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (iii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Partnership or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, (iv) a registration not otherwise covered by clause (ii) above pursuant to which the Partnership is offering to exchange its own securities for other securities, (v) a Registration Statement relating solely to dividend reinvestment or similar plans, (vi) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Partnership or any of its Subsidiaries that are convertible or exchangeable for shares of Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act may resell such notes and sell the share of Common Stock into which such notes may be converted or exchanged or (vii) an Initial Public Offering other than an Initial Public Offering in which the Sponsor Group sells Common Stock) (a “Partnership Public Sale”), then, (A) as soon as practicable (but in no event less than 30 days prior to the proposed date of filing of such Registration Statement), the Partnership shall give written notice of such proposed filing to the Sponsor Group, and such notice shall offer each member of the Sponsor Group the opportunity to Register under such Registration Statement such number of Registrable Securities as such Limited Partner may request in writing delivered to the Partnership within 10 days of delivery of such written notice by the Partnership, and (B) subject to Section 15.3(b), as soon as practicable after the Sponsor Group is provided such notice (but in no event less than 30 days prior to the proposed date of filing of such Registration Statement), the Partnership shall give written notice of such proposed filing to the Holders (other than the Sponsor Group), and such notice shall offer each such Holder the opportunity to Register under such Registration Statement such number of Registrable Securities as such Holder may request in writing within 10 days of delivery of such written notice by the Partnership; provided that the Partnership shall not include in such Registration Statement Registrable Securities of any Holder (other than a member of the Sponsor Group) in an amount in excess of such Holder’s Pro Rata Registration Percentage. Subject to Sections 15.3(b) and 15.3(c), the Partnership shall include in such Registration Statement all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided that if at any time after giving written notice of its intention to Register any equity securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Partnership shall determine for any reason not to Register or to delay Registration of the equity securities covered by such Piggyback Registration, the Partnership shall give written notice of such determination to each Holder that had requested to Register its, his or her Registrable Securities in such Registration Statement and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the KKR Group to request that such Registration be effected as a Demand Registration under Section 15.1 (which Registration, for the avoidance of doubt, would then be treated as a Demand Registration for purposes of this Section 15.3), and (2) in the case of a determination to delay Registering, in the absence of a request by the KKR Group to request that such Registration be effected as a Demand Registration under Section 15.1, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering the other equity securities covered by such Piggyback Registration. If the offering pursuant to such Registration Statement is to be underwritten, the Partnership shall so advise the Holders as a part of the written notice given pursuant this Section 15.3(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 15.3(a) must, and the Partnership shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering, subject to the conditions of Sections 15.3(b) and 15.3(c). If the offering pursuant to such Registration Statement is to be on any other basis, the Partnership shall so advise the Holders as part of the written notice given pursuant to this Section 15.3(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 15.3(a) must, and the Partnership shall make such arrangements so that each such Holder may, participate in such offering on such basis, subject to the conditions of Sections 15.3(b) and 15.3(c). Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

(b) If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Partnership and the Holders that have requested to participate in such Piggyback Registration in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Partnership or (subject to Section 15.7) any Person (other than a Holder (which shall include, for the avoidance of doubt, any member of the Sponsor Group)) exercising a contractual right to demand Registration proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities held by the Holders that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, with such number to be allocated pro rata among such Holders that have requested to participate in such Registration based on the relative number of Registrable Securities and other securities then held by each such Holder; provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner and (iii) third, and only if all of the Registrable Securities and other securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such Registration.

(c) No Registration of Registrable Securities effected pursuant to a request under this Section 15.3 shall be deemed to have been effected pursuant to Sections 15.1 or Section 15.2 or shall relieve the Partnership of its obligations under Sections 15.1 or Section 15.2.

(d) Notwithstanding any provisions contained herein, Brickman Limited Partners, as Holders, shall not be able to exercise the right to a Piggyback Registration unless a member of the KKR Group exercises its rights with respect to such Piggyback Registration.

(e) Notwithstanding anything to the contrary in the foregoing, each Brickman Limited Partner shall be required and permitted to sell in any Piggyback Registration in which the KKR Group participates its shares of Common Stock (regardless of whether they are Registrable Securities) in an amount equal to such Brickman Limited Partner’s Pro Rata Registration Percentage (treating such Brickman Limited Partner’s shares of Common Stock as Registrable Securities and the Brickman Limited Partner as a Holder, in each case strictly for the purposes of the application of such definition and any definition referred to therein).

Section 15.4. Black-out Periods.

(a) In the event of a Partnership Public Sale of the Partnership’s equity securities in an Underwritten Offering, each of the Holders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering (and, with respect to a Partnership Public Sale other than the Initial Public Offering, if and only if the General Partner agrees to such request), not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any share of Common Stock (including any shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for shares of Common Stock (provided that, to the extent permitted by the managing underwriter or underwriters under the underwriting agreement, such Holder may effect a transfer pursuant to Section 4.1(a)(i) during the black-out period in accordance with the terms hereof to the extent the Permitted Transferee agrees to abide by any restrictions set forth in this Section 15.4), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period determined by the managing underwriter or underwriters (taking into account, among other matters, regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto), to the extent timely notified in writing by the Partnership or the managing underwriter or underwriters; provided, that no Holder shall be subject to any such black-out period of longer duration than that applicable to the KKR Group or any other Holder and that any waiver of such black-out period with respect to a member of the KKR Group shall be applicable to all Holders. If requested by the managing underwriter or underwriters of any such Public Partnership Sale (and, with respect to any such Partnership Public Sale other than the Initial Public Offering, if and only if the General Partner agrees to such request), the Holders shall execute a separate agreement to the foregoing effect. The Partnership may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the period referenced above.

(b) In the case of an offering of Registrable Securities pursuant to Section 15.1 or 15.2 that is a Marketed Underwritten Offering, the Partnership and each of the Holders agree, if requested by a member of the KKR Group, an Eligible Viper Limited Partner who is the Initiating Holder or the Initiating Shelf Take-Down Holder or the managing underwriter or underwriters with respect to such Marketed Underwritten Offering, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for shares of Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period determined by the managing underwriter or underwriters (taking into account, among other matters, regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto), to the extent timely notified in writing by a member of the KKR Group, an Eligible Viper Limited Partner who is the Initiating Holder or the Initiating Shelf Take-Down Holder or the managing underwriter or underwriters, as the case may be; provided that no Holder shall be subject to any such black-out period of longer duration than that applicable to the KKR Group or any other Holder and that any waiver of a black-out period with respect to a member of the KKR Group shall be applicable to all Holders. Notwithstanding the foregoing, the Partnership may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such forms or as part of any Registration of securities for offering and sale to employees, directors or consultants of the Partnership and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement. The Partnership agrees to use its reasonable best efforts to obtain from each holder of restricted securities of the Partnership which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing

(but subject to Section 15.7), if after the date hereof any of the Partnership, Acquiror or their respective Subsidiaries grants any Person (other than a Holder) any rights to demand or participate in a Registration, each of the Partnership, Acquiror and their respective Subsidiaries agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 15.4(b) as if it were a Holder hereunder. If requested by the managing underwriter or underwriters of any such Marketed Underwritten Offering, the Holders shall execute a separate agreement to the foregoing effect. The Partnership may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the period referenced above.

Section 15.5. Registration Procedures.

(a) In connection with the Partnership’s Registration obligations under Sections 15.1, 15.2 and 15.3 and subject to the applicable terms and conditions set forth therein, the Partnership shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Partnership shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the participating members of the KKR Group and the participating Eligible Viper Limited Partners, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters, such KKR Group members and such Eligible Viper Limited Partners and their respective counsel and (y) except in the case of a Registration under Section 15.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which either the KKR Group, the underwriters or the participating Eligible Viper Limited Partners, if any, shall reasonably object;

(ii) as promptly as practicable file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (x) reasonably requested by any participating member of the KKR Group or any participating Eligible Viper Limited Partner, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities Laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Partnership (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Partnership in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Partnership of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(v) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Partnership becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vii) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the participating member(s) of the KKR Group and the participating Eligible Viper Limited Partners, if any, agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Partnership consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(x) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” Laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 15.1(c) or Section 15.2(b), whichever is applicable, provided that the Partnership shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least 2 Business Days prior to any sale of Registrable Securities to the underwriters;

(xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xv) enter into such customary agreements (including underwriting and indemnification agreements) reasonably satisfactory in substance and form to the participating member(s) of the KKR Group and the participating Eligible Viper Limited Partners, if any, and take all such other actions as any participating member of the KKR Group, any participating Eligible Viper Limited Partner or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi) obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Partnership dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xvii) in the case of an Underwritten Offering, obtain for delivery to the Partnership and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Partnership’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xviii) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(xix) use its reasonable best efforts to comply with all applicable securities Laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi) use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the shares of Common Stock are then listed or quoted and on each inter-dealer quotation system on which any of the shares of Common Stock are then quoted;

(xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any participating member of the KKR Group, by any participating Eligible Viper Limited Partner, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such member(s) of the KKR Group, such participating Eligible Viper Limited Partner or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Partnership, and cause all of the Partnership’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Partnership and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Partnership pursuant to this Section 15.5(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure (other than to another Person entitled to access under this Section 15.5(a)(xxii)) or use any information regarding the Partnership that the Partnership determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by Law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Partnership or (z) such information is independently developed by such Person; and

(xxiii) in the case of an Underwritten Offering, cause the senior executive officers of the Partnership to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Partnership may require each Participating Holder to furnish to the Partnership such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Partnership may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Partnership and to cooperate with the Partnership as reasonably necessary to enable the Partnership to comply with the provisions of this Article XV.

(c) Each Participating Holder agrees that, upon delivery of any notice by the Partnership of the happening of any event of the kind described in Section 15.5(a)(iv)(C), (D), or (E) or Section 15.5(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (i) such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 15.5(a)(v), (ii) such Holder is advised in writing by the Partnership that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, (iii) such Holder is advised in writing by the Partnership of the termination, expiration or cessation of such order or suspension referenced in Section 15.5(a)(iv)(C) or (E) or (iv) such Holder is advised in writing by the Partnership that the representations and warranties of the Partnership in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Partnership, such Holder shall deliver to the Partnership (at the Partnership’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice. In the event the Partnership shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 15.5(a)(v) or is advised in writing by the Partnership that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

Section 15.6. Underwritten Offerings.

(a) The Participating Holders shall be parties to an underwriting agreement for any Underwritten Offering requested by any member of the KKR Group or an Eligible Viper Limited Partner who is the Initiating Holder or the Initiating Shelf Take-Down Holder pursuant to a Registration under Section 15.1 or Section 15.2, which underwriting agreement shall (i) be in customary form and subject to the reasonable approval of the General Partner and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Partnership or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable Law and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s gross proceeds from such Underwritten Offering (less underwriting discounts and commissions).

(b) If the Partnership proposes to register any of its securities under the Securities Act as contemplated by Section 15.3 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Partnership shall, if requested by any Holder pursuant to Section 15.3 and subject to the provisions of Sections 15.3(b) and 15.3(c), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Partnership to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Partnership and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to, or agreements with the Partnership or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities or any other representations required to be made by such Participating Holder under applicable Law and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s gross proceeds from such Underwritten Offering (less underwriting discounts and commissions).

(c) Subject to the provisions of Sections 15.6(a) and 15.6(b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the General Partner and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) In the case of an Underwritten Offering under Section 15.1 or 15.2, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the participating member(s) of the KKR Group in such Registration or, if the Initiating Shelf Take-Down Holder is an Eligible Viper Limited Partner, such Eligible Viper Limited Partner. In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the registration pursuant to Section 15.1, Section 15.2 or Section 15.3 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 15.7. No Inconsistent Agreements; Additional Rights. The Partnership is not currently a party to, and shall not hereafter enter into without the prior written consent of the General Partner, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Article XV, including allowing any other holder or prospective holder of any securities of the Partnership (i) registration rights in the nature or substantially in the nature of those set forth in Section 15.1, Section 15.2 or Section 15.3 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration (except to the extent such registration rights are solely related to registrations of the type contemplated by Section 15.3(a)(ii) through Section 15.3(a)(iv)) or (ii) demand registration rights in the nature or substantially in the nature of those set forth in Section 15.1 or Section 15.2 that are exercisable prior to such time as the members of the KKR Group and the Eligible Viper Limited Partners can first exercise their rights under Section 15.1 or Section 15.2, as applicable.

Section 15.8. Registration Expenses. All expenses incident to the Partnership’s performance of or compliance with this Article XV shall be paid by the Partnership, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 2720 of the National Association of Securities Dealers, Inc. (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” Laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Partnership and of all independent certified public accountants of the Partnership (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Partnership so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of the legal and accounting advisors (the “Majority Holder Counsel”) as selected by the holders of a majority of the Registrable Securities included in such Registration, (ix) if any of the members of the KKR Group or an Eligible Viper Limited Partner are selling Registrable Securities pursuant to such Registration and are not represented by the Majority Holder Counsel, the reasonable fees and disbursements of legal and accounting advisors of the members of the KKR Group or the Eligible Viper Limited Partner, as applicable, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Partnership in connection with any Registration, (xii) all of the Partnership’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xiii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging and (xiv) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” The Partnership shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

Section 15.9. Indemnification Against Registration Related Losses.

(a) The Partnership agrees to indemnify and hold harmless, to the full extent permitted by Law, each of the Holders, each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Registration Related Loss” and collectively “Registration Related Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein), any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Partnership or any of its Subsidiaries including reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any violation or alleged violation by the Partnership of any federal, state or common Law applicable to the Partnership or any of its Subsidiaries in connection with any such registration, qualification, compliance or sale of Registrable Securities, (iv) any failure to register or qualify Registrable Securities in any state where the Partnership or its agents have affirmatively undertaken or agreed in writing that the Partnership

(the undertaking of any underwriter being attributed to the Partnership) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities; provided that in such instance the Partnership shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities or (v) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto, and the Partnership will reimburse, as incurred, each such Holder and each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and controlling Persons and each of their respective Representatives, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Partnership shall not be liable to any particular indemnified party to the extent that any such Registration Related Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Partnership by such indemnified party expressly for use in the preparation thereof, (B) an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Registration Related Loss purchased Registrable Securities at least 5 days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person or (C) such indemnified party’s actual fraud as determined pursuant to a final and non-appealable judgment entered by a court of competent jurisdiction. This indemnity shall be in addition to any liability the Partnership may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Partnership shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties. The General Partner is authorized to enter such separate agreements or deeds poll on behalf the Partnership with or benefitting a Person indemnified pursuant to this Section 15.9(a) on terms consistent with this Section 15.9(a) as the General Partner, in its sole discretion, considers necessary or desirable to give full and complete effect to the indemnity provisions set forth herein.

(b) Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by Law, the Partnership, its directors and officers and each Person who controls the Partnership (within the meaning of the Securities Act or the Exchange Act), and each other Holder, each of such other Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners, members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives, in the absence of such indemnified party’s actual fraud (as determined pursuant to a final and non-appealable judgment entered by a court of competent jurisdiction), from and against any Registration Related Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein) or any Issuer Free Writing Prospectus or amendment or supplement thereto, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information furnished to the Partnership by such Holder expressly for use therein. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the gross proceeds (less underwriting discounts and commissions) received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Partnership shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus, Issuer Free Writing Prospectus or Registration Statement.

(c) Any Person entitled to indemnification under this Section 15.9 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid in full by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 15.9(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 15.9 is unavailable to an indemnified party or insufficient in respect of any Registration Related Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Partnership, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 15.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 15.9(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Registration Related Losses referred to in Sections 15.9(a) and 15.9(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 15.9(d), in connection with any Registration Statement filed by the Partnership, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the gross proceeds (less underwriting discounts and commissions) received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holders pursuant to Section 15.9(b). If indemnification is available under this Section 15.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 15.9(a) and 15.9(b) hereof without regard to the provisions of this Section 15.9(d).

(e) The remedies provided for in this Section 15.9 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at Law or in equity or pursuant to any other agreement.

(f) The indemnities provided in this Section 15.9 shall survive the transfer of any Registrable Securities by such Holder.

Section 15.10. Rules 144 and 144A and Regulation S. The Partnership covenants that it will use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Partnership is not required to file such reports, it will, upon the reasonable request of the KKR Group, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as a member of the KKR Group may reasonably request, all to the extent required from time to time to enable the Holders, following the Initial Public Offering, to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Partnership will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 15.11. Limitation on Registrations and Underwritten Offerings. Notwithstanding the rights and obligations set forth in Sections 15.1 and 15.2, in no event shall the Partnership be obligated to take any action to effect more than one Marketed Underwritten Offering in any consecutive 180-day period without the consent of the General Partner.

Section 15.12. Clear Market. Without (i) the consent of a member of the KKR Group, with respect to any Underwritten Offerings of Registrable Securities by the KKR Group (each a “KKR Group Underwritten Offering”) or (ii) the consent of the Eligible Viper Limited Partners, with respect to any Underwritten Offerings of Registrable Securities by the Eligible Viper Limited Partners (a “Viper Group Underwritten Offering”), the Partnership agrees not to effect (other than pursuant to the Registration applicable to such KKR Group Underwritten Offering or such Viper Group Underwritten Offering, pursuant to a Special Registration or pursuant to (i) the exercise of any rights of the KKR Group under Section 15.1 or Section 15.2 or (ii) the exercise of any rights of the Eligible Viper Limited Partners under Section 15.2) any public sale or distribution, or to file any Registration Statement (other than pursuant to the Registration applicable to such KKR Group Underwritten Offering or such Viper Group Underwritten Offering, pursuant to a Special Registration or pursuant to (i) the exercise of any rights of the KKR Group under Section 15.1 or Section 15.2 or (ii) the exercise of any rights of the Eligible Viper Limited Partners pursuant to Section 15.2) covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter for such KKR Group Underwritten Offering or such Viper Group Underwritten Offering. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Partnership or its Subsidiaries or in connection with dividend reinvestment plans.

Section 15.13. Rights of Management Limited Partners. The provisions of this Article XV with respect to the Management Limited Partners shall terminate immediately upon the earlier of (i) the completion of a Change of Control and (ii) a Qualified Public Offering.

Section 15.14. Transfer Waiver for Shares of Common Stock of Management Limited Partners. In connection with any Demand Registration, Shelf Registration or Piggyback Registration in which any member of the KKR Group is participating and in which any Management Limited Partner would have the right to Register shares of Common Stock pursuant to Section 15.1(d), 15.2(c) or 15.3(a), as applicable, the General Partner shall have the option, in lieu of the exercise of such rights, to release the shares of Common Stock held by the Management Limited Partner and proposed to be Registered from the Transfer restrictions of Article IX hereof.

Section 15.15. IPO Corporation. Any reference to the Partnership or its securities in this Article XV and any definition as applied to this Article XV shall also be deemed to reference the IPO Corporation. Any reference to the General Partner in this Article XV and any definition applied to this Article XV shall also be deemed to reference the governing body of the IPO Corporation.

Section 15.16. Brickman Limited Partner Requirements. For the purposes of Sections 15.4 through 15.10 with respect to any Registration covering shares of Common Stock of the Brickman Limited Partners, such Brickman Limited Partners shall have the rights, benefits and obligations of Holders and/or Participating Holders, as applicable.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1. Offset. Whenever the Partnership is to pay any sum to any Partner (including pursuant to Section 16.11), any amounts that such Partner, in its capacity as a Partner, owes the Partnership may be deducted from that sum before payment.

Section 16.2. Notices.

(a) Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, sent via facsimile and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i) if to the Partnership or the General Partner, at the address of the General Partner’s principal executive offices;

(ii) if to a Limited Partner, to the address given for the Limited Partner on Schedule I hereto or such other address as the Partner may hereafter specify in accordance herewith; and

(iii) if to a holder of Limited Partnership Units that has not been admitted as a Partner, to the address given for such holder in an Addendum Agreement.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by facsimile, be deemed received on the first Business Day following confirmation of receipt; and shall, if delivered by nationally recognized overnight delivery service, be deemed received the first Business Day after being sent.

(b) Whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 16.3. Entire Agreement; Supersede. This Agreement, the Management Equity Plan, the Profits Interest Plan, any Management Unit Subscription Agreement (if applicable), any Class B Profits Interest Unit Award Agreement and any other Contract contemplated by this Agreement constitute the entire agreement of the Partners and their Affiliates relating to the Partnership and supersedes all prior Contracts or agreements with respect to the Partnership, whether oral or written. There are no restrictions, warranties, covenants, agreements, promises or undertakings with respect to the Partnership other than those expressly set forth in this Agreement.

Section 16.4. Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Partnership is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Partnership. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Partnership, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 16.5. Amendment or Restatement. This Agreement (including any Exhibit or Schedule hereto) may be amended, modified, supplemented or restated, and any provisions of this Agreement may be waived, with a written instrument adopted, executed and agreed to by the General Partner, in its sole discretion, without the consent or approval of the other Partners, including to (i) admit any Substitute Limited Partner or Limited Partner or effect any Capital Contribution, (ii) create new classes of Units and (iii) take any action necessary and related to clauses (i) and (ii); provided, however, except as otherwise agreed by any Limited Partner with respect to itself, (A) this Agreement may not be amended so as to discriminate or have the effect of discriminating among Partners of the same class of Units in any material adverse respect (or, with respect to any of the economic terms of this Agreement, in any adverse respect (other than any de minimis respects)) without the approval of the Partners holding a majority of the outstanding Units of the class whose rights are so adversely affected, (B) an amendment to this Agreement that modifies the rights, or increases the obligations, in each case, in any material adverse respect (or, with respect to any of the economic terms of this Agreement, in any adverse respect (other than any de minimis respects)), of one class of Units and does not similarly modify the rights, or increase the obligations, of another class of Units must be approved by the Partners holding a majority of the outstanding Units the rights of which are so adversely affected or the obligations of which are so increased, (C) this Agreement may not be amended so as to require any Capital Contribution from a Partner in addition to such Partner’s Initial Capital Contribution or reduce the amount of a Partner’s Initial Capital Contribution, (D) Sections 4.7 and 4.8 may not be amended in a manner that materially alters the rights provided thereunder without the approval of the Partners holding a majority of the outstanding Units the rights of whom are so adversely affected, (E) this Agreement may not be amended so as to disproportionately (compared to other holders of Class A-1 Units) and adversely affect any Brickman Limited Partner, without the approval of the Brickman Limited Partners holding a majority of the outstanding Units held by such Brickman Limited Partners, (F) this Agreement may not be amended so as to disproportionately (compared to other holders of Class A-1 Units) and adversely affect any Viper Limited Partner, without the approval of the Viper Limited Partners holding a majority of the outstanding Units held by such Viper Limited Partners, (G) Section 4.1 of this Agreement may not be amended without the approval of (i) the Brickman Limited Partners holding a majority of the outstanding Class A-1 Units held by such Brickman Limited Partners, to the extent such amendment further limits transfers by the Brickman Limited Partners, and/or (ii) the Viper Limited Partners holding a majority of the outstanding Class A-1 Units held by such Viper Limited Partners, to the extent such amendment further limits transfers by the Viper Limited Partners, (H) Sections 9.1(h), 10.5 and 10.6 of this Agreement may not be amended without the approval of the Brickman Limited Partners holding a majority of the outstanding Class A-1 Units held by such Brickman Limited Partners, (I) Sections 4.2, 9.1(h), 10.5 and 10.6 of this Agreement may not be amended without the approval of the Viper Limited Partners holding a majority of the outstanding Class A-1 Units held by such Viper Limited Partners, (J) Sections 9.7, 3.4(a) and this Section 16.5 may not be amended without the approval of the Viper Limited Partners holding a majority of the outstanding Class A-1 Units held by such Viper Limited Partners, and (K) Article XV may not be amended in a manner materially adverse to the Viper Limited Partners or the Brickman Limited Partners, as applicable, without the approval of the General Partner plus the approval of (i) a majority of the outstanding Class A-1 Units held by the Viper Limited Partners, to the extent the amendment is materially adverse to the Viper Limited Partners, and/or (ii) a majority of the outstanding Class A-1 Units held by the Brickman Limited Partners, to the extent the amendment is materially adverse to the Brickman Limited Partners. Notwithstanding the foregoing, in addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the consent of any other Partner: (a) to correct any typographical or similar ministerial errors, (b) to delete or add any provision of this Agreement required to be so deleted or added by any applicable Law, (c) to take such actions as may be necessary (if any) to ensure that the Partnership will be treated as a partnership for United States federal income tax purposes and (d) to amend this Agreement pursuant to the power of attorney granted to the General Partner, including to reflect the admission of any Substituted Limited Partner or any Capital Contribution with respect to an additional contribution made by any Limited Partner and otherwise to reflect such admission or Capital Contribution on the Register of Partners. Any amendment to a definition of a term contained in any section referred to in this Section 16.5 shall require the same level of approval as an amendment to such section. Except as required by Law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any Person not a party to this Agreement. Further, notwithstanding anything to the contrary in this Section 16.5 the General Partner, acting alone, is authorized to implement any and all amendments to this Agreement specifically contemplated or authorized by this Agreement. Any merger or amalgamation, other than a merger or amalgamation which causes a Change of Control, involving the Partnership that effects an amendment to this Agreement or results in a partnership agreement of a successor entity that differs from this Agreement may not be effected without the approvals that would have been required under this Section 16.5 if such amendment or differences were subject to the foregoing provisions of this Section 16.5.

Section 16.6. Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Partnership and each Partner and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Partnership and each Partner intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

Section 16.7. Governing Law; Severability; Limitation of Liability; Judicial Proceedings.

(a) This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware without giving effect to any otherwise governing principles of conflicts of law.

(b) In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited partnership agreement (or otherwise by agreement of the partners of a limited partnership), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(d) To the fullest extent permitted by Law, neither the Partnership nor any Partner shall be liable to any of the other such Persons for punitive, special, exemplary or consequential damages, including damages for loss of profits, loss of use or revenue or losses by reason of cost of capital, arising out of or relating to this Agreement or the transactions contemplated hereby, regardless of whether based on Contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle, and the Partnership and each Partner releases each of the other such Persons from liability for any such damages.

(e) In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement or the Partnership or its operations, each of the Partners and the Partnership unconditionally accepts the exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the Partners agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 16.2. EACH OF THE PARTNERS HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR RELATING TO THE PARTNERSHIP OR ITS OPERATIONS.

(f) To the fullest extent permitted by Law, the Partners hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any claim, controversy or dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such claim, controversy or dispute. Each of the Partners agrees that a final and unappealable judgment in any such claim, controversy or dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment, or in any other manner provided by Law.

Section 16.8. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Partnership and each Partner shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate as determined by the General Partner to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

Section 16.9. Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by each of the Partners so long as each counterpart shall be signed by one or more of the Partners and so long as the other Partners shall sign at least one counterpart which shall be delivered to the Partnership.

Section 16.10. Power of Attorney; Voting.

(a) Each Class A-2 Limited Partner and holder of Class B Profits Interests hereby makes, constitutes and appoints the General Partner, with full power of substitution and resubstitution, its true and lawful attorney for it and in its name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, file and record such other agreements, certificates, instruments or documents as may be necessary, convenient or advisable to (i) reflect the exercise by the General Partner of any of the powers granted to it under this Agreement, including the Transfer of Units or the admission of a Substituted Limited Partner, (ii) implement any Initial Public Offering, Required Sale or Transfer subject to Section 4.2, (iii) adopt any amendments to this Agreement in accordance with this Agreement or (iv) reflect the exercise by the General Partner of any of the powers granted to it under this Agreement, including to vote for or against in respect of any matter pursuant to which such Management Limited Partner is eligible to vote its Interests. Each Class A-2 Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary, convenient or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could do if personally present, and hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof; provided, however, that except in the case of a Transfer pursuant to Sections 4.2 and 4.3, in no event may the power of attorney be used by the General Partner to make any representations, warranties or covenants on behalf of a Class A-2 Limited Partner or holder of Class B Profits Interest Unit or give any consent required to be given by a Class A-2 Limited Partner or holder of Class B Profits Interest Unit.

The power of attorney granted pursuant to this Section 16.10:

(i) is irrevocable and shall survive the death, incapacity, dissolution, termination or bankruptcy of a Limited Partner;

(ii) may be exercised by such attorney-in-fact by listing all of the Limited Partners executing any agreement, certificate, instrument or document with the single signature of such attorney-in-fact acting as attorney-in-fact for all of them in accordance with this Agreement; and

(iii) shall terminate with respect to a Limited Partner upon the effectiveness of the admission of a Substituted Limited Partner or Limited Partners that acquire all of such Limited Partner’s Units pursuant to this Agreement except that the power of attorney for such Limited Partner shall survive such substitution for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any such agreement, certificate, instrument or document as is necessary to effect such substitution.

(b) Except as otherwise expressly provided herein, only the holders of Class A-1 Interests will be entitled to vote on any matters requiring a vote, consent or other action of the Limited Partners.

Section 16.11. Restrictive Covenants.

(a) In consideration of the Partnership entering into this Agreement with each Management Limited Partner, each Management Limited Partner hereby covenants and agrees effective as of the date he or she first receives Limited Partnership Units, to:

(i) abide by any restrictive covenant relating to competition and/or solicitation of employees contained in (A) any employment agreement between the Management Limited Partner and the Company or any of its Affiliates, if applicable, or (B) if the applicable Management Limited Partner is not party to an employment agreement with the Company or any of its Affiliates, the non-competition agreement between such Management Limited Partner and the Company or any of its Affiliates (each such agreement, a “Non-Competition Agreement”); and

(ii) at any time during or after the Management Limited Partner’s employment with the Company or its Affiliates, disparage or make any public statement concerning the Partnership, Acquiror, the Company, the KKR Group or any of their Affiliates (except in the ordinary course of the Management Limited Partner’s employment or service with the Company or its Affiliates).

(b) In the event that the Management Limited Partner breaches any of the provisions of this Section 16.11 or of Section 3.4 prior to the first anniversary (or such earlier or later date as set forth in a Non-Competition Agreement (solely with respect to a non-competition or non-solicitation covenant, as applicable), Management Unit Subscription Agreement (if applicable) or Class B Profits Interest Unit Award Agreement) of the termination of the Management Limited Partner’s termination employment with the Company (or, if applicable, any of its Subsidiaries or Affiliates), the Limited Partner’s Class A-2 Units and Class B Profit Interest Units shall be treated in the same manner as if the Management Limited Partner’s employment had been terminated for Cause (in accordance with Section 4.8(c)), the Management Limited Partner shall be required to re-pay any amounts in excess of the Bad Leaver Repurchase Price actually paid to him or her by the Partnership in connection with any repurchase or redemption pursuant to Section 4.7 or 4.8 of any Class A-2 Units or Vested Class B Profits Interest Units held by such Management Limited Partner and any unvested Class B Profits Interest Units shall be forfeited. In addition to the foregoing, the General Partner shall have the right, in its sole discretion, to subject any Class B Profits Interest Units (whether vested or unvested) to a payment freeze or suspension (including a payment freeze or suspension that applies only after such Class B Profits Interest Unit has received an amount of Distributions to be determined by the General Partner in its sole discretion) in the event that the Management Limited Partner breaches any of the provisions of this Section 16.11 or Section 3.4 as set forth in the first sentence of this Section 16.11(b) above. All of the foregoing remedies set forth in this Section 16.11(b) shall be the Partnership’s sole remedy for a breach of this Section 16.11, provided that this Section 16.11 shall not operate to limit any other the remedies of the Company or any of its Affiliates may have pursuant any Non-Competition Agreement.

Section 16.12. Successors and Assigns; Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; provided that the rights hereunder under Sections 3.4, 9.1(i), 9.7, 10.5, 10.6, 12.1, 16.5(E) and 16.5(F) of Holders (other than the KKR Group) of Class A-1 Units shall not be transferable to subsequent Holders (other than Permitted Transferees) of Class A-1 Units. Subject to Section 9.4, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained. No party may assign its rights and obligations hereunder; provided that the KKR Group may assign any of its rights and obligations hereunder to any Person in connection with any Transfer of Interests.

IN WITNESS WHEREOF, each the undersigned duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereto duly authorized) as of the day and year first written above.

GENERAL PARTNER:

BRICKMAN GP, LLC

By:	/s/ Max V. Alper
Name: Max V. Alper
Title: Vice President

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

IN WITNESS WHEREOF, the undersigned duly executed the Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P. (or caused such agreement to be executed on its behalf by its officer or representative thereto duly authorized) as of the date below.

LIMITED PARTNERS: MSD Valley Investments, LLC

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

Date: June 30, 2014

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

SCOTT W. BRICKMAN AND PATRICE KING BRICKMAN, JTWROS

By:	/s/ Scott W. Brickman
Name: Scott W. Brickman

By:	/s/ Patrice King Brickman
Name: Patrice King Brickman

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

PITCAIRN TRUST COMPANY AS THE TRUSTEE OF THE STEVEN GRAY BRICKMAN 2012 IRREVOCABLE TRUST FOR MARK THEODORE BRICKMAN U/A/D DECEMBER 28, 2012

By:	/s/ J. Matthew McCarte
Name: J. Matthew McCarte
Title: Trustee, Pitcairn Trust Company

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

PITCAIRN TRUST COMPANY AS TRUSTEE OF THE STEVEN GRAY BRICKMAN 2012 IRREVOCABLE TRUST FOR BRYAN LAWRENCE BRICKMAN U/A/D DECEMBER 28, 2012

By:	/s/ J. Matthew McCarte
Name: J. Matthew McCarte
Title: Trustee, Pitcairn Trust Company

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

PITCAIRN TRUST COMPANY AS THE TRUSTEE OF THE STEVEN GRAY BRICKMAN 2012 IRREVOCABLE TRUST FOR AMY GRAY BRICKMAN U/A/D DECEMBER 28, 2012

By:	/s/ J. Matthew McCarte
Name: J. Matthew McCarte
Title: Trustee, Pitcairn Trust Company

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

By:	/s/ Steven G. Brickman
Name: Steven G. Brickman

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

TRUST UNDER IRREVOCABLE AGREEMENT OF SUSAN B. MCGRATH, FOR THE BENEFIT OF CONOR P. MCGRATH, DATED DECEMBER 31, 2012

By:	/s/ Steven G. Brickman
Name: Steven G. Brickman
Title: Trustee

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

TRUST UNDER IRREVOCABLE AGREEMENT OF SUSAN B. MCGRATH, FOR THE BENEFIT OF EMMA C. MCGRATH, DATED DECEMBER 31, 2012

By:	/s/ Steven G. Brickman
Name: Steven G. Brickman
Title: Trustee

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

TRUST UNDER IRREVOCABLE AGREEMENT OF SUSAN B. MCGRATH, FOR THE BENEFIT OF LIAM T. MCGRATH, DATED DECEMBER 31, 2012

By:	/s/ Steven G. Brickman
Name: Steven G. Brickman
Title: Trustee

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

TRUST UNDER IRREVOCABLE AGREEMENT OF SUSAN B. MCGRATH, FOR THE BENEFIT OF TODD D. MCGRATH, DATED DECEMBER 31, 2012

By:	/s/ Steven G. Brickman
Name: Steven G. Brickman
Title: Trustee

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

TRUST UNDER IRREVOCABLE AGREEMENT OF SUSAN B. MCGRATH, FOR THE BENEFIT OF BRETT M. MCGRATH, DATED DECEMBER 31, 2012

By:	/s/ Steven G. Brickman
Name: Steven G. Brickman
Title: Trustee

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

By:	/s/ Susan B. McGrath
Name: Susan B. McGrath

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

BRICKMAN PARTNERS

By:	SPBrick Associates LLC, as general partner

By:	/s/ Susan B. McGrath
Name: Susan B. McGrath
Title: Managing Member

[Signature Page to Second Amended and Restated Limited Partnership Agreement of Brickman Parent L.P.]

Schedule I

REGISTER OF PARTNERS

[Please See Attached]

Schedule I-1

Schedule II

MANAGEMENT LIMITED PARTNERS WITH CERTAIN RIGHTS

Andrew Kerin – Chief Executive Officer

Mark Hjelle - President

Jeff Herold – Chief Operating Officer

Tony Skarupa – Chief Financial Officer

Gena Ashe - Chief Legal Officer

Eric Robinson - Chief Human Resources Officer

Shaun Levenson - Chief Growth Officer

Malcolm Jackson – Chief Information Officer

Jennifer Mintman - Chief Strategy Officer

Exhibit A

DEFINED TERMS

“Acquiror” has the meaning set forth in the recitals.

“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code §17-101, et. seq., as it may be amended from time to time.

“Addendum Agreement” has the meaning set forth in Section 3.3.

“Adjusted Capital Account Balance” means, with respect to each Partner, the balance in such Partner’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), and any amounts such Partner is obligated to restore pursuant to any provision of this Agreement or by applicable Law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“ Adverse Disclosure” means public disclosure of material non-public information that, in the General Partner’s good faith judgment, after consultation with independent outside counsel to the Partnership, (i) would be required to be made in any Registration Statement filed with the SEC by the Partnership so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement and (ii) the Partnership has a bona fide business purpose for not disclosing such information publicly.

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act, with respect to the KKR Group, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and any investment fund, vehicle or holding company that is directly or indirectly managed or advised by any Affiliate of the KKR Group, and with respect to the MSD Limited Partner, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and any investment fund, vehicle or holding company that is directly or indirectly managed or advised by MSD Capital, L.P. or MSDC Management, L.P.; provided, however, that notwithstanding the foregoing, an Affiliate shall not include (i) any portfolio company of any Person or any member of the KKR Group or (ii) any portfolio company of MSD Capital, L.P. or MSDC Management, L.P.

“Agreement” has the meaning set forth in the preamble.

“Annual Cap” has the meaning set forth in Section 4.7(c).

“Applicable Closing Date” means (A) with respect to the Interests held by any Management Limited Partner, (1) if employed by the Company on the Brickman Closing Date, the Brickman Closing Date, (2) if employed by ValleyCrest on the Viper Closing Date, the Brickman Closing Date, (3) if not employed by the by the Company on the Brickman Closing Date but hired by the Company before the Viper Closing Date, each date on which (x) such Partner acquires its Class A-2 Units and (y) such Partner acquires its Class B Profits Interest Units, as applicable, and (4) if not employed by ValleyCrest or the Company on the Viper Closing Date, but hired by the Company after the Viper Closing Date, each date on which (x) such Partner acquires its Class A-2 Units and (y) such Partner acquires its Class B Profits Interest Units, as applicable; and (B) with respect to the Interests held by any Viper Limited Partner or Brickman Limited Partner, the date on which such Interests are acquired.

“Bad Leaver Repurchase Price” has the meaning set forth in Section 4.8(c).

Exhibit A-1

“Blade Transaction Fee Agreement” means that certain Transaction Fee Agreement, dated as of December 18, 2013, between a specified Affiliate of the KKR Group and Acquiror, as in effect on such date.

“Board Designation Condition” has the meaning set forth in Section 9.1(i).

“Book Value” means, with respect to any asset of the Partnership, the asset’s adjusted basis for United States federal income tax purposes, except that the Book Values of all such assets shall be adjusted to equal their respective fair market values (as reasonably determined by the General Partner) in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution to the Partnership, (b) the date of the distribution (or deemed distribution under Section 8.1) of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner or (c) the date of a grant of any additional interest to any new or existing Partner as consideration for the provision of services to or for the benefit of the Partnership; provided, that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner in good faith determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Book Value of any asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its gross fair market value. The Book Value of any asset contributed by a Partner to the Partnership will be the gross fair market value of the asset as of the date of its contribution thereto. In the case of any asset that has a Book Value that differs from its adjusted tax basis, Book Value shall be adjusted by the amount of Depreciation calculated for purposes of the definition of “Profits” and “Losses” rather than the amount of Depreciation determined for United States federal income tax purposes.

“Brickman Closing Date” means December 18, 2013.

“Brickman Limited Partner” means a Limited Partner who acquired Class A-1 Units in connection with the Brickman Transaction pursuant to a Subscription and Contribution Agreement entered into with the Partnership and the General Partner, and whose name is set forth on Schedule I under the heading “Brickman Limited Partners.”

“Brickman Merger Agreement” has the meaning set forth in the recitals.

“Brickman Rollover Units” means Units issued in consideration for the contribution of limited liability company interests of BG Holding LLC to the Partnership.

“Brickman Transaction” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York are authorized by Law to close.

“Call Events” shall mean, collectively, the occurrence of any of the events giving rise to the Company’s repurchase rights pursuant to Section 4.8.

“Call Period” has the meaning set forth in Section 4.8(d).

“Capital Account” means the account to be maintained by the Partnership for each Partner pursuant to Section 5.4.

“ Capital Contribution” means with respect to any Partner, the amount of money and the initial Book Value of any property other than money (reduced by the amount of any liabilities which are secured by such property) contributed to the Partnership by the Partner, including any amounts paid, or property contributed, by such Partner pursuant to Article V. Any reference in this Agreement to the Capital Contribution of a Partner shall include a Capital Contribution of its predecessors in interest.

Exhibit A-2

“Capital Stock” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

“Cause” means, for purposes of this Agreement, if the applicable Management Limited Partner has entered into an employment agreement with the Company or a Subsidiary thereof (or amended an employment agreement in connection with the Closing of the Brickman Transaction or the Viper Transaction, as applicable), “Cause” as defined and determined in such new or amended employment agreement, but if the Management Limited Partner does not have any such agreement, or such agreement does not contain a Cause definition, then: “Cause” means (a) the commission of a felony or a crime involving moral turpitude or the commission of any other willful act or omission involving fraud with respect to the Partnership, the Company or any of its Subsidiaries (collectively the “Employer Group”), (b) conduct bringing the Employer Group into substantial public disgrace or disrepute; or (c) substantial and repeated willful failure to perform duties as reasonably directed by the Person to whom such Management Limited Member directly reports, if not cured within 5 business days after receiving written notice from the Company; provided, that such notice may only be provided by a member of senior management of the Company. Notwithstanding the foregoing, with respect to each Management Limited Partner specified on Schedule II, Cause shall have the meaning set forth in such Management Limited Partner’s Class B Profits Interest Unit Award Agreement.

“Certificate of Formation” means the Certificate of Formation of the General Partner.

“Certificate of Limited Partnership” has the meaning set forth in the recitals.

“Change of Control” means (i) the sale of all or substantially all (i.e., at least 80%) of the assets (in one transaction or a series of related transactions) of the Partnership or the Company (or any intermediary entity between such two entities) to any Person (or group of Persons acting in concert), other than to (A) the KKR Group or (B) any employee benefit plan (or trust forming a part thereof) maintained by the Partnership or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Partnership; or (ii) a merger, recapitalization or other sale (in one transaction or a series of related transactions) by the Partnership, or the Limited Partners or any of their respective Affiliates (which includes for the avoidance of doubt the Company), to a Person (or group of Persons acting in concert) of equity interests that results in any Person (or group of Persons acting in concert) (other than (A) the KKR Group or (B) any employee benefit plan (or trust forming a part thereof) maintained by the Partnership or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Partnership) owning more than 50% of (x) the Limited Partnership Units or voting power of the Partnership (or any resulting company after a merger or the IPO Corporation) or the Company (or the equity securities of any resulting company after a merger or the IPO Corporation), (y) the equity securities of the Company (or any resulting entity after a merger or any intermediary entity between the Partnership and the Company); and any event described in either clause (i) or (ii) above, as applicable, which results in the KKR Group ceasing to control the General Partner or otherwise hold the ability to elect a majority of the GP Board or a majority of any of the boards of directors of the IPO Corporation, the Company or any intermediary entity between the Partnership and the Company (or any resulting company after a merger), as applicable.

“Class A Units” means the Class A-1 Units and Class A-2 Units, collectively.

“Class A-1 Interests” has the meaning set forth in Section 3.1(b).

“Class A-2 Interests” has the meaning set forth in Section 3.1(b).

Exhibit A-3

“Class A-1 Limited Partner” means a Partner who owns Class A-1 Interests.

“Class A-2 Limited Partner” means a Partner who owns Class A-2 Interests.

“Class A-1 Units” means a fractional part of the Class A-1 Interests of all Limited Partners, which is designated as a Class A-1 Unit, and having the rights and obligations specified with respect thereto in this Agreement, including any equity interest of the Partnership into which such Class A-1 Units may hereafter be converted, changed, reclassified or exchanged.

“Class A-2 Units” means a fractional part of the Class A-2 Interests of all Limited Partners, which is designated as a Class A-2 Unit, and having the rights and obligations specified with respect thereto in this Agreement, the Management Equity Plan and a Management Unit Subscription Agreement (if applicable), including any equity interest of the Partnership into which such Class A-2 Units may hereafter be converted, changed, reclassified or exchanged.

“Class B Profits Interest” means an interest in the future profits of the Partnership satisfying the requirements for a partnership profits interest transferred in connection with the performance of services, as set forth in IRS Revenue Procedures 93-27 and 2001-43, or any future IRS guidance or other authority that supplements or supersedes the foregoing IRS Revenue Procedures.

“Class B Profits Interests Exchange” has the meaning set forth in Section 4.1(e).

“ Class B Profits Interest Unit” means a fractional part of the Class B Profits Interests of all Limited Partners, which is designated as a Class B Profits Interest Unit and which is issued to certain employees of the Partnership or its Subsidiaries and designated as such upon issuance, with the corresponding rights and obligations set forth herein, in the Profits Interest Plan and a Class B Profits Interest Unit Award Agreement.

“Class B Profits Interest Unit Award Agreement” means any award or subscription agreement or grant agreement that the Partnership may enter into with any of its or any of its Affiliates’ officers, directors or employees on or after the date hereof in respect of Class B Profits Interest Units, including in connection with the Profits Interest Plan.

“Closing” has the meaning set forth in either the Brickman Merger Agreement or the Viper Merger Agreement, as applicable.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to Sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Common Stock” shall mean all shares existing or hereafter authorized of any class of common stock of the IPO Corporation, or Partnership Interests or Units if the Partnership (assuming that such entity remains a partnership) is the entity whose interests are Registered in connection with an Initial Public Offering, which has the right (subject always to the rights of any class or series of preferred stock of the IPO Corporation) to participate in the distribution of the assets and earnings of the IPO Corporation without limit as to per share amount, including any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Common Stock, including with respect to any stock split or stock dividend, or a successor security.

“Company” has the meaning set forth in the recitals.

“Competitor” has the meaning set forth in Section 4.1(e).

Exhibit A-4

“Confidential Information” means all confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of, a Partner from the Partnership or its Representatives or through the ownership of an equity interest in the General Partner, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Partner or Representative, (ii) was or becomes available to such Partner on a non-confidential basis prior to disclosure to the Partner by the Partnership, the General Partner or their respective Representatives or through its ownership of an equity interest in the General Partner, (iii) was or becomes available to the Partner from a source other than the Partnership, the General Partner or their respective Representatives or through such Partner’s ownership of an equity interest in the General Partner, provided that such source is not known by such Partner to be bound by a confidentiality agreement with the Partnership or the General Partner or Acquiror or one of their respective Subsidiaries with respect to such information, or (iv) is independently developed by such Partner without the use of any such information received under this Agreement.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, memorandum of understanding, or legally binding commitment or undertaking of any nature.

“Creditors’ Rights” means applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

“Debt Preemptive Holder” has the meaning set forth in Section 10.6(a).

“Debt Preemptive Offering” has the meaning set forth in Section 10.6(a).

“Debt Preemptive Securities” has the meaning set forth in Section 10.6(a).

“Demand Notice” has the meaning set forth in Section 15.1(a).

“Demand Partnership Notice” has the meaning set forth in Section 15.1(d).

“Demand Party” has the meaning set forth in Section 15.1(a).

“Demand Period” has the meaning set forth in Section 15.1(c).

“Demand Registration” has the meaning set forth in Section 15.1.

“Demand Registration Statement” has the meaning set forth in Section 15.1(a).

“Demand Suspension” has the meaning set forth in Section 15.1(e).

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Book Value using any reasonable method selected by the GP Board.

“Disability” means, unless in the case of a particular Class B Profits Interest Unit award the applicable Class B Profits Interest Unit Award Agreement states otherwise, a condition entitling the applicable Management Limited Partner to receive benefits under a long-term disability plan of the Partnership or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Management Limited Partner was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the General Partner in its reasonable discretion.

Exhibit A-5

“Dissolution Event” has the meaning set forth in Section 13.1(a).

“Distributable Assets” has the meaning set forth in Section 7.1.

“Distribution Threshold” means, as of any date of determination with respect to each Class B Profits Interest Unit, an amount determined by the General Partner and set forth in the applicable Class B Profits Interest Unit Award Agreement. Any such Distribution Threshold shall be equal to the aggregate amount that one Limited Partnership Unit outstanding on the date of the issuance of such Class B Profits Interest Unit would receive if, immediately prior to the issuance of such Class B Profits Interest Unit (which issuance, for all purposes, to the extent occurring on the date thereof, shall be assumed to occur following any issuances of Limited Partnership Units on the date thereof), the Company were liquidated, its assets sold at Fair Market Value and the proceeds distributed pursuant to Section 13.2(c). Notwithstanding the foregoing, the General Partner may, in its sole discretion, set the Distribution Threshold with respect to any Class B Profits Interest Unit at an amount greater than the amount determined pursuant to the previous sentence. With respect to any Class B Profits Interest Units issued on or prior to the date hereof, the Distribution Threshold shall be $5.00 per Class B Profits Interest Unit.

“Drag Units” has the meaning set forth in Section 4.3(a).

“Earned Limited Partnership Units” means, with respect to any Management Limited Partner, (i) any Class A-2 Units acquired pursuant to the Management Equity Plan, (ii) any Class A-2 Units that may be issued in exchange for Vested Class B Profits Interest Units (or Class B Profits Interest Units that will become Vested Class B Profits Interest Units as a result of the applicable Transfer) in a Class B Profits Interest Exchange and (iii) any Class A-2 Units acquired pursuant to the Viper Transaction.

“Effectiveness Date” means the date on which the Partners are no longer subject to any underwriter’s lock-up or other contractual restriction (excluding this Agreement) on the sale of Registrable Securities in connection with an Initial Public Offering.

“Eligible Viper Limited Partner” means one or more Viper Limited Partners who, following the date that is four (4) years after the closing of an Initial Public Offering, hold, individually or in the aggregate, no less than 7.5% of all outstanding Common Stock.

“Equity Securities” of any Person means (i) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities), directly or indirectly, convertible into or exercisable or exchangeable for, any stock, interest, participation or security described in clause (i) above; provided that, as of any date of determination, the Equity Securities of the Company shall not include any Units that are unvested as of such date of determination. For purposes of this Agreement, if the context does not otherwise indicate which Person the term “Equity Securities” is used in respect of, the term “Equity Securities” shall refer to the Equity Securities of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

Exhibit A-6

“Event” has the meaning set forth in Section 4.7(f).

“Fair Market Value” means (a) with respect to a Limited Partnership Unit, including a Vested Class B Profits Interest Unit, the fair market value per Limited Partnership Unit as determined by the General Partner reasonably and in good faith (without regard to minority discounts or lack of marketability or liquidity discounts) based upon the amount such Limited Partnership Unit would have received in a hypothetical third party arm’s length sale of the assets and liabilities of the Partnership as of the date of determination followed by a liquidation of the Partnership and a distribution in accordance with Section 13.2(c) hereof. Notwithstanding the foregoing, the repurchase price in respect of any call or put right pursuant to Section 4.7 or 4.8 (other than for Cause) exercised with respect to any Limited Partnership Unit within six months of the date the applicable Management Limited Partner received such Limited Partnership Units, shall be no less than the price paid by the applicable Management Limited Partner for such Limited Partnership Unit.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fiscal Year” has the meaning set forth in Section 2.8.

“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any comparable or successor form or forms thereto.

“Form S-3” means a registration statement on Form S-3 under the Securities Act, or any comparable or successor form or forms thereto.

“Form S-4” means a registration statement on Form S-4 under the Securities Act, or any comparable or successor form or forms thereto.

“Form S-8” means a registration statement on Form S-8 under the Securities Act, or any comparable or successor form or forms thereto.

“Funded Class B Profits Interest Unit” means, as of any date of determination, any Class B Profits Interest Unit that has a Distribution Threshold that is less than the amount of the cumulative distributions made by the Partnership pursuant to Section 7.1(a) and Section 13.2(c)(iii) (including any prior portion of the same distribution) in respect of each Limited Partnership Unit issued on or prior to the date of issuance of any such Class B Profits Interest Unit.

“General Partner” has the meaning set forth in the preamble.

“General Partner Interest” has the meaning specified in Section 3.1(b).

“General Partnership Unit” means a fractional part of the General Partnership Interests, which is designated as a General Partnership Unit, and having the rights and obligations specified in this Agreement.

“Good Reason” means, for purposes of this Agreement, if the applicable Management Limited Partner has entered into an employment agreement with the Company or a Subsidiary thereof (or amended an employment agreement in connection with the Closing of the Brickman Transaction or the Viper Transaction, as applicable), “Good Reason” as defined and determined in such new or amended employment agreement, but if the Management Limited Partner does not have any such agreement, or such agreement does not contain a Good Reason definition, then: (i) a material reduction in such Management Limited Partner’s annual rate of base salary, (ii) a material reduction of such Management Limited Partner’s duties and responsibilities; or (iii) the Company provides such Management Limited Partner with notice that such Management Limited Partner’s principal office location is or will be moved to a location more than 50 miles from such Management Limited Partner’s principal office location immediately before such notice; provided, that no event shall constitute “Good Reason” unless (A) the applicable Management Limited Partner gives the Company written notice of his or her objection to such event within 60 days following such event and (B) such event is not corrected by the Company within 30 days following its receipt of such notice.

Exhibit A-7

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) United States and other federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“GP Board” means the board of directors of the General Partner.

“GP Board Member” means the Person designated by the Viper Limited Partners to serve on the GP Board pursuant to Section 9.1(i).

“Holder” means any holder of Registrable Securities that is a party hereto or that succeeds to rights hereunder.

“Inclusion Notice” has the meaning set forth in Section 4.2(b).

“Inclusion Right” has the meaning set forth in Section 4.2(c).

“Indemnification Agreement” means that certain Amended and Restated Indemnification Agreement, dated as of May 21, 2014, among a specified Affiliate of the KKR Group, the Partnership, the General Partner, the Company, Acquiror and MSD Capital, L.P., as in effect on the date hereof.

“Indemnitee” has the meaning set forth in Section 9.4(b).

“Initial Capital Contribution” means (i) the aggregate amount of cash and value of the Brickman Rollover Units (which value of such Brickman Rollover Units shall be equal to the aggregate amount the holder of such Brickman Rollover Units would have received on the Brickman Closing Date in respect of the BG Holding LLC limited liability company units exchanged in respect of such Brickman Rollover Units) required to be contributed to the Partnership in exchange for each Limited Partnership Unit on the Brickman Closing Date, regardless of whether such amount is paid by the Person acquiring such Limited Partnership Unit on or after the Brickman Closing Date, which is agreed to be equal to $5.00 per Unit, all as set forth on Schedule I hereto; (ii) the aggregate value of the Viper Rollover Units (which value of such Viper Rollover Units shall be equal to the aggregate amount the holder of such Viper Rollover Units would have received on the Viper Closing Date in respect of ValleyCrest Holding Co. common stock exchanged in respect of such Viper Rollover Units) required to be contributed to the Partnership in exchange for each Limited Partnership Unit on the Viper Closing Date, regardless of whether such amount is paid by the Person acquiring such Limited Partnership Unit on or after the Viper Closing Date, which is agreed to be $5.00 per Unit, all as set forth on Schedule I hereto, (iii) the aggregate amount of cash contributed by the KKR Group on the Brickman Closing Date in exchange for each Limited Partnership Unit, which such Limited Partnership Units were valued at $5.00 per Unit and (iv) in all other cases, the aggregate amount of cash required to be contributed to the Partnership in exchange for each Limited Partnership Unit received by a Management Limited Partner on the Applicable Closing Date.

“Initial Public Offering” means the first firm commitment underwritten offering of the IPO Corporation pursuant to an effective registration statement under the Securities Act (other than a registration statement on Forms S-4 or S-8 or any similar form).

“Initiating Holder” has the meaning set forth in Section 15.2(a).

Exhibit A-8

“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 15.2(e)(i).

“Interest” means the entire interest of a Partner in the Partnership, including the right of the holder thereof to any and all benefits to which a holder thereof may be entitled as provided in this Agreement together with the obligations of a holder thereof to comply with all of the terms and provisions of this Agreement.

“IPO Conversion” has the meaning set forth in Section 4.6(a).

“IPO Corporation ” means the entity which undertakes the Initial Public Offering as determined by the General Partner in its sole discretion.

“IPO Corporation Shares” means the equity securities of the IPO Corporation.

“IPO Options” has the meaning set forth in Section 4.6(b).

“Issue Price” means the purchase price per Limited Partnership Unit as the General Partner shall determine; in the case of Class A-1 Units issued in the Viper Transaction or Class A-2 Units issued in exchange for such Class A-1 Units in the Viper Transaction, the Issue Price shall be $5.00 per share.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“KKR Group” means KKR Brickman Aggregator L.P. and its Permitted Transferees and successors and assigns.

“KKR Group Underwritten Offering” has the meaning specified in Section 15.12.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority and shall include, for the avoidance of any doubt, the Act.

“Limited Partner” means a Partner who owns Limited Partnership Interests or Class B Profits Interests.

“Limited Partnership Interests” has the meaning specified in Section 3.1(b).

“ Limited Partnership Units” means a fractional part of the Limited Partnership Interests of all Limited Partners, which is designated as a Limited Partnership Unit, and having the rights and obligations specified with respect thereto in this Agreement, including any equity interest of the Partnership into which such Limited Partnership Units may hereafter be converted, changed, reclassified or exchanged.

“Liquidity Put Period” has the meaning specified in Section 4.7(d).

“Long-Form Registration” has the meaning specified in Section 15.1(a).

“Majority Holder Counsel” has the meaning specified in Section 15.8.

“Management Equity Plan” means the Brickman Parent L.P. Executive Management Equity Incentive Plan, or any other similar management equity plan and related agreements that may be adopted by the General Partner from time to time.

“Management Fee” means the annual fee payable pursuant to the Monitoring Agreement.

Exhibit A-9

“Management Interests” has the meaning specified in Section 3.1(b).

“Management Limited Partner” means a Partner who owns Management Interests.

“Management Limited Partner Entities” shall mean the Management Limited Partner’s Trust, the Management Limited Partner and the Management Limited Partner’s Estate, collectively.

“Management Limited Partner’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Limited Partner.

“Management Limited Partner’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Management Limited Partner, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Management Unit Subscription Agreement” means a subscription agreement, or any other agreement entered into pursuant to the Management Equity Plan, that the Partnership may enter into with any of its or any of its Subsidiaries’ officers, directors or employees, on or after the date hereof in respect of Class A-2 Units.

“Marketed Underwritten Offering” means any Underwritten Offering (including a Marketed Underwritten Shelf Take-Down, but, for the avoidance of doubt, not including any Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down) that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Partnership and the underwriters over a period of at least 48 hours.

“Marketed Underwritten Shelf Take-Down” has the meaning specified in Section 15.2(e)(iii).

“Marketed Underwritten Shelf Take-Down Notice” has the meaning specified in Section 15.2(e)(iii).

“Merger Agreement” has the meaning set forth in the recitals.

“Monitoring Agreement” means that certain Monitoring Agreement, dated as of May 21, 2014, between Acquiror, an Affiliate of the KKR Group and MSD Capital, L.P., as in effect on the date hereof.

“MSD Limited Partner” shall mean MSD Valley Investments, LLC or any of its Permitted Transferees who hold Class A-1 Units.

“Non-Competition Agreement” has the meaning specified in Section 16.11(a).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b). The amount of Nonrecourse Deductions of the Partnership for a fiscal year equals the net increase, if any, in the amount of Partnership Minimum Gain of the Partnership during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“Original Partnership Agreement” has the meaning set forth in the recitals.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities or any Brickman Limited Partner or Viper Limited Partner holding Common Stock covered by the applicable Registration Statement.

Exhibit A-10

“Partner” means the General Partner, in its capacity as general partner of the Partnership, or any of the Limited Partners, including holders of Class B Profits Interests, in their capacity as limited partners of the Partnership, and “Partners” means the General Partner and all of the Limited Partners.

“ Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such Partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2).

“Partnership” has the meaning set forth in the preamble.

“Partnership Minimum Gain” has the meaning ascribed in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Partnership Public Sale” has the meaning set forth in Section 15.3(a).

“Permitted Transferee” means (A) with respect to any holder of Class A-1 Interests: (i) any Affiliate of such Limited Partner, (ii) any successor entity of such Limited Partner and (iii) with respect to any Limited Partner that is an investment fund, including, without limitation, the investment funds maintained by MSD Capital, L.P., any other investment fund or vehicle of which such Limited Partner or an Affiliate serves as the general partner or discretionary manager, advisor or sub-advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Interests in the Partnership); provided, in each case, that such Person has agreed to become a party to this Agreement pursuant to Section 4.5, (B) with respect to any holder of Class A-1 Interests (other than the KKR Group) or Class A-2 Interests: (i) such Partner’s spouse, children (whether adopted or biological), siblings or grandchildren, (ii) the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of such holder or (iii) a trust, partnership, corporation or limited liability company the beneficiaries of which may include only such holder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such Transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary in each case for clauses (i), (ii) and (iii) for tax planning purposes and only with the consent of the General Partner (not to be unreasonably withheld), (C) with respect to any Brickman Limited Partner, any other Brickman Limited Partner and (D) with respect to any Viper Limited Partner, any other Viper Limited Partner.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.

“Personal Representative” means the executor, administrator, guardian, or other personal representative of any natural person who has become deceased or subject to disability, or any successor or assignee thereof whether by operation of Law or otherwise.

“Piggyback Registration” has the meaning set forth in Section 15.3(a).

“Preemptive Holder” has the meaning set forth in Section 10.5(a).

“Preemptive Offering” has the meaning set forth in Section 10.5(a).

“Preemptive Securities” has the meaning set forth in Section 10.5(a).

Exhibit A-11

“Pro Rata KKR Registration Percentage” means, as of the date that (i) a member of the KKR Group delivers a Demand Notice pursuant to Section 15.1(a), (ii) an Initiating Holder delivers a Shelf Notice to the Partnership pursuant to Section 15.2(a), (iii) a Shelf-Take Down is first marketed or (iv) notice of a proposed Piggyback Registration is sent to Holders pursuant to Section 15.3(a), as applicable, an amount equal to the fraction (expressed as a percentage) determined by dividing (i) the number of Registrable Securities held by the KKR Group requested by such Limited Partners to be Registered on the applicable Registration Statement or marketed as of such date by (ii) the total number of Registrable Securities held as of such date by the KKR Group.

“Pro Rata Registration Percentage” means, as of any date, with respect to a Holder, a number of Registrable Securities equal to (i) the number of Registrable Securities held by such Holder as of such date multiplied by (ii) the Pro Rata KKR Registration Percentage for the applicable Registration Statement or Shelf-Take Down.

“Pro Rata Share” has the meaning set forth in Section 4.2(b).

“Profits and Losses” means, for each taxable year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for United States federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 8.2 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from United States federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Book Value of any asset differs from its adjusted tax basis for United States federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Book Value; (d) upon an adjustment to the Book Value (other than an adjustment in respect of Depreciation) of any asset, pursuant to the definition of Book Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Book Value of any asset differs from its adjusted tax basis for United States federal income tax purposes, the amount of Depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Book Value as the United States federal income tax Depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided, that if the United States federal income tax Depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining Depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

“Profits Interest Plan” means the Brickman Parent L.P. Executive Equity Incentive Plan, or any other similar management equity plan and related agreements that may be adopted by the General Partner from time to time.

“Prospectus” shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Qualified Public Offering” means a firm commitment underwritten offering of the IPO Corporation pursuant to an effective registration statement under the Securities Act pursuant to which the KKR Group or the Company receives aggregate proceeds of at least $50 million in consideration for the sale of its IPO Corporation Shares, net of underwriting discounts, fees of counsel, consultants and advisors or any similar fees paid in connection with such offering.

Exhibit A-12

“Qualifying Limited Partner” means any Limited Partner (or its Permitted Transferee) who as of the date hereof has, collectively with its Affiliates who are Limited Partners, made Capital Contributions to purchase Limited Partnership Units for an aggregate amount of at least $100 million; provided, however, that in the event any such Limited Partner (or its Permitted Transferees), collectively with its Affiliates who are Limited Partners, shall cease to own Limited Partnership Units with a value of at least $100 million (determined based on the Issue Price per Limited Partnership Unit as of the date hereof), such Limited Partner (and its Permitted Transferees), and each of its Affiliates who are Limited Partners, shall cease to be deemed a “Qualifying Limited Partner”.

“Redemption Notice” has the meaning set forth in Section 4.7(e).

“Register of Partners” means the Register of Interests in the form set forth as Schedule I as maintained by the General Partner or any delegate thereof.

“Registrable Securities” shall mean any shares of Common Stock currently held or hereafter acquired by the Partners (including any shares of Common Stock held indirectly by a Partner through the Partnership), whether pursuant to Section 4.1(f) of this Agreement or by any other means, and any other securities issued or issuable with respect to any such shares by way of share split, share dividend, recapitalization, merger, exchange or similar event or otherwise; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule) and new certificates for them not bearing a legend restricting transfer shall have been delivered by the Partnership, (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer shall have been delivered by the Partnership and such securities may be publicly resold without Registration under the Securities Act, (iv) a Registration Statement on Form S-8 (or any successor form) covering such securities is effective, (v) such security ceases to be outstanding, (vi) such securities (other than any shares of Common Stock to be sold during the period commencing on the second anniversary of the closing of an Initial Public Offering and ending on the fourth anniversary of the closing of such Initial Public Offering) are able to be sold under Rule 144 or Rule 145 of the Securities Act (or any successor rule) without volume limitations or other restrictions or (vii) such securities are not “vested.”

“Registration” means a registration with the SEC of the IPO Corporation’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 15.8.

“Registration Related Loss” has the meaning set forth in Section 15.9(a).

“Registration Statement” shall mean any registration statement of the IPO Corporation under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representatives” has the meaning set forth in Section 3.4(b).

“Repurchase Calculation Date” means (i) prior to the occurrence of an Initial Public Offering, the last day of the month preceding the month in which the date of repurchase occurs and (ii) on and after the occurrence of an Initial Public Offering, the closing trading price on the date immediately preceding the date of repurchase.

“Repurchase Notice” has the meaning set forth in Section 4.8(d).

Exhibit A-13

“Repurchase Price” means the amount to be paid in respect of the Management Interests to be purchased by the Partnership pursuant to Section 4.7 and Section 4.8, as applicable.

“Required Sale” has the meaning set forth in Section 4.3(a).

“Required Sale Notice” has the meaning set forth in Section 4.3(a).

“Resignation Put Right” has the meaning set forth in Section 4.7(c).

“ Retirement” means the achievement of “Normal Retirement Age” as defined in the Company’s 401(k) plan as it exists as of the date hereof.

“Rule 144” means Rule 144 under the Securities Act.

“Sale Proposal” has the meaning set forth in Section 4.3(a).

“SEC” means the United States Securities and Exchange Commission.

“ Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Selling Limited Partner” has the meaning set forth in Section 4.2(a).

“Sharing Percentage” means, with respect to each Limited Partner, the fraction (expressed as a percentage), the numerator of which is the number of Limited Partnership Units and/or Funded Class B Profits Interest Units owned by such Partner and the denominator of which is the sum of the total number of Limited Partnership Units and Funded Class B Profits Interest Units owned by all Partners (or the relevant Partners if the calculation is made with respect to a specified group of Partners).

“Shelf Holder” has the meaning set forth in Section 15.2(c).

“Shelf Notice” has the meaning set forth in Section 15.2(a).

“Shelf Period” has the meaning set forth in Section 15.2(b).

“Shelf Registration” means a Registration effected pursuant to Section 15.2.

“ Shelf Registration Statement” means a Registration Statement of the Partnership filed with the SEC on either (i) Form S-3 or (ii) if the Partnership is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1, in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering all or any portion of the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 15.2(d).

“Shelf Take-Down” has the meaning set forth in Section 15.2(e)(i).

“Short-Form Registration” has the meaning set forth in Section 15.1(a).

“Special Registration” has the meaning set forth in Section 15.12.

“Sponsor Group” means, for purposes of Section 15.3 only, (i) the KKR Group and (ii) only after the fourth anniversary of the closing of an Initial Public Offering, the Viper Limited Partners.

Exhibit A-14

“Subsidiary” means with respect to any Person (i) any corporation or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by such initial Person or (ii) a partnership in which such initial Person or any direct or indirect Subsidiary of such initial Person is a general partner.

“Substituted Limited Partner” has the meaning set forth in Section 4.5(b).

“Syndicated Sale” means a sale by the KKR Group or any of its Affiliates of Units, whether directly or indirectly through the sale of equity interests in KKR Brickman Aggregator L.P. or any investment vehicle created for the purpose of investing in KKR Brickman Aggregator L.P. (and indirectly, the Partnership), that (i) occurs within 270 days of the Closing of the Brickman Transaction, (ii) is at an effective price per Unit not in excess of $5.00, and (iii) results in the direct or indirect sale of a number of Units that, when aggregated with any prior sales of Units by the KKR Group or any of its Affiliates, does not exceed 49.9% of the Units held by the KKR Group or such Affiliate(s) as of the Brickman Closing Date.

“Syndication Fee Agreement” means that certain Syndication Fee Agreement, dated as of the date hereof, between a specified Affiliate of the KKR Group and Acquiror, as in effect on the date hereof.

“Tag Offeree” has the meaning set forth in Section 4.2(a).

“Tax” means all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest or penalties attributable thereto.

“Tax Advances” has the meaning set forth in Section 11.3.

“Tax Distribution” has the meaning set forth in Section 7.1(f).

“Tax Matters Partner” has the meaning assigned to the term “tax matters partner” in Code Section 6231(a)(7) and the meaning set forth in this Agreement.

“Terminated Management Limited Partner” has the meaning set forth in Section 4.7(c).

“Termination Put Period” means, in the case of termination for death or Disability, 365 days, and for all other terminations, 270 days.

“Transaction Fees” means those certain one-time payments equal to (i) $18,517,420.00 under the Blade Transaction Fee Agreement and (ii) $9,000,000 under the Viper Transaction Fee Agreement, which (x) was payable to, in the case of the Blade Transaction Fee Agreement, a specified Affiliate of the KKR Group, and (y) is payable to, in the case of the Viper Transaction Fee Agreement, specified Affiliates of the KKR Group and MSD Capital, L.P.

“Transactions” has the meaning set forth in the recitals.

“Transfer” or “Transferred” means any direct or indirect transfer, sale, gift, assignment, exchange, mortgage, pledge, hypothecation, mortgage, encumbrance or any other disposition (whether voluntary or involuntary or by operation of law) of any Interests (or any interest (pecuniary or otherwise) therein or rights thereto).

“Transferred Units” has the meaning set forth in Section 4.1(e).

Exhibit A-15

“ Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code, as such regulations may be amended from time to time.

“UCC” has the meaning set forth in Section 3.1(b).

“Underwritten Offering” means a Registration in which securities of the Partnership are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 15.2(e)(ii).

“Unit” means a General Partnership Unit, a Limited Partnership Unit, a Class B Profits Interest Unit or a unit representing any other class of partnership interests issued by the Partnership, as the context shall require.

“ValleyCrest” has the meaning set forth in the recitals.

“ValleyCrest Merger” has the meaning set forth in the recitals.

“VCOC Partner” has the meaning set forth in Section 9.6(a).

“Vested Class B Profits Interest Units” means a Class B Profits Interest Unit that is vested pursuant to the terms of the Profits Interest Plan and the applicable Class B Profits Interest Unit Award Agreement.

“Viper Closing Date” means June 30, 2014.

“Viper Limited Partner” means a Limited Partner who acquired Class A-1 Units and its Permitted Transferees, and who did not subsequently exchange such Class A-1 Units for Class A-2 Units, in connection with the Viper Transaction and whose name is set forth on Schedule I under the heading “Viper Limited Partners.”

“Viper Merger Agreement” has the meaning set forth in the recitals.

“Viper Rollover Units” means Units issued in the ValleyCrest Merger.

“Viper Transaction” has the meaning set forth in the recitals.

“Viper Transaction Fee Agreement” means that certain Transaction Fee Agreement, dated as of the date hereof, between specified Affiliates of the KKR Group and MSD Capital, L.P. and Acquiror, as in effect on the date hereof.

“Year” has the meaning set forth in Section 4.7(c).

Exhibit A-16

Exhibit B

FORM OF ADDENDUM AGREEMENT

This Addendum Agreement (the “Addendum Agreement”) is made this          day of                     , 20        , by and among                                 (the “Transferor”),                                              (the “Transferee”) and Brickman GP, LLC, the general partner of a Delaware limited partnership known as Brickman Parent L.P. (the “Partnership”), pursuant to the terms of that certain Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of June 30, 2014 including all exhibits and schedules thereto (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Partners entered into the Agreement (and their respective spouses, to the extent applicable, have consented to the provisions of the Agreement) to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Partnership, the Partners and its and their Interests;

WHEREAS, the Transferee is acquiring Limited Partnership Units issued by the Partnership or pursuant to a Transfer, in either case in accordance with the Agreement; and

WHEREAS, the Partners have required in the Agreement that all Persons to whom Limited Partnership Units of the Partnership are transferred and all other Persons acquiring Limited Partnership Units must enter into an Addendum Agreement binding the Transferee to the Agreement to the same extent as if they were original parties thereto and imposing the same restrictions and obligations on the Transferee and the Limited Partnership Units to be acquired by the Transferee as are imposed upon the Partners under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Transferee of the Limited Partnership Units, the Transferee acknowledges and agrees as follows:

1. The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring the Limited Partnership Units in accordance with and subject to the terms and conditions of the Agreement.

2. The Transferee represents and warrants, as of the date hereof, to the Partnership and the Partners as follows:

[Representations and warranties set forth in Section 6.1 and, if applicable, Section 6.2 or Section 6.3 of the Agreement.]

3. The Transferee agrees that the Limited Partnership Units acquired or to be acquired by the Transferee are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound, by, and shall have the benefit of, all of the terms and conditions of the Agreement to the same extent as if the Transferee were an original party to the Agreement or an initial Partner, as the case may be; provided, however, that the Transferee’s joinder in the Agreement shall not constitute admission of the Transferee as a Partner unless and until the General Partner executes this Addendum Agreement confirming the due admission of the Transferee. This Addendum Agreement shall be attached to and become a part of the Agreement.

4. For good and valuable consideration, the sufficiency of which is hereby acknowledged by the Transferor and the Transferee, the Transferor hereby transfers and assigns absolutely to the Transferee [all of its Limited Partnership Units in the Partnership][such portion of its Limited Partnership Units in the Partnership as are specified below], including, for the avoidance of doubt, all rights, title and interest in and to such Limited Partnership Units, with effect from the date hereof.

Exhibit B-1

5. The Transferee hereby agrees to accept the Limited Partnership Units of the Transferor and hereby agrees and consents to become a Partner.

6. It is hereby confirmed by the Transferor that the Transferor has complied in all respects with the provisions of the Agreement with respect to the transfer of the Limited Partnership Units. The number of Limited Partnership Units in the Partnership currently held by the Transferor, and to be transferred and assigned pursuant to this transfer form, are as follows:

Number of Limited Partnership Units	Number of Limited Partnership Units
to be Transferred
[•]	[•]

7. Any notice required as permitted by the Agreement shall be given to the Transferee at the address listed beneath the Transferee’s signature below.

8. The spouse of the Transferee, if applicable, joins in the execution of this Addendum Agreement to acknowledge its fairness and that it is in such spouse’s best interests, and to bind such spouse’s community interest, if any, in the Limited Partnership Units to the terms of the Agreement.

9. This Addendum Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware.

Exhibit B-2

Transferee	Transferee’s Spouse

Address:

Transferor:	AGREED TO on behalf of the Partnership:

[GENERAL PARTNER]

Exhibit B-3

Exhibit C

FORM OF SPOUSAL AGREEMENT

The spouse of the Partner executing the foregoing Second Amended and Restated Limited Partnership Agreement (or the counterpart signature above) is aware of, understands, and consents to the provisions of the foregoing Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of his or her marital relationship with such Partner for any reason shall not have the effect of removing any Interests subject to the foregoing Agreement from the coverage thereof and that his or her awareness, understanding, consent, and agreement is evidenced by his or her signature below.

[Spouse’s Name]